Exhibit 10.1

JOINDER AGREEMENT IN RESPECT OF PLAN SUPPORT AGREEMENT

This JOINDER AGREEMENT, dated as of April 14, 2021 (this “Joinder”), in respect of the Plan Support Agreement, dated as of April 3, 2021 (as amended, modified, and/or supplemented from time to time, including by this Joinder, the “Plan Support Agreement” or the “Agreement”),1 is made and entered into by:

(a)	the original Parties (as defined in the Agreement) who were party to the Plan Support Agreement as of April 3, 2021; and

(b)

the official committee of unsecured creditors in the Chapter 11 Cases (as defined in the Agreement), in its capacity as an official committee, and not any members of the Committee in their individual capacities (the “Committee”).

The foregoing parties identified in clauses (a) through (b) are referred to collectively in this Joinder as the “Joinder Parties” and each individually as a “Joinder Party.”

RECITALS

WHEREAS, pursuant to this Joinder, the Joinder Parties desire (a) that the Agreement be amended to effectuate certain limited modifications necessary to implement this Joinder, and (b) that the Plan and other Definitive Documents be amended to reflect certain terms, as set forth herein; and

WHEREAS, Section 9 of the Agreement permits modifications, amendments, waivers, or supplements to the Agreement under specified circumstances.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Joinder Party, intending to be legally bound hereby, agrees as follows:

1.           Exhibits to Plan Support Agreement. The Joinder Parties agree that the Agreement shall be deemed amended, as follows:

a.        Plan. Subject to the terms hereof, Exhibit C to the Agreement shall be amended and restated in the form attached as Exhibit A to this Joinder (as may be amended, supplemented or modified in accordance with the terms of the Plan Support Agreement, the “Amended Plan”) and all references to the “Plan” throughout the Plan Support Agreement (including, for the avoidance of doubt, in this Joinder) shall be deemed to refer to the Amended Plan.

[1]	Capitalized terms used but not otherwise defined in this Joinder have the meanings ascribed to such terms in the Plan Support Agreement.

b.            Rights Offering Procedures. Subject to the terms hereof, the Joinder Parties consent to the Rights Offering Procedures in the form attached as Exhibit B to this Amendment (as may be amended, supplemented or modified in accordance with the terms of the Agreement, the “Amended Rights Offering Procedures”), and all references to the “Rights Offering Procedures” throughout the Agreement shall be deemed to refer to the Amended Rights Offering Procedures. The Disclosure Statement, Disclosure Statement Order, Solicitation Materials subscription agreement, subscription form and other documents implementing the Rights Offering shall be amended in a manner consistent with the Amended Plan, Amended Rights Offering Procedures and otherwise reasonably acceptable to the Committee.

c.            EPCA. The Amended Plan, the Amended Rights Offering Procedures and this Joinder reflect terms negotiated between the Joinder Parties. Notwithstanding anything contained in the Plan Support Agreement to the contrary, to the extent of any inconsistency between the Amended Plan and/or Amended Rights Offering Procedures, on the one hand, and the EPCA, on the other hand, on the other, and such inconsistency has bearing (directly or indirectly) on the rights or obligations of the Committee under the Plan Support Agreement, the Amended Plan and/or Amended Rights Offering Procedures shall control for purposes of the rights or obligations of the Committee; provided that, for the avoidance of doubt, the Committee has no rights or obligations under the EPCA and nothing in this Joinder or the Agreement shall amend or modify the EPCA as to the parties thereto.

d.            References to Agreement. All references to the “Agreement” or to “Plan Support Agreement” in the Plan Support Agreement (including, for the avoidance of doubt, in this Joinder) shall be deemed to refer to the Plan Support Agreement as amended and supplemented by this Joinder.

2.            Joinder Party Mutual Representations.

Each of the Joinder Parties represents, warrants, and covenants to each other Joinder Party, that, as of the date hereof, such Joinder Party makes, as of the date hereof, the representations and warranties set forth in Sections 7(a)(1)-(4) of the Plan Support Agreement to each other Party, replacing each reference therein to the Agreement with references to this Joinder.

Additionally, each of the Consenting Noteholders party hereto, represents, warrants and covenants to each other Joinder Party, that as of the date hereof, such Consenting Noteholder makes as of the date hereof, the representations and warranties set forth in Section 7(b) of the Agreement to each other Party, replacing (i) each reference therein to the Agreement with references to this Joinder and (ii) each reference therein to Claims with references to Senior Notes and ALOC Claims.

3.            Obligations of Committee.

a.            Notwithstanding anything to the contrary in the Agreement, the obligations of the Committee under the Agreement shall be exclusively limited to the obligations expressly set forth in this Joinder and not any other obligations in the Agreement.

b.            For the avoidance of doubt, (i) the obligations under the Agreement applicable to the Committee shall not be construed to bind any individual member of the Committee in its individual capacity, and (ii) the obligations under the Agreement that are applicable to an individual member of the Committee that has separately executed the Agreement or a joinder to the Agreement shall not be construed to bind the Committee. All members of the Committee reserve and retain their individual rights, whatever they may be, with respect to the Agreement and any motions filed before the Bankruptcy Court.

c.         The Committee agrees to comply with the covenants of the Committee set forth in Sections 5(a)(1), 5(a)(2)(i), 5(a)(3) - 5(a)(4), 5(a)(6)-(8) and 5(e)(3) of the Agreement.

d.         The Committee agrees, during the period beginning on the Agreement Effective Date and ending on the Termination Date applicable to the Committee, to:

i.             support the Restructuring, the Plan, and consummation of the transactions described in the Definitive Documents, including by (i) delivering a draft two (2) business days prior to the Disclosure Statement hearing, filing in the Chapter 11 Cases, and delivering to counsel to the Debtors to include in the Solicitation Materials, a letter of the Committee’s support for the Plan and the Committee’s recommendation that holders of unsecured Claims against the Debtors vote to accept the Plan; and (ii) not objecting to or otherwise directly or indirectly interfering with the Debtors’ plan exclusivity;

ii.            not solicit, propose, file, support, consent to, encourage, or take any action in furtherance of any Alternative Transaction (but without limiting the consent, approval, or termination rights provided in the Agreement); provided, however, notwithstanding anything to the contrary in the Agreement, if, following the Committee Effective Date, the Committee or any Debtor receives a bona fide written proposal, expression of interest or offer for an Alternative Transaction (an “Alternative Transaction Committee Proposal”) from any Person not solicited in violation of this Section 3(d)(ii) or, to the Committee’s actual knowledge, Section 5(f)(24) of the Agreement, the Committee may, directly or indirectly through its Representatives, (i) contact any Person that has made an unsolicited Alternative Transaction Committee Proposal (and its advisors) for the purpose of clarifying the proposal and any terms thereof and whether it could reasonably be expected to meet the standards set forth in clauses (x), (y) and (z) of this Section 3(d)(ii), so as to determine whether such proposal constitutes, or could reasonably be expected to lead to, a Superior Committee Proposal (as defined below) or (ii) if the Committee shall have determined in good faith and, after considering the advice of its counsel and independent financial advisor(s), that (A) such Alternative Transaction Committee Proposal, constitutes, or could reasonably be expected to result in, a transaction that: (x) would be in the best interests of holders of unsecured Claims against the Debtors, (y) would reasonably be expected to provide each class of unsecured creditors either treatment sufficient to unimpair the Claims in such class or to provide distributions with a value materially in excess of the distributions provided to such class under the transactions contemplated under the Agreement and (z) is at least as feasible and as likely to achieve confirmation and consummation as the transactions contemplated under the Agreement (a “Superior Committee Transaction”) and, (B) in any case, that failure of the Committee to pursue such Alternative Transaction Committee Proposal would reasonably be expected to result in a breach of the Committee’s fiduciary duties under applicable laws (a “Superior Committee Proposal”), the Committee may, in response to such Superior Committee Proposal, engage or participate in discussions and negotiations with such Person, the Debtors and/or the Plan Sponsors regarding such Superior Committee Proposal; provided, further, that, subject to any confidentiality restrictions under which the proposal was submitted, (i) the Committee shall provide (A) notice of each Alternative Transaction Committee Proposal to the Company and each of the Plan Sponsors within 24 hours after the time of receipt of such Alternative Transaction Committee Proposal and (B) a copy of each written Alternative Transaction Committee Proposal, (ii) the Committee shall also notify the Company and each of the Plan Sponsors promptly if the Committee determines that an Alternative Transaction Committee Proposal is a Superior Committee Proposal (and the rationale therefore) no later than 24 hours following such determination, and (iii) if the Committee determines that an Alternative Transaction Committee Proposal is a Superior Committee Proposal, the Committee shall inform counsel to the Company and the Plan Sponsors promptly upon the Committee’s receipt of definitive documents to implement such Superior Committee Proposal. Upon a receipt of a notice from the Committee pursuant to the preceding clause (ii) of its determination that an Alternative Transaction Committee Proposal is a Superior Committee Proposal, the Company and / or Plan Sponsors shall have five (5) Business Days to notify the Committee if they disagree with such determination and include in such notice the basis for such disagreement. If the Company and Plan Sponsors do not provide such notice, then such Alternative Transaction Committee Proposal shall be deemed a Superior Committee Proposal for purposes of the Agreement; and

iii.           not object to the Mandatory Payment Notice for the Donlen Sale [D.I. 3684] or the distribution of funds as contemplated therein.

e.         The obligations of the Committee under the Agreement shall not limit any of the Committee’s rights:

i.             under any applicable bankruptcy, insolvency, foreclosure or similar proceeding, including appearing as a party in interest in any matter to be adjudicated in order to be heard concerning any matter arising in the Chapter 11 Cases, in each case provided that such appearance and the positions advocated in connection therewith are not inconsistent with the Agreement or the Plan and do not hinder, delay or prevent consummation of the Restructuring;

ii.            to consult with the Debtors or any other party in interest in the Chapter 11 Cases; provided that such action is not inconsistent with the Agreement or the Plan and does not hinder, delay or prevent consummation of the Restructuring; or

iii.           to enforce any right, remedy, condition, consent or approval requirement under the Agreement or any of the Definitive Documents by or on behalf of itself or any class of unsecured creditors.

f.          Notwithstanding anything contained in the Agreement to the contrary, specific performance and injunctive or other equitable relief and the right to terminate the Agreement in accordance with the terms and provisions thereof shall be the sole and exclusive remedies for any breach of this Agreement by the Committee, and no Party (or any other person) shall be entitled to monetary damages for any breach by the Committee of any provision of the Agreement.

g.        Notwithstanding anything to the contrary in the Agreement, nothing in the Agreement, the Plan, or anything included in any Definitive Document shall prevent the Committee from taking any action which is aimed at preserving the estimated 82% recovery for Allowed General Unsecured Claims under the Amended Plan, including reviewing, analyzing, defending, objecting and/or responding to any motion, issue or claim that arises in connection with the Chapter 11 Cases that may directly or indirectly impact that estimated recovery.

4.           Rights of Committee. The Joinder Parties agree that the Agreement is hereby deemed amended:

a.            to provide that none of the Agreement, the Plan or the Rights Offering Procedures may be amended, supplemented, modified or waived without the prior written consent of the Committee, to the extent such amendment, supplement, modification or waiver affects the rights or obligations of the Committee or materially impairs distributions under the Plan to any class of unsecured creditors;

b.            to provide the Committee with the same rights as are provided to the Plan Sponsors, PE Sponsors, Requisite Consenting Noteholders and/or Requisite Commitment Parties in the following Sections of the Agreement: 5(a)(6), 5(f)(7), 5(f)(12), 5(f)(13), 5(f)(14), and 5(f)(17);

c.            to permit the Committee to take into account the interests of all unsecured Claims against the Debtors (not just those of the Consenting Noteholders), including, without limitation, for purposes of Sections 5(a)(6) and 5(f)(12);

d.            to include a covenant by the Debtors and Plan Sponsors to (A) consult in good faith with the Committee regarding the form and substance of any material amendment, supplement, waiver or other modification to or under (or deviation from) the Amended Plan, the Amended Rights Offering Procedures, any other Definitive Document or the Agreement (each, a “Material Modification”) as soon as reasonably practicable, (B) provide the Committee drafts of any Material Modification no later than five (5) Business Days prior to the date the Company intends to file such Material Modification with the Bankruptcy Court, to the extent reasonably practicable, and (C) provide the Committee at least five (5) days advance notice of all other amendments, supplements, waivers or other modifications to or under (or deviations from) the Definitive Documents or the Agreement, to the extent reasonably practicable.

5.           Committee Termination Events.

a.        The Joinder Parties agree that the Agreement is hereby deemed amended to grant to the Committee the rights to terminate the Agreement (solely with respect to itself) granted (i) to PE Sponsors or the Requisite Consenting Noteholders under clauses (2), (5) - (7), (12) and (14) of Section 8(a) of the Agreement or (ii) to the Debtors under clauses (2), and (10) of Section 8(d) of the Agreement; provided that the Committee determines in good faith that the occurrence of such Committee Termination Event has had, or is reasonably likely to have, a material adverse effect on the rights, interests or treatment of the Committee or any class of unsecured creditors. In furtherance of the foregoing, each such Termination Event is hereby deemed incorporated as an independent additional Committee Termination Event under Section 8(c) of the Agreement, mutatis mutandis.

b.         The Committee may terminate the Agreement (including, for the avoidance of doubt, this Joinder) as to itself only, upon one (1) business day’s written notice thereof by the Committee to the other Parties in accordance with Section 11(l) of the Agreement, upon the occurrence of any of the following events, each of which is hereby incorporated as an independent additional Committee Termination Event under Section 8(c) of the Agreement and shall replace and supersede the Committee Termination Events set forth in Section 8(c) of the Agreement in effect prior to the Joinder Effective Date in their entirety:

i.             any of the Committee Termination Events described in Section 5(a) of this Joinder and the Committee determines in good faith that the occurrence of such Committee Termination Event has had, or is reasonably likely to have, a material adverse effect on the rights, interests or treatment of the Committee or any class of unsecured creditors;

ii.            the Committee determines in good faith, based upon advice of counsel, that, in light of a Superior Committee Proposal received in compliance with Section 3(d)(ii) of this Joinder, continuing to support the Restructuring would be inconsistent with the exercise of its fiduciary duties under applicable law; provided that, for purposes of considering whether any potential treatment or distribution would reasonably be expected to satisfy the standards set forth in clauses (x), (y) and (z) of Section 3(d)(ii) of this Joinder, the Committee shall consider the reasonably expected cost and delay of obtaining such treatment or distribution and the risk of forgoing the treatment of holders of unsecured Claims against the Debtors under the Plan, including the risk of implementing and closing the Superior Committee Proposal; and provided, further, that the Committee shall give prompt written notice to counsel to the Debtors and Plan Sponsors of any determination in accordance with this Section 5(b)(ii) (electronic mail among counsel being sufficient);

iii.           the treatment of the unsecured Claims in the Plan for any class of unsecured creditors is materially and adversely modified or otherwise materially and adversely deviates from that specified in the Amended Plan;

iv.           any of the Debtors or the Plan Sponsors proposes or explicitly supports any Alternative Transaction that proposes treatment for any class of unsecured creditors that materially and adversely deviates from the treatment specified in the Amended Plan;

v.            any Definitive Document is amended, submitted, modified, or supplemented or any provisions contained therein are waived in a manner that materially and adversely affects the rights, interests or treatment of the Committee or any class of unsecured creditors, as compared to such treatment as set out in the Amended Plan, the Amended Rights Offering Procedures or the Agreement, without the consent of the Committee, and such amendment remains in effect for five (5) Business Days after the Committee transmits a written notice to the other Joinder Parties;

vi.           the Agreement is amended, supplemented or modified (or a waiver granted thereunder) without the prior written consent of the Committee and the Committee determines in good faith that such amendment, supplement or waiver has a material and adverse effect on the rights, interests or treatment of the Committee or any class of unsecured creditors;

vii.          the breach by any Debtor or Plan Sponsor of any obligation, commitment agreement, representation, warranty, covenant, or other provision contained in this Agreement in any material respect, which breach (i) would materially and adversely affect the rights, interest or treatment of the Committee or any class of unsecured creditors and (ii) remains uncured for a period of five (5) business days after the receipt by the other Parties of written notice of such breach from the Committee, other than a breach that is incurable, for which no cure period shall be required or apply; provided that a breach by an individual Consenting Noteholder of the type specified in the proviso to Section 8(d)(1) of the Agreement may be cured in in such manner and within such time as set forth in such proviso;

viii.         any Debtor files a motion or application (or a series of motions or applications) seeking authority to sell in a single sale, or in a series of sales that in the aggregate would constitute, all or a material portion of its assets or equity interests without the prior written consent of the Committee;

ix.           the Confirmation Order has not been entered by the Bankruptcy Court by November 22, 2021; or

x.            the Effective Date shall not have occurred by January 1, 2022.

6.           Effectiveness of Amendment. This Joinder shall be effective on the date upon which each of the Debtors, the Committee and the Requisite Commitment Parties shall have executed and delivered counterpart signature pages of this Joinder to counsel to each of the other Joinder Parties (the “Joinder Effective Date”). For purposes of the Agreement, the Joinder Effective Date shall be deemed the Committee Effective Date. The Debtors shall file the Amended Plan and Amended Rights Offering Procedures with the Bankruptcy Court within one (1) Business Day of the Joinder Effective Date.

7.           Miscellaneous.

a.         Sections 11(b)-(o) are hereby incorporated into this Joinder, mutatis mutandis.

b.         Copies of all notices to Committee pursuant to the Agreement shall be sent by email to acaton@kramerlevin.com, tmayer@kramerlevin.com, and abyowitz@kramerlevin.com.

c.          Interpretation.

i.             On and after the Joinder Effective Date, whenever the Plan Support Agreement is referred to in any agreements, documents, or instruments, such reference shall be deemed to be to the Plan Support Agreement as amended by this Joinder. Without limiting the foregoing, references to the Plan Support Agreement and this Joinder include each of their exhibits, annexes, and schedules.

ii.            For the avoidance of doubt, any consent, consultation, information, termination or other right provided to the Committee under the Agreement (including, for the avoidance of doubt, as amended by this Joinder) shall be cumulative to, and not in lieu of, any other consent, consultation, information, termination or other right provided to the Committee under the Agreement or otherwise.

d.           Ratification. This Joinder constitutes a valid amendment and supplement to the Plan Support Agreement in accordance with its terms.

e.           Acknowledgement Regarding Termination Rights. This Joinder is being effectuated in accordance with the Plan Support Agreement and therefore, shall not constitute a termination event thereunder or otherwise constitute a breach by any of the Parties under the Plan Support Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Hertz Global Holdings, Inc.

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Executive Vice President, General Counsel and Secretary

The Hertz Corporation

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Executive Vice President, General Counsel and Secretary

CMGC Canada Acquisition ULC (CCAA)

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Vice President, General Counsel and Secretary

Dollar Rent A Car, Inc.

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Vice President, General Counsel and Secretary

[Signature Page to Joinder Agreement in Respect of Plan Support Agreement]

Dollar Thrifty Automotive Group Canada, Inc.

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Vice President, General Counsel and Secretary

Dollar Thrifty Automotive Group, Inc.

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Vice President, General Counsel and Secretary

DTG Canada Corp.

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Vice President, General Counsel and Secretary

DTG Operations, Inc.

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Vice President, General Counsel and Secretary

[Signature Page to Joinder Agreement in Respect of Plan Support Agreement]

DTG Supply, LLC

By:	DTG Operations, Inc.,
Its sole member and manager

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Vice President, General Counsel and Secretary

Firefly Rent A Car, LLC

By:	The Hertz Corporation,
Its sole member and manager

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Executive Vice President, General Counsel and Secretary

Hertz Aircraft, LLC

By:	The Hertz Corporation,
Its sole member and manager

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Joinder Agreement in Respect of Plan Support Agreement]

Hertz Canada Limited

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Vice President, General Counsel and Secretary

Hertz Car Sales, LLC

By:	The Hertz Corporation,
Its sole member and manager

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Executive Vice President, General Counsel and Secretary

Hertz Global Services Corporation

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Vice President, General Counsel and Secretary

Hertz Local Edition Corp.

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Vice President, General Counsel and Secretary

[Signature Page to Joinder Agreement in Respect of Plan Support Agreement]

Hertz Local Edition Transporting, Inc.

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Vice President, General Counsel and Secretary

Hertz System, Inc.

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Vice President, General Counsel and Secretary

Hertz Technologies, Inc.

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Vice President, General Counsel and Secretary

Hertz Transporting, Inc.

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Vice President, General Counsel and Secretary

[Signature Page to Joinder Agreement in Respect of Plan Support Agreement]

Rental Car Group Company, LLC

By:	The Hertz Corporation,
Its sole member and manager

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Executive Vice President, General Counsel and Secretary

Rental Car Intermediate Holdings, LLC

By:	Hertz Global Holdings, Inc.,
Its sole member and manager

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Executive Vice President, General Counsel and Secretary

Smartz Vehicle Rental Corporation

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Vice President, General Counsel and Secretary

Thrifty Car Sales, Inc.

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Vice President, General Counsel and Secretary

[Signature Page to Joinder Agreement in Respect of Plan Support Agreement]

Thrifty Rent-A-Car System, LLC

By:		Thrifty, LLC,
Its Sole member/manager
	By:	Dollar Thrifty Automotive Group, Inc.,
Its Sole Member/Manager

By:		/s/ M. David Galainena
Name:		M. David Galainena
Title:		Vice President, General Counsel and Secretary

Thrifty, LLC

By:		Dollar Thrifty Automotive Group, Inc.,
Its sole member and manager

By:		/s/ M. David Galainena
Name:		M. David Galainena
Title:		Vice President, General Counsel and Secretary

TRAC Asia Pacific, Inc.

By:		/s/ M. David Galainena
Name:		M. David Galainena
Title:		Vice President, General Counsel and Secretary

[Signature Page to Joinder Agreement in Respect of Plan Support Agreement]

SellerCo Fleet Leasing, Ltd.

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	President

SellerCo Corporation

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	President and Chief Executive Officer

SellerCo FSHCO Company

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	President and Chief Executive Officer

SellerCo Mobility Solutions, Inc.

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Chairman of the Board and President

[Signature Page to Joinder Agreement in Respect of Plan Support Agreement]

Committee Signature Page to Joinder Agreement in Respect of Plan Support Agreement

OFFICIAL COMMITTEE OF UNSECURED CREDITORS IN IN RE THE HERTZ CORPORATION, ET AL., 20-11218 (MFW) (BANKR. DISTRICT OF DELAWARE)

/s/ Amy Caton
Name: Amy Caton
Title: Counsel to the Official Committee of Unsecured Creditors

Address:

E-mail address(es): acaton@kramerlevin.com

CENTERBRIDGE CAPITAL PARTNERS IV, L.P.
By:	Centerbridge Associates IV, L.P., its General Partner
By:	CCP IV Cayman GP Ltd., its General Partner

By:	/s/ Bao Truong
Name:	Bao Truong
Title:	Authorised Signatory

Notice Address:

Centerbridge Partners, LP.
375 Park Avenue
New York, New York 10152

Attention: The Office of the General Counsel
Email: legalnotices@centerbridge.com

[Signature Page to Joinder to Plan Support Agreement]

WARBURG PINCUS (CALLISTO) GLOBAL GROWTH (CAYMAN), L.P.
By:	Warburg Pincus (Cayman) Global Growth GP, L.P., its general partner
By:	Warburg Pincus (Cayman) Global Growth GP LLC, its general partner
By:	Warburg Pincus Partners II (Cayman), L.P., its managing member
By:	Warburg Pincus (Bermuda) Private Equity GP Ltd., its general partner

By:	/s/ Steven Glenn
Name:	Steven Glenn
Title:	Authorised Signatory

WARBURG PINCUS (EUROPA) GLOBAL GROWTH (CAYMAN), L.P.
By:	Warburg Pincus (Cayman) Global Growth GP, L.P., its general partner
By:	Warburg Pincus (Cayman) Global Growth GP LLC, its general partner
By:	Warburg Pincus Partners II (Cayman), L.P., its managing member
By:	Warburg Pincus (Bermuda) Private Equity GP Ltd., its general partner

By:	/s/ Steven Glenn
Name:	Steven Glenn
Title:	Authorised Signatory

WARBURG PINCUS GLOBAL GROWTH-B (CAYMAN), L.P.
By:	Warburg Pincus (Cayman) Global Growth GP, L.P., its general partner
By:	Warburg Pincus (Cayman) Global Growth GP LLC, its general partner
By:	Warburg Pincus Partners II (Cayman), L.P., its managing member
By:	Warburg Pincus (Bermuda) Private Equity GP Ltd., its general partner

By:	/s/ Steven Glenn
Name:	Steven Glenn
Title:	Authorised Signatory

[Signature Page to Joinder to Plan Support Agreement]

WARBURG PINCUS GLOBAL GROWTH-E (CAYMAN), L.P.
By:	Warburg Pincus (Cayman) Global Growth GP, L.P., its general partner
By:	Warburg Pincus (Cayman) Global Growth GP LLC, its general partner
By:	Warburg Pincus Partners II (Cayman), L.P., its managing member
By:	Warburg Pincus (Bermuda) Private Equity GP Ltd., its general partner

By:	/s/ Steven Glenn
Name:	Steven Glenn
Title:	Authorised Signatory

WARBURG PINCUS GLOBAL GROWTH PARTNERS (CAYMAN), L.P.
By:	Warburg Pincus (Cayman) Global Growth GP, L.P., its general partner
By:	Warburg Pincus (Cayman) Global Growth GP LLC, its general partner
By:	Warburg Pincus Partners II (Cayman), L.P., its managing member
By:	Warburg Pincus (Bermuda) Private Equity GP Ltd., its general partner

By:	/s/ Steven Glenn
Name:	Steven Glenn
Title:	Authorised Signatory

WP GLOBAL GROWTH PARTNERS (CAYMAN), L.P.
By:	Warburg Pincus (Cayman) Global Growth GP, L.P., its general partner
By:	Warburg Pincus (Cayman) Global Growth GP LLC, its general partner
By:	Warburg Pincus Partners II (Cayman), L.P., its managing member
By:	Warburg Pincus (Bermuda) Private Equity GP Ltd., its general partner

By:	/s/ Steven Glenn
Name:	Steven Glenn
Title:	Authorised Signatory

Notice Address:
450 Lexington Ave
New York, NY 10017

Attention: General Counsel
Email: notices@warburgpincus.com

[Signature Page to Joinder to Plan Support Agreement]

DUNDON CAPITAL PARTNERS, LLC

By:	/s/ Tom Dundon
Name:	Tom Dundon
Title:	Chairman and Managing Partner

Notice Address:

Dundon Capital Partners, LLC
2100 Ross Ave Ste 550
Dallas, TX, 75201-6765

Attention: Tom Dundon
Email: td@dundon.co

[Signature Page to Joinder to Plan Support Agreement]

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

400 Capital Management LLC

By:	/s/ Sang Kim
Name:	Sang Kim
Title:	Chief Financial Officer

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

683 CAPITAL PARTNERS, LP

By:	/s/ Joseph Patt
Name:	Joseph Patt
Title:	Member of the General Partner

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

AEGON USA INVESTMENT MANAGEMENT, LLC

By:	/s/ Derek Thoms
Name:	Derek Thoms
Title:	Authorized Signatory

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

BofA Securities Inc. executes this Agreement and signature page solely on behalf of the US Distressed & Special Situations Group and its managed positions. This signature in no way binds any other line of business, activities or positions at BofA Securities Inc. or any of its affiliates or subsidiaries. In the event the terms of this signature are not accepted, the signature shall be deemed null and void ab initio

BofA Securities Inc.

By:	/s/ Vincenzo Ruocco
Name:	Vincenzo Ruocco
Title:	Director, US Asset Services

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Banc of America Credit Products, Inc. executes this Agreement and signature page solely on behalf of the US Distressed & Special Situations Group and its managed positions. This signature in no way binds any other line of business, activities or positions at Banc of America Credit Products, Inc. or any of its affiliates or subsidiaries. In the event the terms of this signature are not accepted, the signature shall be deemed null and void ab initio

Banc of America Credit Products, Inc.

By:	/s/ Austin Penland
Name:	Austin Penland
Title:	AVP

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Brean Asset Management, LLC

By:	/s/ Patrick L. Marano, Jr.
Name:	Patrick L. Marano, Jr.
Title:	General Counsel & CCO

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Canso Investment Counsel Ltd. acting in its capacity as portfolio manager for and on behalf of certain managed accounts

By:	/s/ Joe Morin
Name:	Joe Morin
Title:	Portfolio Manager

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER
Carronade Capital Master, LP
By: Carronade Capital GP, LLC, its general partner

By:	/s/ Dan Gropper
Name:	Dan Gropper
Title:	Managing Member

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

CarVal Investors LP, on behalf of the funds it manages

By:	/s/ Ryan Morrell
Name:	Ryan Morrell
Title:	Managing Director

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Cetus Capital VI, L.P.

By:	/s/ Richard Maybaum
Name:	Richard Maybaum
Title:	Managing Director

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

OFM II, L.P.

By:	/s/ Richard Maybaum
Name:	Richard Maybaum
Title:	Managing Director

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Littlejohn Opportunities Master Fund LP

By:	/s/ Richard Maybaum
Name:	Richard Maybaum
Title:	Managing Director

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

CVC Global Credit Opportunities Master Fund LP

By:	/s/ Scott Bynum
Name:	Scott Bynum
Title:	Managing Director

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

D. E. Shaw Galvanic Portfolios, L.L.C.

By:	/s/ Shi Nisman
Name:	Shi Nisman
Title:	Authorized Signatory

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

DEUTSCHE BANK SECURITIES INC.
(solely with respect to the Distressed Products Group)

By:	/s/ Shawn Faurot
Name:	Shawn Faurot
Title:	Managing Director

By:	/s/ Joanne Adkins
Name:	Joanne Adkins
Title:	Managing Director

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Diameter Master Fund LP
By: Diameter Capital Partners LP, its Investment Manager

By:	/s/ Shailini Rao
Name:	Shailini Rao
Title:	General Counsel and CCO

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Diameter Dislocation Master Fund LP
By: Diameter Capital Partners LP, its Investment Manager

By:	/s/ Shailini Rao
Name:	Shailini Rao
Title:	General Counsel and CCO

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

The Calvert Fund-Calvert High Yield Bond Fund

By:	/s/ Steve Concannon
Name:	Steve Concannon
Title:	Vice President

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

EATON VANCE TRUST COMPANY COLLECTIVE INVESTMENT TRUST FOR EMPLOYEE BENEFIT PLANS - HIGH YIELD FUND

By:	/s/ Steve Concannon
Name:	Steve Concannon
Title:	Vice President

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

EATON VANCE CORP

By:	/s/ Steve Concannon
Name:	Steve Concannon
Title:	Vice President

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Eaton Vance Global Income Builder Fund

By:	/s/ Steve Concannon
Name:	Steve Concannon
Title:	Vice President

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

EATON VANCE TRUST COMPANY COMMON TRUST FUND - HIGH YIELD COMMON TRUST FUND

By:	/s/ Steve Concannon
Name:	Steve Concannon
Title:	Vice President

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

High Income Opportunities Portfolio

By:	/s/ Steve Concannon
Name:	Steve Concannon
Title:	Vice President

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Eaton Vance Income Fund of Boston

By:	/s/ Steve Concannon
Name:	Steve Concannon
Title:	Vice President

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Eaton Vance Limited Duration Income Fund

By:	/s/ Steve Concannon
Name:	Steve Concannon
Title:	Vice President

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Eaton Vance Multi-Asset Credit Fund

By:	/s/ Steve Concannon
Name:	Steve Concannon
Title:	Vice President

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Eaton Vance Trust Company Multi-Asset Credit Fund II, a separate trust fund of Eaton Vance Trust Company Collective Investment Trust for Employee Benefit Plans III

By:	/s/ Steve Concannon
Name:	Steve Concannon
Title:	Vice President

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

EATON VANCE MULTI-ASSET CREDIT FUND II, LLC

By:	/s/ Steve Concannon
Name:	Steve Concannon
Title:	Vice President

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Southeastern Pennsylvania Transportation Authority

By:	/s/ Steve Concannon
Name:	Steve Concannon
Title:	Vice President

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

The Regents of the University of California

By:	/s/ Steve Concannon
Name:	Steve Concannon
Title:	Vice President

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

NSP - Monticello Minnesota Retail Qualified Trust

By:	/s/ Steve Concannon
Name:	Steve Concannon
Title:	Vice President

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

NSP - Minnesota Prairie I Retail Qualified Trust

By:	/s/ Steve Concannon
Name:	Steve Concannon
Title:	Vice President

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

NSP - Minnesota Prairie II Retail Qualified Trust

By:	/s/ Steve Concannon
Name:	Steve Concannon
Title:	Vice President

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Farmstead Capital Management, LLC on behalf of itself and certain funds under management

By:	/s/ Michael Scott
Name:	Michael Scott
Title:	Managing Member

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

FIDELITY SUMMER STREET TRUST: Fidelity Capital & Income Fund

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Fidelity Investments Canada ULC: Fidelity Blue Chip Growth Institutional Trust

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Fidelity Canadian Balanced Fund, by Fidelity Investments Canada ULC as Trustee

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Fidelity American High Yield Fund, by Fidelity Investments Canada ULC as Trustee

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Fidelity Distressed Opportunities Master Fund I, LP, by Fidelity Management & Research Company LLC as Investment Manager

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Fidelity Funds SICAV / Fidelity Funds – US High Yield

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Japan Trustee Services Bank, LTD. Re: Fidelity Strategic Income Fund (Mother) By Fidelity Management & Research Company as Sub-Advisor

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

FIDELITY ADVISOR SERIES II: Fidelity Advisor Strategic Income Fund

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Fidelity Securities Fund: Fidelity Blue Chip Growth Fund

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Fidelity Management Trust Company: Fidelity Blue Chip Growth Commingled Pool

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

FIDELITY SUMMER STREET TRUST: Fidelity Global High Income Fund

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

FMR Capital, Inc. High Income 1 Pilot Portfolio - Portfolio Number 5028

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

FMR Capital, Inc. High Income 2 Pilot Portfolio - Portfolio Number 5559

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

FIDELITY CENTRAL INVESTMENT PORTFOLIOS LLC: Fidelity High Income Central Fund

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Master Trust Bank Of Japan Ltd. Re: Fidelity US High Yield Mother Fund, by Fidelity Management & Research Company as Investment Manager

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Japan Trustee Services Bank, Ltd. Re: Fidelity High Yield Bond Open Mother Fund, by Fidelity Management & Research Company as Investment Manager

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

FIDELITY ADVISOR SERIES I: Fidelity Advisor High Income Advantage Fund

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Pension Reserves Investment Trust Fund, by Fidelity Institutional Asset Management Trust Company as Investment Manager

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Fidelity Institutional Asset Management Trust Company: FIAM Target Date Blue Chip Growth Commingled Pool

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

VARIABLE INSURANCE PRODUCTS FUND V: Strategic Income Portfolio

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

J.P. MORGAN INVESTMENT MANAGEMENT INC. AND JPMORGAN CHASE BANK, N.A. (“Signatory”), solely as investment adviser and/or trustee on behalf of certain discretionary accounts and/or funds it manages.

By executing this agreement, Signatory, solely as investment advisor and/or trustee on behalf of certain discretionary funds and/or accounts it manages, binds only itself, and itself only in that capacity, and not any other affiliate of JPMorgan Chase & Co., or any of its or their respective business units, subsidiaries or affiliates (including any desk or business unit thereof), and no such affiliate shall be deemed to be bound by the terms of this agreement by virtue of Signatory’s execution of this agreement. Moreover, Signatory shall have no obligation to cause any of its affiliates to take or refrain from taking any action.

By:	/s/ Greg Seketa
Name:	Greg Seketa
Title:	Executive Director

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

J.P. MORGAN SECURITIES LLC*,
with respect to only its North America Credit
Trading Group

By:	/s/ Brian M. Ercolani
Name:	Brian M. Ercolani
Title:	Operations Manager

*This signature page to the Joinder Agreement in Respect of the Plan Support Agreement (the “Agreement”) applies only to the North America Credit Trading group of J.P. Morgan Securities LLC (“CTG”) and the Senior Notes Claims (“Notes”) held by such group. Accordingly, the terms “Initial Consenting Noteholders”, “Consenting Noteholders”, “Consenting Claimholder”, “Unsecured Noteholders”, “Requisite Consenting Noteholders”, “Plan Sponsors”, “Party”, and “Parties” for all purposes of the Agreement mean and refer only to CTG and such business unit’s holdings of the Notes. For the avoidance of doubt, the Agreement does not apply to (i) loans, claims, securities, notes, other obligations or any other interests in the Debtors that may be held, acquired or sold by, or any activities, services or businesses conducted or provided by, any other group or business unit within, or affiliate of, J.P. Morgan Securities LLC, (ii) any credit facilities to which JPMorgan Chase & Co. or any of its affiliates (“Morgan”) is a party in effect as of the date hereof, (iii) any new credit facility, amendment to an existing credit facility, or debt or equity securities offering involving Morgan, (iv) any direct or indirect principal activities undertaken by any Morgan entity engaged in the venture capital, private equity or mezzanine businesses, or portfolio companies in which they have investments, (v) any ordinary course sales and trading activity undertaken by employees who are not a member of CTG, (vi) any Morgan entity or business engaged in providing private banking or investment management services, or (vii) any loans, notes, or claims that may be beneficially owned by non- affiliated clients of J.P. Morgan Securities LLC or any of its affiliates or for which Morgan acts in a fiduciary capacity.

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

King Street Capital Management, L.P.

By:	/s/ Howard Baum
Name:	Howard Baum
Title:	Authorized Signatory

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

___Livello Capital Special Opportunities Master Fund LP_________

By:	/s/ Joseph Salegna
Name:	Joseph Salegna
Title:	Chief Financial Officer, Livello Capital Management LP, its investment manager

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Lord, Abbett & Co. LLC, as investment adviser on behalf of certain accounts

By:	/s/ Steven Rocco
Name:	Steven Rocco
Title:	Member & Director of Taxable Fixed Income

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER
Marathon Asset Management, LP acting on behalf of one or more investment funds managed and/or advised by Marathon Asset Management, LP

By:	/s/ Louis Hanover
Name:	Louis Hanover
Title:	Chief Investment Officer

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

MILLENNIUM CMM, LTD.

By: Millennium International Management LP, its Investment Manager

By:	/s/ Mark Meskin
Name:	Mark Meskin
Title:	Chief Trading Officer

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Moore Global Investments, LLC by Moore Capital Management, LP Investment Manager

By:	/s/ James Kaye
Name:	James Kaye
Title:	VP

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Morgan Stanley & Co., LLC, solely on behalf of its New York distressed trading desk, and not on behalf of any of its other trading desks, business units, divisions or affiliates

By:	/s/ Brian McGowan
Name:	Brian McGowan
Title:	Managing Director

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Napier Park Global Capital (US) LP, on behalf of its managed funds and accounts

By:	/s/ Rutvij Shanghavi
Name:	Rutvij Shanghavi
Title:	Director

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Nomura Corporate Research and Asset Management Inc.

As investment adviser on behalf of certain funds and accounts

By:	/s/ Stephen Kotsen
Name:	Stephen Kotsen
Title:	Managing Director

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

One Fin Capital Master Fund LP

By: One Fin Capital Management LP

Its Investment Advisor

By:	/s/ MayKao Manisone
Name:	MayKao Manisone
Title:	CFO

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

P. SCHOENFELD ASSET MANAGEMENT LP, as investment advisor on behalf of certain funds and managed accounts

By:	/s/ Dhananjay Pai
Name:	Dhananjay Pai
Title:	President & Chief Operating Officer

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Sunrise Partners Limited Partnership

By:	/s/ Douglas W. Ambrose
Name:	Douglas W. Ambrose
Title:	Executive Vice President of Paloma Partners Management Company, general partner of Sunrise Partners Limited Partnership

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Pentwater Capital Management LP

By:	/s/ David M. Zirin
Name:	David M. Zirin
Title:	Chief Operating Officer

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Capital Ventures International

By: Susquehanna Advisors Group, Inc., its authorized agent

By:	/s/ Kathy Harley
Name:	Kathy Harley
Title:	Assistant Vice President

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Warlander Partners, LP

By:	/s/ Matt Tuminello
Name:	Matt Tuminello
Title:	Chief Financial Officer

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Wexford Spectrum Trading Limited, Wexford Catalyst Trading Limited, Debello Trading Limited, Wexford Focused Trading Limited

By: Wexford Capital LP, the Manager of the Funds

By:	/s/ Mark Zand
Name:	Mark Zand
Title:	Partner

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Whitebox Relative Value Partners, L.P.
By: Whitebox Advisors LLC its investment manager

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel – Corporate, Transactions & Litigation

Support Agreement

INITIAL CONSENTING NOTEHOLDER

Whitebox GT Fund, LP
By: Whitebox Advisors LLC its investment manager

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel – Corporate, Transactions & Litigation

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Whitebox Multi-Strategy Partners, L.P.
By: Whitebox Advisors LLC its investment manager

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel – Corporate, Transactions & Litigation

Initial Consenting Noteholder Signature Page to Joinder Agreement in Respect of Plan Support Agreement

INITIAL CONSENTING NOTEHOLDER

Pandora Select Partners, L.P.
By: Whitebox Advisors LLC its investment manager

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel – Corporate, Transactions & Litigation

EXHIBIT A

Amended Plan

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re The Hertz Corporation, et al.,[1] Debtors.	Chapter 11 Case No. 20-11218 (MFW) (Jointly Administered)

SECOND MODIFIED SECOND AMENDED JOINT CHAPTER 11 PLAN OF
REORGANIZATION OF THE HERTZ CORPORATION AND ITS DEBTOR AFFILIATES

WHITE & CASE LLP
Thomas E Lauria (admitted pro hac vice)
Matthew C. Brown (admitted pro hac vice)
200 South Biscayne Boulevard, Suite 4900
Miami, FL 33131
Telephone: (305) 371-2700

J. Christopher Shore (admitted pro hac vice)
David M. Turetsky (admitted pro hac vice)
Andrew T. Zatz (admitted pro hac vice)
Andrea Amulic (admitted pro hac vice)
1221 Avenue of the Americas
New York, NY 10020
Telephone: (212) 819-8200

Jason N. Zakia (admitted pro hac vice)
111 South Wacker Drive
Chicago, IL 60606
Telephone: (312) 881-5400

Roberto J. Kampfner (admitted pro hac vice)

Ronald K. Gorsich (admitted pro hac vice)
Aaron Colodny (admitted pro hac vice)
Andrew Mackintosh (admitted pro hac vice)
Doah Kim (admitted pro hac vice)
555 South Flower Street, Suite 2700
Los Angeles, CA 90071
Telephone: (213) 620-7700

Attorneys for the Debtors
and Debtors in Possession

RICHARDS, LAYTON & FINGER, P.A.
Mark D. Collins (No. 2981)
John H. Knight (No. 3848)

Brett M. Haywood (No. 6166)

Christopher M. De Lillo (No. 6355)

J. Zach Noble (No. 6689)

One Rodney Square

910 N. King Street

Wilmington, DE 19801
Telephone: (302) 651-7700

Dated: April 14, 2021

1       The last four digits of The Hertz Corporation’s tax identification number are 8568.  The location of the debtors’ service address is 8501 Williams Road, Estero, FL 33928.  Due to the large number of debtors in these chapter 11 cases, which are jointly administered for procedural purposes only, a complete list of the debtors and the last four digits of their federal tax identification numbers is not provided herein.  A complete list of such information may be obtained on the website of the debtors’ claims and noticing agent at https://restructuring.primeclerk.com/hertz.

 i

U.	Exemption from Certain Taxes and Fees	59
V.	Preservation of Causes of Action	60
W.	Insurance Policies and Surety Bonds	61
X.	Management Equity Incentive Plan	62
Y.	Employee Obligations	62
Z.	Workers’ Compensation Programs	64
AA.	Collective Bargaining Agreements	64
BB.	Plan Support Agreement and Stock Purchase Agreement	64
CC.	Additional Tax Matters	64

ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		64
A.	Assumption and Rejection of Executory Contracts and Unexpired Leases	64
B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases	66
C.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	66
D.	Assumption Dispute Resolution	67
E.	Indemnification Obligations	68
F.	Contracts and Leases Entered into After the Petition Date	68
G.	Modifications, Amendments, Supplements, Restatements, or Other Agreements	68
H.	Reservation of Rights	68
I.	Nonoccurrence of Effective Date; Bankruptcy Code Section 365(d)(4)	69

ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS		69
A.	Timing and Calculation of Amounts to Be Distributed	69
B.	Special Rules for Distributions to Holders of Disputed Claims and Interests	69
C.	Rights and Powers of Distribution Agent	70
D.	Rights and Powers of the GUC Oversight Administrator	70
E.	Delivery of Distributions and Undeliverable or Unclaimed Distributions	71
F.	Securities Registration Exemption	76
G.	Compliance with Tax Requirements	77
H.	Allocations	77
I.	No Postpetition or Default Interest on Claims	78
J.	Setoffs and Recoupment	78
K.	Claims Paid or Payable by Third Parties	78

ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS		80
A.	Allowance of Claims	80
B.	Claims and Interests Administration Responsibilities	80
C.	ADR Procedures	81
D.	Estimation of Claims	81
E.	Adjustment to Claims Register Without Objection	82
F.	Time to File Objections to Claims	82
G.	Disallowance of Claims	82
H.	Amendments to Proofs of Claims	82
I.	Reimbursement or Contribution	83
J.	No Distributions Pending Allowance	83
K.	Distributions After Allowance	83
L.	Single Satisfaction of Claims	83

ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS		83
A.	Compromise and Settlement of Claims, Interests, and Controversies	83
B.	Discharge of Claims and Termination of Interests	84
C.	Releases by the Debtors	84
D.	Releases by Holders of Claims and Interests	85
E.	Exculpation	86
F.	Injunction	86
G.	Subordination Rights	87
H.	Release of Liens	87

ARTICLE IX. CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN		87
A.	Conditions Precedent to the Effective Date	87
B.	Waiver of Conditions	89
C.	Substantial Consummation	89
D.	Committee Complaint	89
E.	Bifurcation Motion	89
F.	Effect of Non-Occurrence of Conditions to the Effective Date	89

ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN		90
A.	Modification and Amendments	90
B.	Effect of Confirmation on Modifications	90
C.	Effect of Confirmation	90
D.	Revocation or Withdrawal of the Plan	90

ARTICLE XI. RETENTION OF JURISDICTION		91

ARTICLE XII. MISCELLANEOUS PROVISIONS		93
A.	Immediate Binding Effect	93
B.	Additional Documents	93
C.	Payment of Statutory Fees	93
D.	Reservation of Rights	94
E.	Transaction Expenses	94
F.	Successors and Assigns	94
G.	Service of Documents	94
H.	Term of Injunctions or Stays	96
I.	Entire Agreement	96
J.	Nonseverability of Plan Provisions	96
K.	Dissolution of Committee	96
L.	Expedited Tax Determination	97

INTRODUCTION

The Hertz Corporation and its Debtor Affiliates hereby propose this Second Modified Second Amended Joint Plan of Reorganization. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Bankruptcy Code. Holders of Claims and Interests may refer to the Disclosure Statement for a discussion of the Debtors’ history, businesses, assets, results of operations, historical financial information, and projections of future operations, as well as a summary and description of the Plan. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code. Although proposed jointly for administrative purposes, the Plan shall apply as a separate Plan for each of the Debtors, and the classification of Claims and Interests set forth herein shall apply separately to each of the Debtors.

ALL HOLDERS OF CLAIMS and Interests ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. SUBJECT TO CERTAIN RESTRICTIONS AND REQUIREMENTS SET FORTH IN SECTION 1127 OF THE BANKRUPTCY CODE, RULE 3019 OF THE BANKRUPTCY RULES, AND ARTICLE X OF THE PLAN, THE DEBTORS RESERVE THE RIGHT TO ALTER, AMEND, MODIFY, SUPPLEMENT, REVOKE, OR WITHDRAW THE PLAN PRIOR TO ITS CONSUMMATION.

Article I.
DEFINED TERMS, RULES OF INTERPRETATION,
COMPUTATION OF TIME, AND GOVERNING LAW

A.	Defined Terms

As used in this Plan, capitalized terms have the meanings set forth below.

1.          “2020 EIP Order” means the Order Authorizing and Approving the Debtors Employee Incentive Plan [Docket No. 1560].

2.          “2021 KEIP/EIP Order” means the Order Authorizing and Approving the Debtors’ (i) 2021 Key Employee Incentive Plan and (ii) 2021 Employee Incentive Plan [Docket No. 2793].

3.          “5.500% Unsecured Noteholders” means the Holders of the 5.500% Unsecured Notes from time to time, in their capacity as such.

4.          “5.500% Unsecured Notes” means the 5.500% senior notes due 2024 issued pursuant to the 5.500% Unsecured Notes Indenture.

5.          “5.500% Unsecured Notes Claims” means all Claims against any Debtor arising from or based upon the 5.500% Unsecured Notes or any other 5.500% Unsecured Notes Document, including all accrued but unpaid interest, costs, fees, and indemnities, which principal outstanding amount as of the Petition Date was in the aggregate amount equal to $800,000,000.00.

6.          “5.500% Unsecured Notes Documents” means, collectively, the 5.500% Unsecured Notes Indenture, the 5.500% Unsecured Notes, and all related agreements and documents executed by any of the Debtors in connection with the 5.500% Unsecured Notes.

7.          “5.500% Unsecured Notes Indenture” means that certain indenture (as the same may have been amended, modified, or supplemented from time to time), dated as of September 22, 2016, for the 5.500% Unsecured Notes by and among Hertz Corp., as the issuer, the Subsidiary Guarantors, as guarantors, and the 5.500% Unsecured Notes Trustee.

8.           “5.500% Unsecured Notes Trustee” means Wells Fargo Bank, N.A., in its capacity as trustee under the 5.500% Unsecured Notes Indenture, including any successor thereto.

9.           “6.000% Unsecured Noteholders” means Holders of the 6.000% Unsecured Notes from time to time, in their capacity as such.

10.          “6.000% Unsecured Notes” means the 6.000% senior notes due 2028 issued pursuant to the 6.000% Unsecured Notes Indenture.

11.          “6.000% Unsecured Notes Claims” means all Claims against any Debtor arising from or based upon the 6.000% Unsecured Notes or any other 6.000% Unsecured Notes Document, including all accrued but unpaid interest, costs, fees, and indemnities, which principal outstanding amount as of the Petition Date was in the aggregate amount equal to $900,000,000.00.

12.          “6.000% Unsecured Notes Documents” means, collectively, the 6.000% Unsecured Notes Indenture, the 6.000% Unsecured Notes, and all related agreements and documents executed by any of the Debtors in connection with the 6.000% Unsecured Notes.

13.          “6.000% Unsecured Notes Indenture” means that certain indenture (as the same may have been amended, modified, or supplemented from time to time), dated as of November 25, 2019, for the 6.000% Unsecured Notes by and among Hertz Corp., as the issuer, the Subsidiary Guarantors, as guarantors, and the 6.000% Unsecured Notes Trustee.

14.          “6.000% Unsecured Notes Trustee” means Wells Fargo Bank, N.A., in its capacity as trustee under the 6.000% Unsecured Notes Indenture, including any successor thereto.

15.          “6.250% Unsecured Noteholders” means Holders of the 6.250% Unsecured Notes from time to time, in their capacity as such.

16.          “6.250% Unsecured Notes” means the 6.250% senior notes due 2022 issued pursuant to the 6.250% Unsecured Notes Indenture.

17.          “6.250% Unsecured Notes Claims” means all Claims against any Debtor arising from or based upon the 6.250% Unsecured Notes or any other 6.250% Unsecured Notes Document, including all accrued but unpaid interest, costs, fees, and indemnities, which principal outstanding amount as of the Petition Date was in the aggregate equal to $500,000,000.00.

18.          “6.250% Unsecured Notes Documents” means, collectively, the 6.250% Unsecured Notes Indenture, the 6.250% Unsecured Notes, and all related agreements and documents executed by any of the Debtors in connection with the 6.250% Unsecured Notes.

19.          “6.250% Unsecured Notes Indenture” means that certain indenture (as the same may have been amended, modified, or supplemented from time to time), dated as of October 16, 2012, for the 6.250% Unsecured Notes by and among Hertz Corp., as the issuer, the Subsidiary Guarantors, as guarantors, and the 6.250% Unsecured Notes Trustee.

20.          “6.250% Unsecured Notes Trustee” means Wells Fargo Bank, N.A., in its capacity as trustee under the 6.250% Unsecured Notes Indenture, including any successor thereto.

21.          “7.000% Unsecured Promissory Noteholders” means Holders of the 7.000% Unsecured Promissory Notes from time to time, in their capacity as such.

22.          “7.000% Unsecured Promissory Notes” means the 7.000% senior notes due 2028 issued pursuant to the 7.000% Unsecured Promissory Notes Indenture.

23.          “7.000% Unsecured Promissory Notes Claims” means all Claims against any Debtor arising from or based upon the 7.000% Unsecured Promissory Notes or any other 7.000% Unsecured Promissory Notes Document, including all accrued but unpaid interest, costs, fees, and indemnities, which principal outstanding amount as of the Petition Date was in the aggregate amount equal to $28,274,393.81.

24.          “7.000% Unsecured Promissory Notes Documents” means, collectively, the 7.000% Unsecured Promissory Notes Indenture, the 7.000% Unsecured Promissory Notes, and all related agreements and documents executed by any of the Debtors in connection with the 7.000% Unsecured Promissory Notes.

25.          “7.000% Unsecured Promissory Notes Indenture” means that certain indenture (as the same may have been amended, modified, or supplemented from time to time), dated as of December 1, 1994, for the 7.000% Unsecured Promissory Notes by and among Hertz Corp., as the issuer, the Subsidiary Guarantors, as guarantors, and the 7.000% Unsecured Promissory Notes Trustee.

26.          “7.000% Unsecured Promissory Notes Trustee” means U.S. Bank National Association, in its capacity as trustee under the 7.000% Unsecured Notes Indenture, including any successor thereto.

27.          “7.000% Unsecured Promissory Notes Trustee’s Fees” means, collectively, to the extent not previously paid in connection with the Chapter 11 Cases, the reasonable and documented fees, costs, and expenses (including, without limitation, legal fees) incurred by the 7.000% Unsecured Promissory Notes Trustee that are required to be paid under the 7.000% Unsecured Promissory Notes Documents.

28.          “7.125% Unsecured Noteholders” means Holders of the 7.125% Unsecured Notes from time to time, in their capacity as such.

29.          “7.125% Unsecured Notes” means the 7.125% senior notes due 2026 issued pursuant to the 7.125% Unsecured Notes Indenture.

30.          “7.125% Unsecured Notes Claims” means all Claims against any Debtor arising from or based upon the 7.125% Unsecured Notes or any other 7.125% Unsecured Notes Document, including all accrued but unpaid interest, costs, fees, and indemnities, which principal outstanding amount as of the Petition Date was in the aggregate amount equal to $500,000,000.00.

31.          “7.125% Unsecured Notes Documents” means, collectively, the 7.125% Unsecured Notes Indenture, the 7.125% Unsecured Notes, and all related agreements and documents executed by any of the Debtors in connection with the 7.125% Unsecured Notes.

32.          “7.125% Unsecured Notes Indenture” means that certain indenture (as the same may have been amended, modified, or supplemented from time to time), dated as of August 1, 2019, for the 7.125% Unsecured Notes by and among Hertz Corp., as the issuer, the Subsidiary Guarantors, as guarantors, and the 7.125% Unsecured Notes Trustee.

33.          “7.125% Unsecured Notes Trustee” means Wells Fargo Bank, N.A., in its capacity as trustee under the 7.125% Unsecured Notes Indenture, including any successor thereto.

34.          “ABS Released Parties” shall have the meaning ascribed to such term the Second Interim HVF Master Lease Settlement Order.

35.          “Ad Hoc Group of Unsecured Noteholders” means the ad hoc group of certain Holders of Unsecured Notes identified in the Second Amended Verified Statement of Willkie Farr & Gallagher LLP and Young Conaway Stargatt and Taylor LLP Pursuant to Bankruptcy Rule 2019 [Docket No. 3220] as may be supplemented and/or amended from time to time.

36.          “Administrative Claim” means a Claim against any of the Debtors for costs and expenses of administration of the Debtors’ Estates pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including (i) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors, including wages, salaries, or commissions for services rendered after the Petition Date; (ii) Professional Fee Claims; (iii) Substantial Contribution Claims; (iv) fees and charges payable to the U.S. Trustee pursuant to Section 1930 of the Judicial Code; (v) postpetition Intercompany Claims, (vi) DIP Claims, (vii) HVF Master Lease Administrative Claims; (viii) Canadian Fleet Financing Administrative Claims; and (ix) Interim Fleet Financing Administrative Claims.

37.          “Administrative Claims Bar Date” means the first Business Day that is thirty (30) days following the Effective Date, except as specifically set forth in the Plan or a Final Order, including the Claims Bar Date Order.

38.          “Administrative Claims Objection Deadline” means the first Business Day that is one-hundred and eighty (180) days after the Effective Date; provided that such date may be extended by the Bankruptcy Court at the Reorganized Debtors’ request.

39.          “ADR Procedures” means the alternative dispute resolution procedures as amended, supplemented, or modified from time to time and filed in connection with the Plan Supplement. For the avoidance of doubt, such procedures shall not apply to any dispute involving the Plan Sponsors, if any, and shall be in form and substance reasonably acceptable to the Requisite Commitment Parties in good faith. For the avoidance of doubt, prior to the Effective Date, ADR Procedures refers to those procedures approved by the Bankruptcy Court on April 13, 2021 [D.I. 3835] and after the Effective Date, the ADR Procedures in the Plan Supplement.

40.          “Affiliate” means, with respect to any Entity, all Entities that would fall within the definition assigned to such term in section 101(2) of the Bankruptcy Code as if such Entity was a debtor in a case under the Bankruptcy Code.

41.          “Allowed” means, with respect to any Claim or Interest, except as otherwise provided herein, such Claim or Interest (or any portion thereof) that is not Disallowed and (i) with respect to which no objection to the allowance thereof or request for estimation has been Filed or such Claim or Interest has not been designated for participation in the ADR Procedures on or before the Claims Objection Deadline, Administrative Claims Objection Deadline, or the expiration of such other applicable period fixed by the Bankruptcy Court, (ii) that has been expressly Allowed under the Plan, any stipulation approved by the Bankruptcy Court, or a Final Order of the Bankruptcy Court; (iii) is both not Disputed and either (a) evidenced by a Proof of Claim timely Filed in accordance with the Claims Bar Date Order (or for which Claim under the Plan, the Bankruptcy Code, or a Final Order of the Bankruptcy Court a Proof of Claim is not or shall not be required to be Filed) or (b) listed in the Schedules as not contingent, not unliquidated, and not disputed, and for which no Proof of Claim has been timely Filed; (iv) is allowed by a Final Order, or (v) is compromised, settled, or otherwise resolved to by (a) the Debtors and (b) the holder of such Claim or Interest; provided, that, except as otherwise expressly provided herein, the amount of any Allowed Claim or Allowed Interest shall be determined in accordance with the Bankruptcy Code, including sections 502(b), 503(b) and 506 of the Bankruptcy Code. Except as otherwise specified in the Plan (including with respect to First Lien Claims) or any Final Order, and except to the extent such interest is Allowed pursuant to section 506(b) of the Bankruptcy Code, the amount of an Allowed Claim shall not include interest on such Claim from and after the Petition Date. For purposes of determining the amount of an Allowed Claim, there shall be deducted therefrom an amount equal to the amount of any Claim that the Debtors may hold against the holder thereof, to the extent such Claim may be offset, recouped, or otherwise reduced under applicable law. Any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated, or disputed, and for which no Proof of Claim or Interest is or has been timely Filed, is not considered Allowed and shall be expunged without further action by the Debtors and without further notice to any party or action, approval, or order of the Bankruptcy Court. Notwithstanding anything to the contrary herein, no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes. For the avoidance of doubt, a Proof of Claim Filed after the Claims Bar Date shall not be Allowed for any purposes whatsoever absent entry of a Final Order allowing such late-Filed Claim. “Allow,” “Allowance,” and “Allowing” shall have correlative meanings.

42.          “ALOC Credit Agreement” means that certain Credit Agreement (as the same may have been amended, modified, supplemented, or amended and restated from time to time), dated as of December 13, 2019, by and among Hertz Corp., the lenders party thereto, and Goldman Sachs Mortgage Company, as administrative agent and issuing lender, as may be amended, modified, or amended and restated from time to time.

43.          “ALOC Facility” means the letter of credit facility provided pursuant to the ALOC Credit Agreement.

44.          “ALOC Facility Agent” means Goldman Sachs Mortgage Company solely in its capacity as administrative agent for the ALOC Facility.

45.          “ALOC Facility Claims” means all Claims against any Debtor arising from or based upon letters of credit issued pursuant to the ALOC Credit Agreement or any other ALOC Facility Documents, including accrued but unpaid interest, costs, fees, and indemnities.

46.          “ALOC Facility Documents” means the ALOC Credit Agreement and all related agreements and documents executed by any of the Debtors in connection with the ALOC Facility.

47.          “Assumed Executory Contracts and Unexpired Leases Schedule” means the schedule of Executory Contracts and/or Unexpired Leases filed as part of the Plan Supplement, which shall be in form and substance acceptable to the Requisite Commitment Parties in good faith, as may be amended, modified, or supplemented by the Debtors from time to time, that will be assumed by the Reorganized Debtors pursuant to the Plan; provided, that the Assumed Executory Contracts and Unexpired Leases Schedule does not need to include Executory Contracts and/or Unexpired Leases that have been assumed pursuant to an order of the Bankruptcy Court entered prior to the Effective Date.

48.          “Australian ABS Restructuring Settlement” means the restructuring of the Australian Securitization Facility on terms and conditions reasonably acceptable to the Debtors, the Requisite Commitment Parties, Hertz Australia, the Australian Financing Entity, and the requisite consenting lenders from time to time party to the Australian Securitization Facility Documents, which restructuring and settlement shall include the complete release and disallowance of the Australian Performance Guarantee and any claims related thereto, including the Australian Performance Guarantee Claim.

49.          “Australian Financing Entity” means HA Fleet Pty Ltd (ACN 126 115 204).

50.          “Australian Performance Guarantee” means the guarantee and indemnity granted by Hertz Corp. pursuant to that certain THC Guarantee and Indemnity, dated as of July 12, 2016.

51.          “Australian Performance Guarantee Claim” means any Claim against Hertz Corp. pursuant to the Australian Performance Guarantee.

52.          “Australian Securitization Facility” means the fleet financing facility, dated December 7, 2010, between, among others, the Australian Financing Entity and Citibank, N.A., as Administrative Agent, as amended, varied, amended and restated or extended from time to time, including pursuant the Master Amendment and Restatement Deed dated as of July 12, 2016, entered into between, among others, the Australian Financing Entity, Westpac Banking Corporation, and P.T. Limited, and as amended by the Amendment Deed dated as of September 23, 2019, entered into between, among others, the Australian Financing Entity, Westpac Banking Corporation and P.T. Limited.

53.          “Australian Securitization Facility Documents” means all related agreements and documents executed by Hertz Corp., Hertz Australia, the Australian Financing Entity, or any of its non-Debtor Affiliates in connection with the Australian Securitization Facility.

54.          “Avoidance Actions” means any and all actual or potential Claims and Causes of Action to avoid a transfer of property or an obligation incurred by the Debtors and any recovery, subordination, or other remedies that may be brought by or on behalf of the Debtors and their Estates under the Bankruptcy Code or applicable non-bankruptcy law, including under sections 502, 544, 545, 547, 548, 549, 550, 551, 553(b) and 724(a) of the Bankruptcy Code, chapter 5 of the Bankruptcy Code, or applicable non-bankruptcy law

55.          “Backstop Investors” shall have the meaning set forth in the Stock Purchase Agreement.

56.          “Ballot” means the form(s) distributed to holders of Claims entitled to vote on the Plan to indicate their acceptance or rejection of the Plan and to make an election with respect to the releases by Holders of Claims and Interests provided by Article VIII.D.

57.          “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as now in effect or as may be amended hereafter and applicable to the Chapter 11 Cases.

58.          “Bankruptcy Court” means (i) the United States Bankruptcy Court for the District of Delaware having jurisdiction over the Chapter 11 Cases; (ii) to the extent any reference made under section 157 of title 28 of the United States Code is withdrawn or the Bankruptcy Court is determined not to have authority to enter a Final Order on an issue, the unit of such District Court having jurisdiction over the Chapter 11 Cases under section 151 of title 28 of the United States Code; or (iii) such other court as may have jurisdiction over the Chapter 11 Cases or any aspect thereof to the extent of such jurisdiction.

59.          “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as applicable to the Chapter 11 Cases, promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court, in each case, as amended from time to time and applicable to the Chapter 11 Cases.

60.          “Bifurcation Motion” means the Debtors’ Motion for Entry of an Order (I) Authorizing and Approving the Debtors’ Entry Into, and Performance Under, European Settlement and Restructuring Embodied in Noteholder Lock-Up Agreement: (A) Settling Guarantee Claims, (B) Allowing Replacement U.S. Unsecured Claims, (C) Providing for the Issuance of Non-Contingent Debt Instrument, (D) Authorizing Sale of Replacement U.S. Unsecured Claims Pursuant to Sale Procedures, Including Authorizing Hertz Global Holdings, Inc. to Act as Agent to Market and Sell Such Claims and the Appointment of Moelis & Company LLC to Act as the Intermediary in Connection Therewith, (E) Authorizing Hertz System Inc. to Enter Into or Amend Certain Intellectual Property and License and Sublicense Agreements, and (F) Modifying Automatic Stay with Respect to European Noteholder Lock-Up Agreement and (II) Granting Related Relief [Docket No. 2280].

61.          “BNY Canada” means BNY Trust Company of Canada.

62.          “Business Day” means any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)), or a day on which banking institutions in New York, New York are authorized by law or other governmental action to close.

63.          “Canadian Fleet Financing Administrative Claims” means any and all Administrative Claims arising under or related to the Canadian Fleet Financing Debtor Documents.

64.          “Canadian Fleet Financing Back-Up Agent Agreement” means that certain Back-Up Disposition Agent Agreement dated as of September 14, 2014, by and among Fiserv Automotive Solutions, Inc., Hertz Canada, DTAG Canada and the Canadian Trustee, as amended from time to time.

65.          “Canadian Fleet Financing Base Indenture” means that certain Base Indenture dated as of September 14, 2015 by and among TCL Funding, as issuer, Hertz Canada and DTAG Canada, as co-servicers, HCVP, HC Limited, DTGC, as securitization entities, certain Committed Note Purchasers, Certain Conduit Investors, Certain Funding Agents for the Investor Groups (each as defined therein) and BNY Canada, as trustee.

66.          “Canadian Fleet Financing Debtor Documents” means the Canadian Fleet Financing Indenture, the Canadian Fleet Financing Servicing Agreement, the Canadian Fleet Financing Back-Up Agent Agreement, the Canadian Fleet Financing Performance Guarantee, and any other agreements, instruments and documents executed by the Debtors in connection therewith.

67.          “Canadian Fleet Financing Documents” means the Canadian Fleet Financing Debtor Documents, the Canadian Fleet Financing Notes and any other agreements, instruments and documents executed in connection therewith.

68.          “Canadian Fleet Financing Facility” means the asset-backed securitization facility issued pursuant to the Canadian Fleet Financing Documents.

69.          “Canadian Fleet Financing Indenture” means the Canadian Fleet Financing Base Indenture and the Canadian Fleet Financing Supplemental Indenture.

70.          “Canadian Fleet Financing Notes” means the Series 2021-A Variable Funding Rental Car Asset Backed Notes issued under the Canadian Fleet Financing Indenture.

71.          “Canadian Fleet Financing Performance Guarantee” means the Performance Guarantee dated as of September 14, 2014 issued by Hertz Corp. for the benefit of the Canadian Trustee in connection with the Canadian Fleet Financing Servicing Agreement and the Canadian Fleet Financing Back-Up Agent Agreement.

72.          “Canadian Fleet Financing Servicing Agreement” means that certain Servicing Agreement dated as of September 14, 2015, by and among Hertz Canada, DTAG Canada, HC Limited, TCL Funding, DTAC, and the Canadian Trustee, as amended from time to time.

73.          “Canadian Fleet Financing Supplemental Indenture” means the Series 2021-A Supplement dated as of January 27, 2021 to the Canadian Fleet Financing Base Indenture.

74.           “Canadian Trustee” means BNY Canada acting in its capacity as Trustee under the Canadian Fleet Financing Indenture.

75.          “Cash” means the legal tender of the United States of America or equivalents thereof.

76.          “Cash Collateral Orders” means the (i) Agreed Interim Order (I) Authorizing Use of Cash Collateral and (II) Granting Adequate Protection and Related Relief to Prepetition Secured Parties [Docket No. 204], (ii) the Second Agreed Order (I) Authorizing Use of Cash Collateral and (II) Granting Adequate Protection and Related Relief to Prepetition Secured Parties [Docket No. 559] and (iii) the Third Agreed Order (I) Authorizing Use of Cash Collateral and (II) Granting Adequate Protection and Related Relief to Prepetition Secured Parties [Docket No. 1131], each as amended, supplemented, or modified from time to time.

77.          “Casualty Superpriority Administrative Expense Claim” means the superpriority administrative expense claims of the HVF Trustee pursuant to the Interim HVF Master Lease Settlement Orders in an amount equal to all payments on account of a Casualty (as defined in the HVF Master Lease Agreement) accrued under the HVF Master Lease Agreement plus interest thereon from the date such amount would be payable under the HVF Master Lease Agreement at the one-month LIBOR Rate (as defined in the HVF Master Lease Agreement) plus 5.50%.

78.          “Cause of Action” means any action, claim, proceeding, cause of action, controversy, demand, right, action, Lien, indemnity, interest, guarantee, suit, obligation, liability, damage, judgment, account, defense, offset, power, privilege, license, or franchise of any kind or character whatsoever, whether known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, in law, or in equity or pursuant to any other theory of law. For the avoidance of doubt, “Cause of Action” includes (i) any right of setoff, counterclaim, or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (ii) any Claim based on or relating to, or in any manner arising from, in whole or in part, tort, breach of contract, breach of fiduciary duty, violation of state or federal law or breach of any duty imposed by law or in equity; (iii) the right to object to or to otherwise contest, recharacterize, reclassify, subordinate, or disallow any Claims or Interests; provided, that notwithstanding anything to the contrary herein, such right with respect to GUC Administrator Claims shall be controlled solely by the GUC Oversight Administrator; (iv) any Claim pursuant to section 362 of the Bankruptcy Code; (v) any claim or defense including fraud, mistake, duress, and usury; and any other defenses set forth in section 558 of the Bankruptcy Code; and (vi) any Avoidance Actions.

79.          “Centerbridge” means Centerbridge Partners L.P., acting solely in its capacity as an investment manager or advisor on behalf of certain funds or accounts or wholly-owned entities of such funds or accounts.

80.          “Chapter 11 Cases” means (i) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court; and (ii) when used with reference to all of the Debtors, the procedurally consolidated and jointly administered chapter 11 cases pending for the Debtors in the Bankruptcy Court under Chapter 11 Case, Number 20-11218 (MFW).

81.          “Claim” shall have the meaning set forth in section 101(5) of the Bankruptcy Code.

82.          “Claims and Noticing Agent” means Prime Clerk LLC, the claims, noticing, and solicitation agent retained by the Debtors pursuant to the Order Authorizing the Appointment of Prime Clerk LLC as Claims and Noticing Agent Nunc Pro Tunc to the Petition Date [Docket No. 183].

83.          “Claims Bar Date” means October 21, 2020 at 5:00 p.m. (prevailing Eastern Time) or other applicable date(s) designated by the Bankruptcy Court as the last date(s) for filing a Proof of Claim against the Debtors.

84.          “Claims Bar Date Order” means the Order Establishing Bar Dates and Related Procedures for Filing Proofs of Claim, Including Claims Arising Under Section 503(b)(9) of the Bankruptcy Code, and Approving the Form and Manner of Notice Thereof [Docket No. 1240], entered by the Bankruptcy Court on September 9, 2020, as amended, modified, or supplemented by order of the Bankruptcy Court from time to time.

85.          “Claims Objection Deadline” means the deadline for objecting to a Claim, which shall be on the date that is the later of (i) one hundred and eighty (180) days after the Effective Date and (ii) such later date as may be fixed by the Bankruptcy Court upon a motion by the Reorganized Debtors Filed on or before the day that is one hundred and eighty (180) days after the Effective Date.

86.          “Claims Register” means the official register of Claims maintained by the Claims and Noticing Agent in the Chapter 11 Cases.

87.           “Class” means a category of Holders of Claims or Interests as set forth in Article III pursuant to section 1122(a) of the Bankruptcy Code.

88.          “Class Action Claim” means any Claim scheduled or filed by a purported class representative or its counsel on behalf of one or more claimant.

89.          “Clawback Defendants” means (i) Mark Frissora; (ii) John Jeffrey Zimmerman; and (iii) Scott Sider.

90.          “Collective Bargaining Agreements” means all the collective bargaining agreements of the Debtors.

91.          “Collective Bargaining Agreement Schedule” means the schedule of cure amounts due on account of the Debtors’ Collective Bargaining Agreements, as may be amended by the Debtors.

92.          “Committee” means the statutory committee of unsecured creditors, appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code by the U.S. Trustee, pursuant to the Notice of Appointment of Official Committee of Unsecured Creditors [Docket No. 392] on June 11, 2020, as may be reconstituted from time to time.

93.          “Committee Complaint” means the Complaint Filed by the Committee in the adversary proceeding styled The Official Committee of Unsecured Creditors v. Barclays Bank PLC and BOKF, N.A. (under Adversary Proceeding Number 20-50842 (MFW)).

94.          “Committee Members” means, each in its capacity as a member of the Committee, (i) American Automobile Association, Inc.; (ii) Janice Dawson; (iii) International Brotherhood of Teamsters;2 (iv) Pension Benefit Guaranty Corporation; (v) Sirius XM Radio Inc.; (vi) Southwest Airlines Co.; (vii) U.S. Bank National Association; and (viii) Wells Fargo Bank, N.A.

95.          “Company” means, collectively, the (i) Debtors; and (ii) their direct and indirect non-Debtor subsidiaries.

96.          “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases.

97.          “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

98.          “Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code.

99.          “Confirmation Order” means the order of the Bankruptcy Court, confirming the Plan pursuant to section 1129 of the Bankruptcy Code that is consistent with this Plan, and which shall be in form and substance acceptable to the Requisite Commitment Parties in good faith.

100.        “Consummation” means the occurrence of the Effective Date.

101.        “Cure Claim” means a monetary Claim in an amount, including an amount of $0.00, required to cure any monetary defaults under any Executory Contract or Unexpired Lease (or such lesser amount as may be agreed upon by the parties to an Executory Contract or Unexpired Lease) at the time such contract or lease is assumed by the Debtors pursuant to sections 365 or 1123 of the Bankruptcy Code.

102.        “D&O Liability Insurance Policies” means, collectively, all insurance policies (including any “tail policy”) issued at any time, whether expired or unexpired, to any of the Debtors for certain liabilities of the Debtors and/or their current or former directors, managers, and officers, and all agreements, documents or instruments related thereto, including the Tail D&O Policy.

103.        “Debtors” means, collectively, (i) Hertz Corp.; (ii) Hertz Global Holdings, Inc.; (iii) Thrifty Rent-A-Car System, LLC; (iv) Thrifty, LLC; (v) Dollar Thrifty Automotive Group, Inc.; (vi) Firefly Rent A Car LLC; (vii) CMGC Canada Acquisition ULC; (viii) Hertz Aircraft, LLC; (ix) Dollar Rent A Car, Inc.; (x) Dollar Thrifty Automotive Group Canada Inc.; (xi) Donlen Corporation; (xii) Donlen FSHCO Company; (xiii) Hertz Canada Limited; (xiv) Donlen Mobility Solutions, Inc.; (xv) DTG Canada Corp.; (xvi) DTG Operations, Inc.; (xvii) Hertz Car Sales LLC; (xviii) DTG Supply, LLC; (xix) Hertz Global Services Corporation; (xx) Hertz Local Edition Corp.; (xxi) Hertz Local Edition Transporting, Inc.; (xxii) Donlen Fleet Leasing Ltd.; (xxiii) Hertz System, Inc.; (xxiv) Smartz Vehicle Rental Corporation; (xxv) Thrifty Car Sales, Inc.; (xxvi) Hertz Technologies, Inc.; (xxvii) TRAC Asia Pacific, Inc.; (xxviii) Hertz Transporting, Inc.; (xxix) Rental Car Group Company, LLC; and (xxx) Rental Car Intermediate Holdings, LLC.

2 The International Brotherhood of Teamsters is a Member in its capacity as representative for Local Unions 20, 25, 79, 89, 104, 114, 117, 118, 150, 175, 206, 222, 272, 299, 305, 317, 327, 355, 385, 399, 431, 449, 455, 481, 492, 495, 528, 529, 541, 618, 641, 665, 667, 682, 745, 769, 781, 813, 830, 853, 856, 886, 901, 922, 926, 931, 986, 988 and 996, and their respective members.

104.          “Defined Benefit Plan” means The Hertz Corporation Account Balance Defined Benefit Pension Plan.

105.          “Definitive Documents” has the meaning set forth in the Plan Support Agreement.

106.          “Designated Claim” means any disputed, unliquidated, or contingent Claim selected by the Debtors, the Reorganized Debtors, the GUC Oversight Administrator, or the Distribution Agent, as applicable, for resolution through the ADR Procedures.

107.          “DFLF Facility” means the asset-backed securitization facility entered into in connection with the Order (I) Authorizing Certain Debtors to Enter Into Securitization Documents, (II) Modifying the Automatic Stay, and (III) Granting Related Relief [Docket. No. 1489].

108.          “DIP Agent” means Barclays Bank PLC, in its capacity as Administrative Agent and Collateral Agent under the DIP Credit Agreement, including any successor thereto.

109.          “DIP Claims” means any Claim in respect of any DIP Obligations (as defined in the DIP Order) owed by the Debtors under the DIP Order.

110.          “DIP Credit Agreement” means that certain Senior Secured Superpriority Debtor-in-Possession Credit Agreement (as the same may have been amended, modified, supplemented, or amended and restated from time to time), dated as of October 30, 2020, by and among Hertz Corp., as borrower, the DIP Lenders, the DIP Agent, and Barclays Bank PLC as Joint Bookrunner, as approved by the DIP Order, and as the same may be amended, modified, or amended and restated from time to time in accordance with its terms.

111.          “DIP Loan Documents” has the meaning set forth in the DIP Order.

112.          “DIP Financing” means the postpetition financing facility issued pursuant to the DIP Credit Agreement and the DIP Order, consisting of a $1,650,000,000.00 senior secured multiple draw term loan credit facility.

113.          “DIP Lenders” means, collectively, the Lenders (as defined in the DIP Credit Agreement), the Issuing Bank (as defined in the DIP Credit Agreement) and any other DIP Secured Party (as defined in the DIP Order).

114.          “DIP Order” means the Order (I) Authorizing the Debtors to Obtain Debtor-in-Possession Financing and Granting Liens and Superpriority Administrative Claims and (II) Granting Related Relief [Docket No. 1661] as amended, supplemented, or modified from time to time.

115.          “Disallowed” means any Claim, or any portion thereof, that (i) has been disallowed by Final Order or settlement; (ii) is listed on the Schedules at an amount of $0.00 or as contingent, disputed, or unliquidated and as to which a Claims Bar Date has been established but no Proof of Claim has been timely Filed, deemed timely Filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court, including the Claims Bar Date Order, or otherwise deemed timely Filed under applicable law; or (iii) is not listed on the Schedules and as to which a Claims Bar Date has been established but no Proof of Claim has been timely Filed or deemed timely Filed with the Bankruptcy Court pursuant to the Bankruptcy Code or any Final Order of the Bankruptcy Court, including the Claims Bar Date Order, or otherwise deemed timely Filed under applicable law. “Disallow” and “Disallowance” shall have correlative meanings.

116.        “Disclosure Statement” means the Disclosure Statement for the Second Modified Second Amended Joint Chapter 11 Plan of Reorganization of The Hertz Corporation and Its Debtor Affiliates, dated as of [•], 2021 (as amended, modified or supplemented from time to time in accordance with its terms), Filed substantially contemporaneously herewith, including all exhibits and schedules thereto and references therein that relate to the Plan that are prepared and distributed in accordance with applicable law.

117.        “Disclosure Statement Order” means that certain Order (I) Approving the Proposed Disclosure Statement and Form and Manner Notice of Disclosure Statement Hearing, (II) Establishing Solicitation and Voting Procedures, (III) Scheduling Confirmation Hearing, (IV) Establishing Notice and Objection Procedures for Confirmation of the Proposed Plan, and (V) Granting Related Relief entered by the Bankruptcy Court on [•], 2021 [Docket No. [•]], and which shall be in form and substance acceptable to the Requisite Commitment Parties in good faith.

118.        “Disputed” means, with respect to a Claim or Interest, a Claim (or portion thereof) that is not yet Allowed or Disallowed.

119.        “Distribution Agent” means, as applicable, the Entity or Entities selected by the Debtors or the Reorganized Debtors, in consultation with the Plan Sponsors, to make or to facilitate distributions pursuant to the Plan and, with respect to General Unsecured Claims, the GUC Oversight Administrator.

120.        “Distribution Agent Claims” means any Claim that is not a GUC Administrator Claim.

121.        “Distribution Record Date” means the date for determining which Holders of Allowed Claims are eligible to receive distributions under the Plan, which, unless otherwise specified, shall be 5:00 p.m. prevailing Eastern Time on the date of the Confirmation Hearing; provided, that the Distribution Record Date shall not apply to the First Lien Claims, Second Lien Note Claims, Unsecured Funded Debt Claims (subject to the Rights Offering Procedures with respect to the distribution of Subscription Rights), and the HHN Notes Guarantee Claims, the Holders of which shall receive a distribution in accordance with Article VI of the Plan and, as applicable, the customary procedures of DTC and Euroclear.

122.        “Donlen Canada Securitization Facility” means the asset-backed securitization facility issued by non-Debtor Donlen Canada Fleet Funding LP.

123.        “Donlen Debtors” means (i) Donlen Corporation; (ii) Donlen FSHCO Company; (iii) Donlen Mobility Solutions, Inc.; and (iv) Donlen Fleet Leasing Ltd.

124.        “Donlen Documents” means the documents executed in connection with the Donlen Sale.

125.        “Donlen Sale” means the sale of substantially all of the assets of the Donlen Debtors.

126.        “DTAC” means DTC Car Rental Partnership Limited.

127.        “DTAG Canada” means Debtor Dollar Thrifty Automotive Group Canada Inc.

128.        “DTC” means The Depository Trust Company.

129.       “Dundon” means Dundon Capital Partners, LLC, acting solely in its capacity as an investment manager or advisor on behalf of certain funds or accounts or wholly-owned entities of such funds or accounts.

130.        “Effective Date” means, with respect to the Plan, the date that is a Business Day on which (i) no stay of the Confirmation Order is in effect; (ii) all conditions precedent specified in Article IX.A have been satisfied or waived (in accordance with Article IX.B); and (iii) the Plan is declared effective by the Debtors. Without limiting the foregoing, any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable after the Effective Date.

131.        “Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

132.        “Employee Obligations” means any written contracts, agreements, policies, programs, and plans (as from time to time amended or restated) applicable to employees or directors for regular compensation (including wages, salary, commissions, and incentives), bonus programs approved by the Bankruptcy Court pursuant to the 2020 EIP Order and the 2021 KEIP/EIP Order, expense reimbursements, vacation and sick leave benefits, employee and retiree health care, vision, and dental benefits, employee and retiree life insurance benefits, disability insurance benefits, accidental death and dismemberment insurance benefits, qualified retirement programs, employee relocation programs, employee and director vehicle use policies, commuter benefits, adoption assistance benefits, employee, director, and retiree discount programs, and other employee welfare plan benefits in effect immediately prior to the Effective Date. For the avoidance of doubt, the term “Employee Obligations” does not include any contracts, agreements, arrangements, letters, policies, programs, or plans (as from time to time amended or restated) for deferred compensation, non-qualified retirement benefits, severance, or other employment termination benefits.

133.        “Employment Agreements” means the existing employment agreement by and between certain employees of the Debtor and the Debtors identified in the Plan Supplement, each of which shall be assumed on the Effective Date, subject to the consent of the Requisite Commitment Parties.

134.        “Equity Commitment Party” shall have the meaning set forth in the Stock Purchase Agreement.

135.        “ERISA” means the Employee Retirement Income Security Act of 1974, 29 U.S.C. §§ 1001-1461, as now in effect or hereinafter amended, and the rules and regulations promulgated thereunder.

136.        “Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to sections 301 and 541 of the Bankruptcy Code.

137.        “Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system.

138.        “European ABS Facility” means that certain €600,000,000.00 asset-backed securitization facility originally dated September 25, 2018 between (among others) International Fleet Financing No. 2 B.V. as Issuer, Credit Agricole Corporate and Investment Bank as European ABS Facility Administrative Agent and BNP Paribas Trust Corporation UK Limited as Issued Security Trustee.

139.        “European ABS Facility Documents” means all related agreements and documents executed by Hertz Corp. or any of its non-Debtor Affiliates in connection with the European ABS Facility.

140.        “European ABS Performance Guarantees” means (i) that certain THC Guarantee and Indemnity, dated as of September 25, 2018, between Hertz Corp., Stuurgroep Fleet (Netherlands) B.V., RAC Finance S.A.S., Hertz Fleet Limited, Stuurgroep Fleet (Netherlands) B.V. Spanish Branch, and BNP Paribas Trust Corporation UK Limited, as issued security trustee and fleetco security trustee, and (ii) that certain German Fleetco THC Indemnity, dated September 25, 2018, between Hertz Corp., Hertz Fleet Limited, BNP Paribas Trust Corporation UK Limited, as issued security trustee and fleetco security trustee, and certain entities named as beneficiaries therein.

141.        “European ABS Performance Guarantee Claim” means all Claims against Hertz Corp. pursuant to the European ABS Performance Guarantees or otherwise arising from the European ABS Facility or the European ABS Facility Documents.

142.       “European ABS Restructuring Settlement” means the restructuring of the Lombard Vehicle Financing Facility and the European ABS Facility on terms and conditions acceptable to the Debtors, the European Vehicle Financing Entities and the requisite consenting lenders from time to time party to the Lombard Vehicle Financing Facility and the European ABS Facility, which restructuring and settlement shall include the complete release and disallowance of the Lombard Financing Facility Guarantee, the European ABS Performance Guarantee and any claims related thereto, including the Lombard Vehicle Financing Facility Guarantee Claims and European ABS Performance Guarantee Claims.

143.        “European Vehicle Financing Entities” means (i) Hertz (U.K.) Limited; and (ii) the non-Debtor Affiliates of Hertz Corp. party to the European ABS Facility Documents.

144.        “Exculpated Parties” means each of the following in their capacity as such: (i) the Debtors; (ii) each of the Debtors’ respective directors and officers serving after the Petition Date; (iii) the Committee; (iv) each of the Committee Members, solely in its capacity as a Committee Member; (v) the Plan Sponsors; (vi) the Backstop Investors; (vii) the Unsecured Notes Trustees, (viii) the 7.000% Unsecured Promissory Notes Trustee; and (ix) with respect to each of the foregoing Entities in clauses (i) through (viii), such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, officers, predecessors, successors, and assigns, subsidiaries, and each of their respective current and former officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in its capacity as such; provided, that with respect to the Plan Sponsors, the Backstop Investors, the Unsecured Notes Trustees, and the 7.000% Unsecured Promissory Notes Trustee, any exculpations afforded under the Plan or Confirmation Order shall be granted only to the extent provided for pursuant to section 1125(e) of the Bankruptcy Code.

145.        “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

146.        “Existing Hertz Parent Interests” means all Interests in (or against) Hertz Parent.

147.        “Exit Agent” means, collectively, in their respective capacities as such, the administrative and collateral agents with respect to the Exit Term Loan Credit Agreement and the Exit Revolving Credit Agreement including any successors thereto.

148.       “Exit Facility Documents” means the Exit Term Loan Credit Agreement, the Exit Revolving Credit Agreement and such other financing documents to be entered into in connection with the Exit Term Loan Facility and Exit Revolving Credit Facility (including any guarantee agreements, pledge and collateral agreements, intercreditor agreements and other security documents), which shall be materially consistent with the Plan and otherwise acceptable to the Debtors and the Requisite Commitment Parties in good faith.

149.        “Exit Revolving Credit Agreement” means the credit agreement to be entered into in connection with the Revolving Credit Facility (including any guarantee agreements, pledge and collateral agreements, and other security documents), which shall be materially consistent with the Plan and which shall be in form and substance acceptable to the Debtors and the Requisite Commitment Parties in good faith.

150.        “Exit Revolving Credit Facility” means a senior secured revolving credit facility in an aggregate commitment amount of $1,500,000,000.00, with the capacity for the issuance of letters of credit, secured by a first Lien on substantially all assets of Hertz Corp and the Subsidiary Guarantors (except Donlen Corporation), which shall be on prevailing market terms, materially consistent with the Plan, and otherwise acceptable to the Debtors and the Requisite Commitment Parties.

151.        “Exit Term Loan Credit Agreement” means the credit agreement to be entered into in connection with the Exit Term Loan Facility (including any guarantee agreements, pledge and collateral agreements, and other security documents), which shall be materially consistent with the Plan and which shall be in form and substance acceptable to the Debtors and the Requisite Commitment Parties in good faith.

152.        “Exit Term Loan Facility” means a senior secured credit facility in a principal amount of $1,300,000,000.00, secured by a first Lien on substantially all assets of Hertz Corp and the Subsidiary Guarantors (except Donlen Corporation), which shall be on prevailing market terms, materially consistent with the Plan, and otherwise acceptable to the Debtors and the Requisite Commitment Parties.

153.        “File,” “Filed,” or “Filing” means file, filed, or filing in the Chapter 11 Cases with the Bankruptcy Court or, with respect to the filing of a Proof of Claim or proof of Interest, with the Claims and Noticing Agent.

154.        “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter, which has not been reversed, stayed, modified, or amended, including any order subject to appeal but for which no stay of such order has been entered, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be Filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought; provided, that, the possibility that a request for relief under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, the local rules of the Bankruptcy Court or applicable non-bankruptcy law, may be Filed relating to such order shall not prevent such order from being a Final Order.

155.       “First Interim HVF Master Lease Settlement Order” means the Order Temporarily Resolving Certain Matters Related to the Master Lease Agreement, Setting A Schedule for Further Litigation Related Thereto in 2021 and Adjourning Hearing on the Debtors’ Motion for Order Rejecting Certain Unexpired Vehicle Leases Effective Nunc Pro Tunc to June 11, 2020 Pursuant to Sections 105 and 365(a) of the Bankruptcy Code [Docket No. 390] Sine Die [Docket No. 805].

156.        “First Lien Agent” means Barclays Bank PLC, in its capacity as administrative agent, collateral, and common collateral agent under the First Lien Credit Agreement, the First Lien Standalone LC Agreement, and the other First Lien Loan Documents, including any successor thereto.

157.        “First Lien Claims” means all (i) First Lien Term Loan Claims; (ii) First Lien Revolving Loan Claims; (iii) First Lien Hedge Claims; (iv) First Lien LC Claims; and (v) any Claims against the Debtors not duplicative of the foregoing clauses (i) – (iv), due, owing, and payable to the First Lien Agent, First Lien Lenders, or their professionals pursuant to the Cash Collateral Orders, including any professionals’ fees and expenses.

158.        “First Lien Credit Agreement” means that certain Credit Agreement (as the same may have been amended, modified, supplemented, or amended and restated from time to time), dated as of June 30, 2016, by and among Hertz Corp, the Subsidiary Borrowers (as such term is defined in the First Lien Credit Agreement) party thereto, as borrowers, the First Lien Agent, and the lenders party thereto.

159.        “First Lien Donlen Paydown Amount” means the Cash proceeds received from the Donlen Sale that are applied to the First Lien Claims pursuant to the DIP Order and DIP Credit Agreement.

160.       “First Lien Hedge Agreements” means all Hedge Agreements (as such term is defined in the First Lien Credit Agreement).

161.        “First Lien Hedge Claims” means all Claims against any Debtor arising from or based upon the First Lien Hedge Agreements, including all accrued but unpaid interest, costs, fees, and indemnities, in an aggregate amount equal to approximately $2,312,987.44.

162.        “First Lien Loan Documents” means (i) the First Lien Credit Agreement and all related agreements and documents executed by any of the Debtors in connection with the First Lien Credit Agreement, and (ii) the First Lien Standalone LC Agreement and all related agreements and documents executed by any of the Debtors in connection with the First Lien Standalone LC Agreement.

163.        “First Lien LC Claims” means all (i) First Lien Revolving LC Claims, and (ii) First Lien Standalone LC Facility Claims.

164.        “First Lien Revolving LC Facility” means the letter of credit facility provided pursuant to the First Lien Credit Agreement.

165.        “First Lien Revolving LC Claims” means all Claims against any Debtor arising from or based upon the letters of credit issued under the First Lien Credit Agreement, including all accrued but unpaid interest at the applicable rate, costs, fees, and indemnities.

166.        “First Lien Revolving Loan Claims” means all Claims against any Debtor arising from or based upon the revolving loans issued pursuant to the First Lien Credit Agreement or any other First Lien Loan Document, including all accrued but unpaid interest at the applicable rate, costs, fees, and indemnities, which principal outstanding as of the Petition Date was in the aggregate amount equal to $615,000,000.00.

167.        “First Lien Standalone LC Agreement” means that certain Letter of Credit Agreement (as the same may have been amended, modified, supplemented, or amended and restated from time to time), dated as of November 2, 2017, by and among Hertz Corp., as applicant, and Barclays Bank PLC, as administrative agent and collateral agent.

168.        “First Lien Standalone LC Facility” means the letter of credit facility provided pursuant to the First Lien Standalone LC Agreement.

169.        “First Lien Standalone LC Facility Claims” means all Claims against any Debtor arising from or based upon letters of credit issued under the First Lien Standalone LC Agreement or any other First Lien Standalone LC Facility Documents, including accrued but unpaid interest at the applicable rate, costs, fees, and indemnities.

170.        “First Lien Standalone LC Facility Documents” means the First Lien Standalone LC Agreement and all related agreements and documents executed by any of the Debtors in connection with the First Lien Standalone LC Facility.

171.        “First Lien Term Loan Claims” means all Claims against any Debtor arising from or based upon the term loans issued pursuant to the First Lien Credit Agreement or any other First Lien Term Loan Document, including all accrued but unpaid interest at the applicable rate, costs, fees, and indemnities, which principal outstanding as of the Petition Date was in the aggregate amount equal to approximately $656,250,000.00.

172.        “First Lien Lenders” means, collectively, the lenders under the First Lien Loan Documents.

173.        “General Unsecured Claim” means any Unsecured Claim, against any Debtors, other than (i) Administrative Claims; (ii) Priority Tax Claims; (iii) Other Priority Claims; (iv) Section 510(b) Claims; (v) Intercompany Claims; (vi) Unsecured Funded Debt Claims; and (vii) HHN Notes Guarantee Claims; provided, however, that, notwithstanding anything to the contrary herein, to the extent that a Holder of a General Unsecured Claim against a Debtor holds any joint and several liability Claims, guarantee Claims, or other similar Claims against any other Debtors arising from or relating to the same obligations or liability as such General Unsecured Claim, such Holder shall only be entitled to a distribution on one General Unsecured Claim in full and final satisfaction of all such Claims.

174.        “General Unsecured Recovery Cash Pool Account” means a segregated account to be funded on or prior to the Effective Date in accordance with Article IV.J.

175.        “General Unsecured Recovery Cash Pool Amount” means Cash in the amount of $448,540,000.00, to be distributed in accordance with Article IV.J, to fund distributions to Holders of Allowed General Unsecured Claims.

176.        “Governmental Unit” shall have the meaning set forth in section 101(27) of the Bankruptcy Code.

177.        “GUC Administrator Claims” means any Disputed General Unsecured Claim in a claimed amount in excess of $1,000,000.00, other than such claims agreed to by the Debtors and the Committee.

178.        “GUC Administrator Claim Related Action” means a Cause of Action (other than an Avoidance Action) to the extent such Cause of Action may be asserted as a defense in respect of a GUC Administrator Claim.

179.        “GUC Oversight Administrator” means the individual appointed by the Committee in accordance with Article VI.D. of the Plan that shall be identified in the Plan Supplement.

180.        “GUC Oversight Administrator Costs” means the reasonable and documented costs and expenses of the GUC Oversight Administrator, including the reasonable professionals’ fees and expenses;

provided that the Reorganized Debtors shall be permitted to challenge the reasonableness of the fees and expenses before the Bankruptcy Court.

181.        “GUC Settlement Procedures” means the procedures governing the rights of the GUC Oversight Administrator with respect to the objection to, estimation, or Allowance of, General Unsecured Claims to be filed as part of the Plan Supplement, which shall be reasonably acceptable to the Debtors, the Committee, and the Requisite Commitment Parties.

182.        “HCVP” means Hertz Canada Vehicles Partnership.

183.        “HC Limited” means HC Limited Partnership.

184.        “Herc Documents” means that certain Separation and Distribution Agreement, dated as of June 30, 2016, between Hertz Parent and Herc Holding Inc. and all other documents executed in connection therewith or related thereto.

185.        “Herc Parties” means Herc Holding Inc. and any of its Affiliates, successors, or assigns.

186.        “Hertz Australia” means Hertz Australia Pty. Limited (ACN 004 407 087).

187.        “Hertz Corp.” means The Hertz Corporation

188.        “Hertz Canada” means Hertz Canada Limited

189.        “Hertz Parent” means Hertz Global Holdings, Inc.

190.       “HHN” means Hertz Holdings Netherlands B.V. or any Entity into which Hertz Holdings Netherlands B.V. merges prior to the Effective Date, including Hertz Holdings Netherlands II B.V.

191.       “HHN 4.125% Unsecured Notes” means the senior notes due 2021 issued pursuant to the HHN 4.125% Unsecured Notes Indenture.

192.       “HHN 4.125% Unsecured Notes Indenture” means that certain indenture (as the same may have been amended, modified, or supplemented from time to time), dated as of September 22, 2016, for the HHN 4.125% Unsecured Notes by and among HHN and HUK, as co-issuers, Hertz Corp., as Parent Guarantor, the subsidiary guarantors from time to time parties thereto, as guarantors, Wilmington Trust SP Services (London) Limited, solely in its capacity as trustee, Deutsche Bank AG, London Branch, as Paying Agent and Deutsche Bank Luxembourg S.A., as Registrar, Transfer Agent and Authenticating Agent.

193.        “HHN 4.125% Unsecured Notes Documents” means, collectively, the HHN 4.125% Unsecured Notes Indenture, the HHN 4.125% Unsecured Notes, and all related agreements and documents executed by any of the Debtors in connection with the HHN 4.125% Unsecured Notes.

194.       “HHN 5.500% Unsecured Notes” means the senior notes due 2023 issued pursuant to the HHN 5.500% Unsecured Notes Indenture.

195.       “HHN 5.500% Unsecured Notes Indenture” means that certain indenture (as the same may have been amended, modified, or supplemented from time to time), dated as of March 23, 2018, for the HHN 5.500% Unsecured Notes by and among HHN and HUK, as co-issuers, Hertz Corp., as Parent Guarantor, the subsidiary guarantors from time to time parties thereto, as guarantors, Wilmington Trust SP Services (London) Limited, solely in its capacity as trustee, Deutsche Bank AG, London Branch, as Paying Agent and Deutsche Bank Luxembourg S.A., as Registrar, Transfer Agent and Authenticating Agent.

196.        “HHN 5.500% Unsecured Notes Documents” means, collectively, the HHN 5.500% Unsecured Notes Indenture, the HHN 5.500% Unsecured Notes, and all related agreements and documents executed by any of the Debtors in connection with the HHN 5.500% Unsecured Notes.

197.       “HHN Notes” means (i) the HHN 4.125% Unsecured Notes and (ii) the HHN 5.500% Unsecured Notes.

198.        “HHN Notes Documents” means (i) the HHN 5.500% Unsecured Notes Documents and (ii) the HHN 4.125% Unsecured Notes Documents.

199.        “HHN Notes Guarantee Claims” means, collectively, all Claims against Hertz Corp. and the Subsidiary Guarantors arising from or related to the HHN Notes Documents, including their guarantee of the HHN 4.125% Unsecured Notes and the HHN 5.500% Unsecured Notes.

200.        “HHN Notes Indentures” means, collectively, the (i) HHN 4.125% Unsecured Notes Indenture and (ii) the HHN 5.00% Unsecured Notes Indenture.

201.        “HHN Notes Paying Agent” means Deutsche Bank AG, London Branch, in its capacity as paying agent under each series of the HHN Notes, including any successor thereto.

202.        “HHN Notes Trustee” means Wilmington Trust SP Services (London) Limited, in its capacity as trustee under each series of the HHN Notes, including any successor thereto.

203.        “HHN Notes Trustee Charging Lien” means any Lien or other priority of payment to which the HHN Notes Trustee is entitled under the HHN Notes Documents against distributions to be made to Holders of HHN Notes Guarantee Claims for payment of any HHN Notes Trustee Fees and Expenses.

204.        “HHN Notes Trustee Fees and Expenses” means the reasonable and documented fees, costs, and expenses incurred by the HHN Notes Trustee that are required to be paid under the HHN Notes Documents.

205.        “HHN Restructuring” means the restructuring described in Article IV.L, infra, and any other related transactions in connection therewith.

206.        “HIL” means Hertz International Limited.

207.        “HIL Facility” means the direct lending facility provided by certain of the Plan Sponsors to HIL prior to the Effective Date in accordance with the term sheet attached to the Plan Support Agreement as Exhibit B.

208.        “Holder” means an Entity holding a Claim or an Interest, as applicable, each solely in its capacity as such.

209.        “HUK” means Hertz U.K. Receivables Ltd.

210.        “HVF” means Hertz Vehicle Financing LLC.

211.        “HVF Base Indenture” means the Fourth Amended and Restated Base Indenture (as the same may have been amended, modified, supplemented, or amended and restated from time to time), dated as of November 25, 2013, between HVF and the HVF Trustee.

212.        “HVF Claims” means any Claims against any Debtor or any other Affiliate of a Debtor pursuant to, arising out of, or related to the HVF Master Lease Agreement, any other HVF Facility Document, or any HVF II Facility Document, including any HVF Master Lease Administrative Claim.

213.        “HVF Facility Documents” means the HVF Base Indenture, the Series 2013-G1 Supplement, the Series 2013-G1 Note, the HVF Master Lease Agreement, and all other documents related to the Series 2013-G1 Note or the Series 2013-G1 Collateral.

214.        “HVF II” means Hertz Vehicle Financing II LP.

215.        “HVF II Base Indenture” means that certain Amended and Restated Base Indenture (as the same may have been amended, modified, supplemented, or amended and restated from time to time), dated as of October 31, 2014, between HVF II, the HVF II Trustee.

216.        “HVF II Collateral” means the collateral as defined in the HVF II Base Indenture, the HVF II Group I Supplement, and the HVF II Series Supplements.

217.        “HVF II Collateral Agency Agreement” means the Fourth Amended and Restated Collateral Agency Agreement (as the same may have been amended, modified, supplemented, or amended and restated from time to time), dated as of November 25, 2013, between HVF, Hertz General Interest, LLC, DTG Operations, Inc., Hertz Corp., the financing sources party thereto from time to time, the beneficiaries party thereto from time to time, and the grantors party thereto from time to time.

218.        “HVF II Facility” means the asset-backed securitization facility issued pursuant to the HVF II Facility Documents.

219.        “HVF II Facility Documents” means the HVF II Base Indenture, the HVF II Group I Supplement, the HVF II Series Supplements, the HVF II Notes and all other documents related to the HVF II Notes or the HVF II Collateral.

220.        “HVF II Group I Supplement” means that certain Amended and Restated Group I Supplement to the HVF II Base Indenture, dated as of October 31, 2014 (as amended by Amendment No. 1 thereto, dated as of June 17, 2015, and as further amended, modified or supplemented from time to time, exclusive of Series Supplements), between HVF II and the HVF II Trustee.

221.        “HVF II Lenders” means the Holders of the HVF II Notes.

222.        “HVF II MTN Series Supplements” means collectively, the HVF II Series 2015-3 Supplement, the HVF II Series 2016-2 Supplement, the HVF II Series 2016-4 Supplement, the HVF II Series 2017-1 Supplement, the HVF II Series 2017-2 Supplement, the HVF II Series 2018-1 Supplement, the HVF II Series 2018-2 Supplement, the HVF II Series 2018-3 Supplement, the HVF II Series 2019-1 Supplement, the HVF II Series 2019-2 Supplement, and the HVF II Series 2019-3 Supplement.

223.        “HVF II Notes” means the Rental Car Asset Backed Notes issued by HVF II and authenticated by or on behalf of the HVF II Trustee pursuant to the HVF II Series Supplements.

224.        “HVF II Notes Repayment Date” has the meaning set forth in Article IV.H.

225.        “HVF II Obligations” means the non-contingent contractual obligations arising under or with respect to the HVF II Notes, including such amounts payable pursuant to the waterfalls in Article VII of the Series 2013-G1 Supplement, Article V of the HVF II VFN Supplement, Article V of each of the MTN Series Supplements and Article VII of the HVF II Group I Supplement, collateral agent fees payable pursuant to Section 5.8 of the HVF II Collateral Agency Agreement, and any other amounts under the HVF Facility Documents or HVF II Facility Documents that would be payable in Cash in an ordinary course repayment and termination of such facilities.

226.        “HVF II Refinancing Steps Document” means a document to be filed with the Plan Supplement that describes the sequence of transactions required to refinance the HVF II Facility and HVIF Facility, if applicable, and provide payment in full of the HVF II Obligations and HVIF Obligations, if applicable.

227.        “HVF II Series 2015-3 Supplement” means the Series 2015-3 Supplement to the HVF II Group I Supplement, dated as of October 7, 2015, by and among HVF II, Hertz Corp., and the HVF II Trustee, as amended from time to time.

228.        “HVF II Series 2016-2 Supplement” means the Series 2016-2 Supplement to the HVF II Group I Supplement, dated as of February 11, 2016, by and among HVF II, Hertz Corp., and the HVF II Trustee, as amended from time to time.

229.        “HVF II Series 2016-4 Supplement” means the Series 2016-4 Supplement to the HVF II Group I Supplement, dated as of June 8, 2016, by and among HVF II, Hertz Corp., and the HVF II Trustee, as amended from time to time.

230.        “HVF II Series 2017-1 Supplement” means the Series 2017-1 Supplement to the HVF II Group I Supplement, dated as of September 20, 2017, by and among HVF II, Hertz Corp., and the HVF II Trustee, as amended from time to time.

231.        “HVF II Series 2017-2 Supplement” means the Series 2017-2 Supplement to the HVF II Group I Supplement, dated as of September 20, 2017, by and among HVF II, Hertz Corp., and the HVF II Trustee, as amended from time to time.

232.        “HVF II Series 2018-1 Supplement” means the Series 2018-1 Supplement to the HVF II Group I Supplement, dated as of January 24, 2018, by and among HVF II, Hertz Corp., and the HVF II Trustee, as amended from time to time.

233.        “HVF II Series 2018-2 Supplement” means the Series 2018-2 Supplement to the HVF II Group I Supplement, dated as of June 27, 2018, by and among HVF II, Hertz Corp., and the HVF II Trustee, as amended from time to time.

234.        “HVF II Series 2018-3 Supplement” means the Series 2018-3 Supplement to the HVF II Group I Supplement, dated as of June 27, 2018, by and among HVF II, Hertz Corp., and the HVF II Trustee, as amended from time to time.

235.        “HVF II Series 2019-1 Supplement” means the Series 2019-1 Supplement to the HVF II Group I Supplement, dated as of February 6, 2019, by and among HVF II, Hertz Corp., and the HVF II Trustee, as amended from time to time.

236.        “HVF II Series 2019-2 Supplement” means the Series 2019-2 Supplement to the HVF II Group I Supplement, dated as of May 29, 2019, by and among HVF II, Hertz Corp., and the HVF II Trustee, as amended from time to time.

237.        “HVF II Series 2019-3 Supplement” means the Series 2019-3 Supplement to the HVF II Group I Supplement, dated as of November 26, 2019, by and among HVF II, Hertz Corp., and the HVF II Trustee, as amended from time to time.

238.        “HVF II Series Supplements” means collectively, the HVF II VFN Supplement and the HVF II MTN Series Supplements.

239.        “HVF II Trustee” means The Bank of New York Mellon Trust Company, N.A., solely in its role as trustee under the HVF II Indenture.

240.        “HVF II VFN Supplement” means that certain Sixth Amended and Restated Series 2013-A Supplement to the HVF II Group I Supplement, dated as of February 21, 2020, by and among Deutsche Bank AG, New York Branch, HVF II, the HVF II Trustee, Hertz Corp., certain committed note purchasers party thereto from time to time, certain conduit investors party thereto from time to time, and certain funding agents for the investor groups party thereto from time to time.

241.        “HVF III” means a new asset backed securitization facility to issue notes to fund its purchase of vehicles to be used in the Debtors and Reorganized Debtors’ rental car business, which shall be materially consistent with the Plan and otherwise in form and substance acceptable to the Debtors and the Requisite Commitment Parties in good faith..

242.        “HVF Indenture” means collectively the HVF Base Indenture and the Series 2013-G1 Supplement.

243.       “HVF Master Lease Administrative Claims” means any Claim against the Debtors under the HVF Master Lease Agreement that arose after the Petition Date and is owed but unpaid pursuant to the HVF Master Lease Agreement, including the Casualty Superpriority Administrative Expense Claim.

244.        “HVF Master Lease Agreement” is that certain Amended and Restated Master Motor Vehicle Operating Lease and Servicing Agreement (Series 2013-G1) dated as of October 31, 2014 (as amended by Amendment No. 1 thereto, dated as of February 22. 2017, and as further amended, modified or supplemented from time to time), by and among HVF, in its capacity as lessor, Hertz Corp., in its capacity as lessee, in its capacity as servicer and in its capacity as guarantor, DTG Operations, Inc., in its capacity as lessee and those permitted leases from time to time becoming lessees thereunder.

245.        “HVF Trustee” means The Bank of New York Mellon Trust Company, N.A., solely in its capacity as trustee under the HVF Indenture.

246.        “HVIF” means Hertz Vehicle Interim Financing, LLC.

247.       “HVIF Administrative Agent” means Deutsche Bank AG, New York Branch, as administrative agent under the Interim Fleet Financing Facility.

248.        “HVIF Obligations” means the non-contingent contractual obligations with respect to the Interim Fleet Financing Facility Documents, including the Interim Fleet Financing Notes.

249.        “HVIF Trustee” means The Bank of New York Mellon Trust Company, N.A., as Trustee and Securities Intermediary under the Interim Fleet Financing Facility Documents.

250.        “Impaired” means, when used in reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

251.        “Indemnification Obligations” means each of the Debtors’ indemnification obligations in place as of the Effective Date, whether in the bylaws, certificates of incorporation or formation, limited liability company agreements, other organizational or formation documents, board resolutions, management or indemnification agreements, or employment or other contracts, or otherwise, for the directors and officers that are currently employed by, or serving on the board of directors of, any of the Debtors as of the date immediately prior to the Effective Date, and the employees, attorneys, accountants, investment bankers, and other professionals and agents that are currently employed by any of the Debtors as of the date immediately prior to the Effective Date, each of the foregoing solely in their capacity as such.

252.        “Initial Consenting Noteholders” has the meaning ascribed to such term in the Plan Support Agreement.

253.        “Insurance Policies” means any and all known and unknown insurance policies or contracts that have been issued at any time to, or that provide coverage in any capacity to, the Debtors or any predecessor, subsidiary, or past or present Affiliate of the Debtors, as an insured (whether as the first named insured, a named insured or an additional insured), or otherwise alleged to afford the Debtors insurance coverage, and all agreements, documents or instruments related thereto, including but not limited to, the D&O Liability Insurance Policies and/or any agreements with third-party administrators.

254.        “Insurance Programs” has the meaning ascribed to such term in the Order (I) Authorizing Assumption of the Insurance Program with the Chubb Companies, (II) Modifying the Automatic Stay, and (III) Granting Related Relief [Docket No. 898].

255.        “Insured Claim” means any Claim against a Debtor for which any Debtor is entitled to coverage, indemnification, reimbursement, contribution or other payment under an Insurance Policy.

256.        “Insurer” means any company or other entity that issued any Insurance Policies, any third-party administrators of claims against the Debtors or asserted under the Insurance Policies, and any respective predecessors and/or affiliates thereof.

257.        “Intercompany Claims” means, collectively, (i) Intercompany Debtor Claims and (ii) Intercompany Subsidiary Claims.

258.        “Intercompany Debtor Claims” means any Claim held by a Debtor against any other Debtor.

259.        “Intercompany Interest” means an Interest held by a Debtor in another Debtor or a non-Debtor subsidiary.

260.        “Intercompany Subsidiary Claims” means any Claim of a non-Debtor direct or indirect subsidiary of Hertz Parent against any Debtor.

261.        “Intercreditor Agreement” means that certain intercreditor agreement (as amended, restated, supplemented, or otherwise modified from time to time) dated as of June 6, 2017, by and between the First Lien Agent and the Second Lien Note Trustee.

262.        “Interest” means any common stock, limited liability company interest, equity security (as defined in section 101(16) of the Bankruptcy Code), equity, ownership, profit interests, unit, or share in any Debtor (including all issued, unissued, authorized, or outstanding shares of capital stock of the Debtors and any other rights, options, warrants, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable, or exchangeable securities or other agreements, arrangements or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Debtor), whether or not arising under or in connection with any employment agreement and whether or not certificated, transferable, preferred, common, voting, or denominated “stock” or a similar security, and any Claim against any Debtor subject to subordination pursuant to section 510(b) of the Bankruptcy Code arising from or related to any of the foregoing.

263.        “Interim Fleet Financing Administrative Claims” means any and all Administrative Claims arising under or related to the Interim Fleet Financing Debtor Facility Documents.

264.        “Interim Fleet Financing Back-Up Administrative Agreement” means that certain HVIF Back-Up Administrative Agreement dated as of January 22, 2021 by and among Hertz Corp., HVIF, Lord Securities Corporation and the HVIF Trustee.

265.        “Interim Fleet Financing Back-Up Disposition Agent Agreement” means that certain HVIF Back-Up Disposition Agreement dated as of January 22, 2021 by and among defi AUTO, LLC, Hertz Corp., and the HVIF Trustee.

266.        “Interim Fleet Financing Base Indenture” means that certain Base Indenture (as the same may have been amended, modified, supplemented, or amended and restated from time to time), dated as of November 25, 2020 between HVIF, Hertz Corp., the HVIF Administrative Agent, Apollo Capital Management, L.P., the holders of the Interim Fleet Financing Notes and the HVIF Trustee.

267.        “Interim Fleet Financing Debtor Facility Documents” means the Interim Fleet Financing Indenture, the Interim Fleet Financing Supplemental Indenture, the Interim Fleet Financing Facility Master Lease Agreement, the Interim Fleet Financing Back-Up Administrative Agreement, the Interim Fleet Financing Back-Up Disposition Agent Agreement and any other agreements, documents and instruments executed by any Debtor in connection therewith.

268.        “Interim Fleet Financing Facility” means the asset-backed securitization facility issued pursuant to the Interim Fleet Financing Facility Documents.

269.        “Interim Fleet Financing Facility Documents” means the Interim Fleet Financing Debtor Documents, the Interim Fleet Financing Notes and any other agreements, instruments and documents executed in connection therewith.

270.        “Interim Fleet Financing Facility Master Lease Agreement” means that certain Master Motor Vehicle Operating Lease and Servicing Agreement (HVIF) dated as of November 25, 2020 among HVIF, Hertz Corp. and DTG Operations, Inc.

271.        “Interim Fleet Financing Lenders” means the Holders of the Interim Fleet Financing Notes.

272.        “Interim Fleet Financing Notes” means the Series 2020-1 notes issued pursuant to the 2020-1 Series Supplement.

273.        “Interim Fleet Financing Indenture” means, collectively, the Interim Fleet Financing Base Indenture and Series 2020-1 Supplement.

274.        “Interim Fleet Financing Supplemental Indenture” means the Series 2020-1 Supplement to the Interim Fleet Financing Base Indenture.

275.        “Interim HVF Master Lease Settlement Orders” means the First Interim HVF Master Lease Settlement Order and the Second Interim HVF Master Lease Settlement Order.

276.        “Initial Distribution Date” means the date on which the Reorganized Debtors or the Distribution Agent shall make initial distributions to Holders of Claims and Interests pursuant to the Plan, which shall be as soon as reasonably practicable after the Effective Date.

277.        “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001.

278.        “Lien” shall have the meaning set forth in section 101(37) of the Bankruptcy Code.

279.        “Lombard Vehicle Financing Facility Agreement” means that certain agreement relating to the vehicle funding facilities (as the same may have been amended, modified, supplemented, or amended and restated from time to time), dated February 7, 2013, by and between Hertz (U.K.) Limited and Lombard North Central Plc.

280.        “Lombard Vehicle Financing Facility” means the vehicle funding facility issued pursuant to the Lombard Vehicle Financing Facility Documents.

281.       “Lombard Vehicle Financing Facility Documents” means, collectively, the Lombard Vehicle Financing Facility Agreement, the Lombard Vehicle Financing Facility Guarantee, and all related agreements and documents executed by any of the Debtors in connection with the Lombard Vehicle Financing Facility Agreement.

282.       “Lombard Vehicle Financing Facility Guarantee” means that certain Guarantee (as the same may have been amended, modified, supplemented, or amended and restated from time to time), dated February 7, 2013, by Hertz Corp. in favor of Lombard North Central Plc with respect to the Lombard Vehicle Financing Facility Agreement.

283.        “Lombard Vehicle Financing Facility Guarantee Claims” means all Claims of a Debtor arising from or related to the Lombard Vehicle Financing Facility Documents.

284.        “Management Equity Incentive Plan” means the post-Effective Date management equity incentive plan implemented and approved by the Reorganized Hertz Parent Board in accordance with the MIP Term Sheet.

285.        “MIP Term Sheet” means the term sheet describing the terms and conditions of the Management Equity Incentive Plan, which shall be reasonably acceptable to the Requisite Commitment Parties.

286.        “New Money Investment” shall mean the aggregate amount of Cash received from the sale of Reorganized Hertz Parent Common Interests and Preferred Stock pursuant to the Stock Purchase Agreement and the Rights Offering.

287.        “New Organizational Documents” means the Reorganized Hertz Parent Organizational Documents and Reorganized Debtor Organizational Documents.

288.        “New Reorganized Corporate Debt” means the Exit Term Loan Facility and the Exit Revolving Credit Facility.

289.        “Non-Obligor Debtors” means (i) Hertz Global Holding, Inc.; (ii) CMGC Canada Acquisition ULC; (iii) Hertz Aircraft, LLC; (iv) Donlen FSHCO Company; (v) Hertz Canada Limited; (vi) Donlen Mobility Solutions, Inc.; and (vii) Donlen Fleet Leasing Ltd.

290.        “Offered Stock” means no less than 51.8% of the Reorganized Hertz Parent Common Interests, subject to dilution from conversion of the Preferred Stock and the Management Equity Incentive Plan, that will be offered to the Plan Sponsors and Holders of Allowed Unsecured Funded Debt Claims in accordance with, and subject to the terms and conditions of, the Stock Purchase Agreement, the Rights Offering, and this Plan.

291.        “Offering Purchase Price” shall mean the cash purchase price of the Offered Stock upon issuance, based on a common equity valuation of $4,223,000,000.00.

292.        “Other Priority Claim” means any Claim against any Debtor entitled to priority in right of payment under section 507(a) of the Bankruptcy Code, other than (i) an Administrative Claim; or (ii) a Priority Tax Claim.

293.        “Other Secured Claim” means any Secured Claim against any Debtor, including any Secured Tax Claim, other than a (i) First Lien Claim; (ii) Second Lien Note Claim; and (iii) DIP Claim, unless otherwise classified in Article III.B.

294.        “PBGC” means Pension Benefit Guaranty Corporation, a wholly-owned United States government corporation and agency created under Title IV of ERISA

295.        “PE Sponsors” means, collectively, (i) Centerbridge, (ii) Warburg Pincus, and (iii) Dundon.

296.        “Pension Plans” means collectively, (i) the Defined Benefit Plan, (ii) Retirement Plan for the Employees of Puerto Ricancars, Inc. and Related Companies Residing in the Commonwealth of Puerto Rico, and (iii) Retirement Plan for Employees of Puerto Ricancars, Inc. and Related Companies Residing in St. Thomas, U.S. Virgin Islands.

297.        “Person” shall have the meaning set forth in section 101(41) of the Bankruptcy Code.

298.        “Petition Date” is May 22, 2020.

299.        “Plan” means this Second Modified Second Amended Joint Chapter 11 Plan of Reorganization of The Hertz Corporation and its Debtor Affiliates (including the Plan Supplement and all exhibits hereto and thereto), as the same may be amended, modified, supplemented or amended and restated from time to time.

300.        “Plan Sponsors” means, collectively, (i) the PE Sponsors; and (ii) the Initial Consenting Noteholders.

301.        “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan, each of which shall be in form and substance materially consistent with this Plan, the Plan Support Agreement and otherwise acceptable to the Debtors, as may be amended, modified, or supplemented from time to time, including, as applicable (i) Reorganized Hertz Parent Organizational Documents; (ii) Reorganized Hertz Corp. Organizational Documents; (iii) the Rejected Executory Contracts and Unexpired Leases Schedule; (iv) the Assumed Executory Contracts and Unexpired Leases Schedule; (v) the identity of the members of the Reorganized Hertz Parent Board and executive management for Hertz Parent; (vi) the identity of the members of the Reorganized Hertz Corp. Board and executive management for Hertz Corp.; (vii) Schedule of Retained Causes of Action; (viii) the MIP Term Sheet; (ix) the Exit Term Loan Credit Agreement; (x) the Exit Revolving Credit Agreement; (xi) the ADR Procedures; (xii) the GUC Settlement Procedures; (xiii) the documents governing the Preferred Stock; (xiv) the Registration Rights Agreement; and (xv) the HVF II Refinancing Steps Document. Any reference to the Plan Supplement in the Plan shall include each of the documents identified above as (i) through (xiv), as applicable. The Debtors shall be entitled to amend such documents in accordance with their respective terms and Article X of this Plan through and including the Effective Date.

302.        “Plan Support Agreement” means that certain Plan Support Agreement by and among Hertz Parent and each of the Debtors identified on the signature pages thereto and the Plan Sponsors, as the same may be amended, modified, supplemented, or amended and restated from time to time in accordance with its terms.

303.        “Plan Support Party” means any party that executes a joinder to the Plan Support Agreement.

304.        “Preferred Stock” shall have the meaning set forth in the Stock Purchase Agreement.

305.        “Prepetition Debt Documents” means, collectively, the (i) First Lien Loan Documents, (ii) Second Lien Note Documents, (iii) the Unsecured Notes Documents, (vi) the ALOC Facility Documents, (vii) the Lombard Vehicle Financing Facility Documents, (viii) the 7.000% Unsecured Promissory Notes Documents, (ix) the European ABS Documents, and (x) the HHN Notes Documents.

306.        “Prepetition KERP Program” means the Key Employee Retention Letter Agreements executed on or about May 2020.

307.        “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

308.        “Pro Rata” means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that respective Class, or the proportion that Allowed Claims in a particular Class bear to the aggregate amount of Allowed Claims in a particular Class and other Classes entitled to share in the same recovery as such Allowed Claim under the Plan, as applicable.

309.        “Professional” means an Entity (i) employed pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered before or on the Effective Date, pursuant to sections 327, 328, 329, 330, 331, or 363 of the Bankruptcy Code; or (ii) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

310.        “Professional Fee Claims” means all Claims for fees and expenses (including transaction and success fees) incurred by a Professional on or after the Petition Date through the Effective Date.

311.        “Professional Fee Claims Estimate” means the aggregate unpaid Professional Fee Claims through the Effective Date as estimated in accordance with Article II.E.2.

312.       “Professional Fee Escrow” means an escrow account established and funded pursuant to Article II.E.3.

313.        “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

314.        “Quarterly Distribution Date” means the first Business Day after the end of each quarterly calendar period (i.e., March 31, June 30, September 30, and December 31 of each calendar year) occurring after the Effective Date.

315.        “Registration Rights Agreement” means a customary registration rights agreement in the form filed as part of the Plan Supplement with respect to the Reorganized Hertz Parent Common Interests and the Preferred Stock, entered into among the Reorganized Debtors, the PE Sponsors, the Initial Consenting Noteholders, and their respective affiliates and related funds that acquire Reorganized Hertz Parent Common Interests or Preferred Stock under the Plan.

316.        “Reinstated” or “Reinstatement” means, with respect to Claims and Interests, the treatment provided for in section 1124(2) of the Bankruptcy Code.

317.        “Rejected Executory Contracts and Unexpired Leases Schedule” means the schedule of Executory Contracts and Unexpired Leases to be rejected by the Debtors pursuant to the Plan, included in the Plan Supplement in consultation with the Committee, as may be amended by the Debtors from time to time in consultation with the Committee, and which shall be in form and substance acceptable to the Requisite Commitment Parties in good faith.

318.        “Released Party” means each of the following in their capacity as such: (i) the Debtors; (ii) the Reorganized Debtors; (iii) each of the Debtors’ Estates; (iv) the Plan Sponsors; (v) the Backstop Investors; (vi) the Committee; (vii) the Committee Members; (viii) the Unsecured Notes Trustees; (ix) the 7.000% Unsecured Promissory Notes Trustee; (x) the ABS Released Parties; (xi) the Plan Support Parties; and (xii) with respect to each of the foregoing Entities in clauses (i) through (xi), such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their respective current and former equity holders, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, managed accounts or funds, management companies, fund advisors, investment bankers, consultants, representatives, and other professionals, each in its capacity as such; provided, that notwithstanding anything set forth above, (a) the Clawback Defendants, (b) Accenture LLP and its Affiliates, (c) the Herc Parties (solely with respect to Claims arising from the Herc Documents), (d) the Donlen Debtors and their direct and indirect subsidiaries (solely with respect to Claims arising from the Donlen Documents), and (e) the Specified Prepetition KERP Participants, solely with respect to amounts owed pursuant to the terms of the Prepetition KERP Program, shall not be Released Parties. Notwithstanding the foregoing, any Person or Entity that opts out of the releases shall not be a Released Party.

319.        “Releasing Party” means each of the following in their capacity as such: (i) the Plan Sponsors; (ii) the Backstop Investors; (iii) the Unsecured Notes Trustees; (iv) the 7.000% Unsecured Promissory Notes Trustee; (v) the ABS Released Parties; (vi) the Plan Support Parties; (vii) all Holders of Unimpaired Claims or Interests who do not File a timely objection to the third party releases provided for in Article VIII.D (provided that, for the avoidance of doubt, Holders of Unimpaired Claims or Interests that timely file an objection to the third party releases provided pursuant to Article VIII.D shall not be Releasing Parties); (viii) all Holders of Administrative Expense Claims and Priority Tax Claims that do not hold Claims or Interests in any Class that do not File a timely objection to the third party releases provided for in Article VIII.D of the Plan (provided, that, for the avoidance of doubt, Holders of Administrative Expense Claims and Priority Tax Claims that do not hold Claims or Interests in any Class that timely File an objection to the third party releases provided pursuant to Article VIII.D shall not be Releasing Parties); (ix) all Holders of Claims or Interests that vote to accept the Plan; (x) all Holders of Claims or Interests that are entitled to vote on the Plan who abstain from voting on the Plan and that do not affirmatively opt out of the third party releases provided for in Article VIII.D of the Plan by checking the box on the applicable Ballot indicating that they opt not to grant such releases in the Plan submitted on or before the Voting Deadline; (xi) all Holders of Claims or Interests that are entitled to vote on the Plan who vote to reject the Plan and do not affirmatively opt out of the third party releases provided for in Article VIII.D by checking the box on the applicable Ballot indicating that they opt not to grant such releases in the Plan submitted on or before the Voting Deadline; and (xii) with respect to each of the foregoing Entities in clauses (i) through (xi), such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their respective current and former equity holders, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, managed accounts or funds, management companies, fund advisors, investment bankers, consultants, representatives, and other professionals, each in its capacity as such.

320.        “Reorganized Debtors” means the Debtors, or any successors thereto, by merger, consolidation, or otherwise, on and after the Effective Date, including Reorganized Hertz Parent and Reorganized Hertz Corp.

321.        “Reorganized Hertz Corp.” means reorganized Hertz Corp., or any successors thereto, by merger, consolidation, or otherwise on or after the Effective Date.

322.        “Reorganized Hertz Corp. Board” means the initial board of directors of Reorganized Hertz Corp. as identified in the Plan Supplement.

323.        “Reorganized Hertz Corp. Organizational Documents” means the form of the certificates or articles of incorporation, bylaws, or such other applicable formation documents of Reorganized Hertz Corp., which forms shall be included in the Plan Supplement all in form and substance acceptable to the Debtors, and which shall be in form and substance acceptable to the Requisite Commitment Parties in good faith.

324.        “Reorganized Hertz Parent” means reorganized Hertz Global Holdings, Inc., or any successors thereto, by merger, consolidation, or otherwise, on or after the Effective Date.

325.        “Reorganized Hertz Parent Board” means the initial board of directors of Reorganized Hertz Parent as identified in the Plan Supplement.

326.        “Reorganized Hertz Parent Common Interests” means the single class of common stock of Reorganized Hertz Parent to be issued upon Consummation of the Plan.

327.        “Reorganized Hertz Parent Organizational Documents” means the form of the certificates or articles of incorporation, bylaws, or such other applicable formation documents of Reorganized Hertz Parent, which forms shall be included in the Plan Supplement all in form and substance acceptable to the Debtors, and which shall be in form and substance acceptable to the Requisite Commitment Parties in good faith.

328.        “Reorganized Debtor Organizational Documents” means the form of the certificates or articles of incorporation, bylaws, or such other applicable formation documents of each Reorganized Debtor, all in form and substance acceptable to the Debtors and the Requisite Commitment Parties in good faith.

329.        “Restructuring” means the restructuring of the existing debt and other obligations of the Debtors and their non-Debtor Affiliates on the terms and conditions set forth in the Plan and Plan Supplement and consistent in all respects with the Plan Support Agreement and Stock Purchase Agreement.

330.        “Restructuring Transactions” shall have the meaning set forth in Article IV.B hereof.

331.        “Requisite Commitment Parties” shall have the meaning set forth in the Plan Support Agreement.

332.        “Rights Offering” means that certain offering of rights pursuant to which each holder of an Allowed Unsecured Funded Debt Claim is entitled to receive Subscription Rights to acquire Reorganized Hertz Parent Common Interests in accordance with the Stock Purchase Agreement and the Rights Offering Procedures.

333.        “Rights Offering Backstop Commitment” shall have the meaning set forth in the Stock Purchase Agreement.

334.        “Rights Offering Common Equity Allocation” shall have the meaning ascribed to such term in Article IV.D.2.b.

335.       “Rights Offering Procedures” means, collectively, the procedures governing and for the implementation of the Rights Offering in a form acceptable to the Debtors and the Requisite Commitment Parties, consistent with the Plan Support Agreement and the Stock Purchase Agreement, and approved by the Bankruptcy Court.

336.        “Schedule of Retained Causes of Action” means a schedule of retained Causes of Action filed in connection with the Plan Supplement, in form and substance acceptable to the Debtors and the Requisite Commitment Parties.

337.        “Schedules” means, collectively, the schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases, and statements of financial affairs Filed by the Debtors on August 11, 2020 [Docket Nos. 964-1023] pursuant to section 521 of the Bankruptcy Code and in substantial accordance with the Official Bankruptcy Forms, as amended on November 21, 2020 [Docket Nos. 1824, 1826-1880, 1882, 1884-1886, 1889], as the same may be further amended, modified, or supplemented from time to time.

338.        “SEC” means the United States Securities and Exchange Commission.

339.        “Second Interim HVF Master Lease Settlement Order” means the Second Order Resolving Certain Matters Related to the HVF II Master Lease Agreement [Docket No. 2489].

340.        “Second Lien Indenture Trustee Fees” means, collectively, to the extent not previously paid in connection with the Chapter 11 Cases, the reasonable and documented fees, costs, and expenses incurred by the Second Lien Note Trustees that are required to be paid under the Second Lien Note Documents.

341.        “Second Lien Lenders” means, collectively, the lenders under the Second Lien Note Documents.

342.        “Second Lien Notes” means the senior secured second priority notes issued by Hertz Corp. pursuant to the Second Lien Notes Indenture.

343.        “Second Lien Note Indenture” means that certain Indenture (as the same may have been amended, modified, or supplemented from time to time), dated as of June 6, 2017, by and among Hertz Corp, as issuer, and the Second Lien Note Trustee.

344.       “Second Lien Note Trustee” means BOKF, National Association, in its capacity as successor trustee and collateral agent under the Second Lien Note Indenture and the other Second Lien Note Documents, including any successor thereto.

345.        “Second Lien Note Trustee Charging Lien” means any Lien or other priority of payment to which the Second Lien Note Trustee is entitled under the Second Lien Note Indenture, or any ancillary documents, instruments, or agreements, against distributions to be made to Holders of Claims for payment of any Second Lien Indenture Trustee Fees.

346.        “Second Lien Note Claims” means all Claims against any Debtor arising from or based upon the Second Lien Note Indenture or any other Second Lien Note Document, including all principal and accrued but unpaid interest, costs, fees, indemnities, and Second Lien Indenture Trustee Fees, which principal outstanding as of the Petition Date was in the aggregate amount equal to approximately $350,000,000.00.

347.        “Second Lien Note Documents” means the Second Lien Note Indenture and all related agreements and documents, including any collateral agreements, executed by any of the Debtors in connection with the Second Lien Note Indenture.

348.       “Section 510(b) Claims” means any Claim (i) arising from the rescission of a purchase or sale of a Security of any Debtor or an Affiliate of any Debtor; (ii) for damages arising from the purchase or sale of such a Security; or (iii) for reimbursement or contribution Allowed under section 502 of the Bankruptcy Code on account of such a Claim; provided that a Section 510(b) Claim shall not include any Claims subject to subordination under section 510(b) of the Bankruptcy Code arising from or related to any Interest.

349.        “Secured” means, when referring to a Claim, a Claim secured by a Lien on property in which the applicable Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by a Final Order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the applicable creditor’s interest in such Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, in each case, as determined pursuant to section 506(a) of the Bankruptcy Code.

350.        “Secured Tax Claim” means any Secured Claim against any Debtor that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties.

351.       “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, as amended, together with the rules and regulations promulgated thereunder.

352.       “Security” shall have the meaning set forth in section 101(49) of the Bankruptcy Code.

353.       “Senior Management Group” means (i) Paul Stone, (ii) Kenny Cheung, (iii) M. David Galainena, (iv) Opal Perry, (v) Darren Arrington, (vi) Eric Leef, (vii) Laura Suenon Nestar, (viii) Joseph McPherson, (ix) Jeffrey Adams, (x) Robert Massengill, and (xi) Jayesh Patel.

354.       “Series 2013-G1 Collateral” means the collateral defined in the Series 2013-G1 Supplement.

355.       “Series 2013-G1 Note” means the Series 2013-G1 Variable Funding Rental Car Asset Backed Note issued by HVF and authenticated by or on behalf of the HVF Trustee pursuant to the Series 2013-G1 Supplement.

356.       “Series 2013-G1 Supplement” means the Amended and Restated Series 2013-G1 Supplement to the HVF Base Indenture, dated as of October 31, 2014, between HVF and the HVF Trustee, as amended from time to time.

357.       “Specified Causes of Action” means the following Causes of Action: (i) The Hertz Corporation v. Accenture LLP, Case No. 19-3508 (S.D.N.Y.); (ii) The Hertz Corporation v. Frissora et al., Case No. 2:19-cv-08927 (D.N.J.); (iii) Hertz Global Holdings, Inc. v. National Union Fire Insurance of Pittsburgh and U.S. Specialty Insurance Company, Case No. 19-06957 (S.D.N.Y.); and (iv) all Claims and Causes of Action against any Specified Prepetition KERP Participants solely with respect to amounts owed pursuant to the Prepetition KERP Program.

358.       “Specified Prepetition KERP Participants” means any individual that (i) received a payment on account of the Prepetition KERP Program, (ii) is required by the terms of the Prepetition KERP Program to return all or a portion of the payment to the Debtors, and (iii) as of April 13, 2021, has failed to repay such amount to the Debtors.

359.       “Stock Purchase Agreement” means that certain Equity Purchase and Commitment Agreement, dated as of April 3, 2021 by and among Hertz Parent and the Plan Sponsors party thereto, as the same may be amended, modified, or amended and restated from time to time in accordance with its terms.

360.       “Subscription Form” has the meaning ascribed to such term in the Rights Offering Procedures.

361.       “Subscription Rights” means the subscription rights offered in accordance with the Stock Purchase Agreement and the Rights Offering Procedures.

362.       “Subsidiary Guarantors” means Debtors (i) Thrifty Rent-A-Car System, LLC; (ii) Thrifty, LLC; (iii) Dollar Thrifty Automotive Group, Inc.; (iv) Firefly Rent A Car LLC; (v) Dollar Rent A Car, Inc.; (vi) Donlen Corporation; (vii) DTG Operations, Inc.; (viii) Hertz Car Sales LLC; (ix) DTG Supply, LLC; (x) Hertz Global Services Corporation; (xi) Hertz Local Edition Corp.; (xii) Hertz Local Edition Transporting, Inc.; (xiii) Hertz System, Inc.; (xiv) Smartz Vehicle Rental Corporation; (xv) Thrifty Car Sales, Inc.; (xvi) Hertz Technologies, Inc.; (xvii) TRAC Asia Pacific, Inc.; (xviii) Hertz Transporting, Inc.; and (xix) Rental Car Group Company, LLC.

363.       “Substantial Contribution Claim” means a Claim for compensation or reimbursement of costs and expenses relating to services rendered in making a substantial contribution in the Chapter 11 Cases pursuant to section 503(b)(3), (4), or (5) of the Bankruptcy Code.

364.       “Tail D&O Policy” means an insurance policy that provides sufficient liability insurance coverage for the six-year period following the Effective Date for the benefit of the Debtors’ current and former directors, managers, officers, and employees on terms no less favorable to the directors, managers, officers, and employees than the Debtors’ existing director, officer, manager, and employee coverage and with an available aggregate limit of liability upon the Effective Date, which is acceptable to the Debtors and of no less than the aggregate limit of liability under the existing director, officer, manager, and employee coverage upon placement.

365.       “TCL Funding” means TCL Funding Limited Partnership.

366.       “Transaction Expenses” means, collectively, all reasonable and documented out-of-pocket fees (including success fees, transaction fees or similar fees) and expenses (including travel costs and expenses) of (i) Milbank LLP, as counsel to the PE Sponsors, (ii) Perella Weinberg Partners, as financial advisor to the PE Sponsors, (iii) Willkie Farr & Gallagher LLP and Young Conaway Stargatt & Taylor LLP, as legal counsel to the Initial Consenting Noteholders, (iv) Ducera Partners LLC, as financial advisor to the Initial Consenting Noteholders, and (v) any other accountants and other professionals, advisors and consultants retained by the Equity Commitment Parties with the prior written consent of the Company, in each case, to implement the Restructuring Transactions.

367.       “U.S. Trustee” means the Office of the United States Trustee for the District of Delaware.

368.       “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

369.       “Unimpaired” means, with respect to a Claim or a Class of Claims or Interests, a Claim or an Interest that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

370.       “Unsecured” means, with respect to any Claim, any Claim that is not a Secured Claim, including, for the avoidance of doubt, (i) Unsecured Funded Debt Claims; (ii) HHN Notes Guarantee Claims; and (iii) General Unsecured Claims.

371.       “Unsecured Funded Debt Claims” means, collectively, (i) the Unsecured Notes Claims, and (ii) the ALOC Facility Claims.

372.       “Unsecured Funded Debt Equity Allocation” means 48.2% of Reorganized Hertz Parent Common Interests, subject to dilution from conversion of the Preferred Stock and the Management Equity Incentive Plan.

373.       “Unsecured Noteholders” means, collectively, (i) the 5.500% Unsecured Noteholders; (ii) the 6.000% Unsecured Noteholders; (iii) the 6.250% Unsecured Noteholders; and (iv) the 7.125% Unsecured Noteholders, each from time to time, in their capacity as such.

374.       “Unsecured Notes” means, collectively, (i) the 5.500% Unsecured Notes, (ii) the 6.000% Unsecured Notes, (iii) the 6.250% Unsecured Notes, and (iv) the 7.125% Unsecured Notes.

375.       “Unsecured Notes Claims” means, collectively, (i) the 5.500% Unsecured Note Claims; (ii) the 6.000% Unsecured Note Claims; (iii) the 6.250% Unsecured Note Claims; and (iv) the 7.125% Unsecured Note Claims.

376.       “Unsecured Notes Documents” means, collectively, (i) the 5.500% Unsecured Note Documents; (ii) the 6.000% Unsecured Note Documents; (iii) the 6.250% Unsecured Note Documents; and (iv) the 7.125% Unsecured Note Documents.

377.       “Unsecured Notes Trustees” means, collectively, (i) the 5.500% Unsecured Notes Trustee; (ii) the 6.000% Unsecured Notes Trustee; (iii) the 6.250% Unsecured Notes Trustee; and (iv) the 7.125% Unsecured Note Trustee.

378.       “Unsecured Notes Trustees’ Fees” means, collectively, to the extent not previously paid in connection with the Chapter 11 Cases, the reasonable and documented fees, costs, and expenses (including, without limitation, legal fees) incurred by the Unsecured Notes Trustees that are required to be paid under the Unsecured Notes Documents.

379.       “Unsubscribed Shares” shall have the meaning ascribed to such term in the Stock Purchase Agreement.

380.       “Voting Deadline” means 4:00 p.m. (prevailing Eastern Time) on [•], 2021, as specifically set forth in the Disclosure Statement Order, which is the deadline for submitting Ballots to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code.

381.       “Warburg Pincus” means Warburg Pincus LLC, acting solely in its capacity as an investment manager or advisor on behalf of certain funds or accounts or wholly-owned entities of such funds or accounts.

B.	Rules of Interpretation

For purposes herein: (i) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (ii) except as otherwise provided herein, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (iii) except as otherwise provided, any reference herein to an existing document or exhibit having been Filed or to be Filed shall mean that document or exhibit, as it may thereafter be amended, restated, supplemented, or otherwise modified in accordance with the Plan; (iv) unless otherwise specified herein, all references herein to “Articles” are references to Articles of the Plan or hereto; (v) unless otherwise stated herein, the words “herein,” “hereof,” and “hereto’’ refer to the Plan in its entirety rather than to a particular portion of the Plan; (vi) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (vii) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; (viii) unless otherwise specified, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the Plan; (ix) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (x) any docket number references in the Plan shall refer to the docket number of any document Filed with the Bankruptcy Court in the Chapter 11 Cases; (xi) references to “Proofs of Claim,” “Holders of Claims,” “Disputed Claims,” and the like shall include “Proofs of Interest,” “Holders of Interests,” “Disputed Interests,” and the like as applicable; (xii) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; (xiii) any immaterial effectuating provision may be interpreted by the Debtors, or after the Effective Date, the Reorganized Debtors (in consultation with the Plan Sponsors), in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; and (xiv) except as otherwise provided, any references to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter.

C.	Computation of Time

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next Business Day.

D.	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated herein, the laws of the State of Delaware, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided, that corporate or limited liability company governance matters relating to the Debtors or the Reorganized Debtors, as applicable, not incorporated or formed (as applicable) in the State of Delaware shall be governed by the laws of the state of incorporation or formation (as applicable) of the applicable Debtor or Reorganized Debtor.

E.	Consultation, Information, Notice, and Consent Rights

Any and all consultation, information, notice, and consent rights of the Plan Sponsors and the Committee set forth in the Plan Support Agreement or any Definitive Document, with respect to the form and substance of the Plan, all exhibits to the Plan, the Plan Supplement, and all other Definitive Documents, including any amendments, restatements, supplements, or other modifications to such agreements and documents, shall be incorporated herein by this reference and shall be fully enforceable as if stated herein.

Failure to reference the rights referred to in the immediately preceding paragraph as such rights relate to any document referenced in the Plan Support Agreement, other Definitive Document, or herein shall not impair such rights or obligations.

F.	Reference to Monetary Figures

All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein. Any conversion required to convert foreign currency to United States dollars shall be done using the applicable exchange rates on the Petition Date.

G.	Reference to the Debtors or the Reorganized Debtors

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

H.	Controlling Document

In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or in the Confirmation Order). In the event of an inconsistency between the Confirmation Order and the Plan, the Disclosure Statement, or the Plan Supplement, the Confirmation Order shall control.

Article II.
ADMINISTRATIVE CLAIMS AND PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, (i) Administrative Claims, including DIP Claims, HVF Master Lease Administrative Claims, Professional Fee Claims, Canadian Fleet Financing Administrative Claims, Interim Fleet Financing Administrative Claims, and postpetition Intercompany Claims, and (ii) Priority Tax Claims have not been classified and, thus, are excluded from the classification of Claims and Interests set forth in Article III.

A.	Administrative Claims

Except with respect to Professional Fee Claims, DIP Claims, HVF Master Lease Administrative Claims, Canadian Fleet Financing Administrative Claims, Interim Fleet Financing Administrative Claims, and Priority Tax Claims and except to the extent that an Administrative Claim has already been paid during the Chapter 11 Cases or a Holder of an Allowed Administrative Claim and the applicable Debtor, or after the Effective Date, such Holder and the applicable Reorganized Debtor agree to less favorable treatment, each Holder of an Allowed Administrative Claim shall be paid in full in Cash (i) if such Administrative Claim is Allowed as of the Effective Date, on or as soon as reasonably practicable after the Effective Date; or (ii) if such Administrative Claim is not Allowed as of the Effective Date, upon entry of an order of the Bankruptcy Court Allowing such Claim, or as soon as reasonably practicable thereafter; provided, that if an Allowed Administrative Claim arises from liabilities incurred by the Debtors’ Estates in the ordinary course of business after the Petition Date, including postpetition rent owed pursuant to assumed Unexpired Leases, such Claim shall be paid in accordance with the terms and conditions of the particular transaction giving rise to such Claim in the ordinary course.

Except as otherwise provided in this Article II.A or the Claims Bar Date Order, and except with respect to Administrative Claims that are Professional Fee Claims, DIP Claims, HVF Master Lease Administrative Claims, or Transaction Expenses, requests for payment of Allowed Administrative Claims must be Filed and served on the Reorganized Debtors pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Claims Bar Date; provided, that the Administrative Claims Bar Date does not apply to Professional Fee Claims or Administrative Claims arising in the ordinary course of business, including postpetition rent owed pursuant to assumed Unexpired Leases.

The Reorganized Debtors, in consultation with the Plan Sponsors, may settle Administrative Claims in the ordinary course of business without further Bankruptcy Court approval. The Debtors or the Reorganized Debtors, as applicable, may also choose to object to any Administrative Claim no later than the Administrative Claims Objection Deadline, subject to extensions by the Bankruptcy Court, agreement in writing of the parties, or on motion of a party in interest approved by the Bankruptcy Court. Unless the Debtors or the Reorganized Debtors (or other party with standing) object to a timely-Filed and properly served Administrative Claim, such Administrative Claim will be deemed Allowed in the amount requested. In the event that the Debtors or the Reorganized Debtors object to an Administrative Claim, the parties may confer to try to reach a settlement and, failing that, the Bankruptcy Court will determine whether such Administrative Claim should be Allowed and, if so, in what amount.

HOLDERS OF ADMINISTRATIVE CLAIMS THAT ARE REQUIRED TO, BUT DO NOT, FILE AND SERVE A REQUEST FOR PAYMENT OF SUCH ADMINISTRATIVE CLAIMS BY THE ADMINISTRATIVE CLAIMS BAR DATE SHALL BE FOREVER BARRED, ESTOPPED, AND ENJOINED FROM ASSERTING SUCH ADMINISTRATIVE CLAIMS AGAINST THE DEBTORS OR THEIR PROPERTY, AND SUCH ADMINISTRATIVE CLAIMS SHALL BE DEEMED DISCHARGED AS OF THE EFFECTIVE DATE.

B.	DIP Claims

All DIP Claims shall be deemed Allowed as of the Effective Date in an amount equal to the aggregate amount of the then outstanding DIP Obligations (as defined in the DIP Order), including (i) the principal amount outstanding under the DIP Financing on such date; (ii) all interest accrued and unpaid thereon through and including the date of payment; and (iii) all accrued and unpaid fees, expenses, and indemnification obligations payable under the DIP Loan Documents, including, the reasonable and documented fees and expenses of the attorneys and other advisors (including financial advisors) of the DIP Agent and the DIP Lenders to the extent provided in the DIP Loan Documents. Except to the extent that a Holder of an Allowed DIP Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed DIP Claim, each such Allowed DIP Claim shall be indefeasibly paid in full, in Cash, by the Debtors on the Effective Date or such later date as the DIP Claims become due and payable pursuant to any agreement such Holder and the Debtors or the Reorganized Debtors. Distributions to Holders of DIP Claims shall be deemed completed when made to (or at the direction of) the DIP Agent, which shall be deemed to be the Holder of such Claims for purposes of distributions to be made hereunder. Once received by the DIP Agent, distributions shall be made as soon as practicable to the Holders of Allowed DIP Claims in accordance with the DIP Credit Agreement. Contemporaneously with the foregoing payment, the DIP Financing and the DIP Loan Documents shall be deemed canceled, all commitments under the DIP Loan Documents shall be deemed terminated, all Liens on property of the Debtors and the Reorganized Debtors arising out of or related to the DIP Financing shall automatically terminate, all obligations of the Debtors or the Reorganized Debtors, as applicable, arising out of or related to the DIP Claims shall be automatically discharged and released and all collateral subject to such Liens shall be automatically released, in each case without further action by the DIP Agent or the DIP Lenders and all guarantees of the Debtors and Reorganized Debtors arising out of or related to the DIP Claims shall be automatically discharged and released, in each case without further action by the DIP Agent or the DIP Lenders. The DIP Agent and the DIP Lenders shall take all actions to effectuate and confirm such termination, release and discharge as reasonably requested by the Debtors or the Reorganized Debtors; provided, that any provisions of the “DIP Loan Documents” (as such term is defined in the DIP Order) governing the DIP Financing facility that by their terms survive the payoff and termination of such facility shall survive in accordance with the terms of such DIP Loan Documents. Notwithstanding anything to the contrary in this paragraph, the DIP Loan Documents shall survive to the extent necessary to preserve any rights of the DIP Agent (i) as against any money or property distributable to the Holders of DIP Claims, including any priority in respect of payment and (ii) to appear and be heard in the Chapter 11 Cases or in any proceeding relating to the Debtors in the Bankruptcy Court or any other court to enforce the respective obligations owed to the DIP Agent under the Plan.

Subsequent to the performance by the DIP Agent of its obligations under the Plan, the DIP Agent and its respective agents shall be relieved of all further duties and responsibilities related to the DIP Loan Documents upon the occurrence of the Effective Date, except with respect to such other rights and obligations of the DIP Agent (if any) that, pursuant to the express terms of the DIP Loan Documents, survive the termination of the DIP Loan Documents.

C.	HVF Master Lease Administrative Claims

The payment of the HVF II Obligations on the HVF II Notes Repayment Date shall constitute the full and final satisfaction, settlement, release, and discharge of each HVF Master Lease Administrative Claim against the Debtors.

D.	Postpetition Fleet Financing Administrative Claims

Each Reorganized Debtor shall assume all of its obligations under the Canadian Fleet Financing Debtor Documents to the extent of such obligations and, as of the Effective Date, such obligations shall become obligations of such Reorganized Debtor as provided in the Canadian Fleet Financing Debtor Documents according to their terms and shall be Unimpaired. Upon such assumption, all of the Canadian Fleet Financing Administrative Claims shall be deemed satisfied in full, including any Administrative Claims granted under section 364(c) of the Bankruptcy Code.

To the extent HVIF does not repay in full in Cash the then-outstanding obligations with respect to the Interim Fleet Financing Notes pursuant to Article IV.H of this Plan, each Reorganized Debtor shall assume all of its obligations under the Interim Fleet Financing Debtor Facility Documents to the extent of such obligations and, as of the Effective Date, such obligations shall become obligations of such Reorganized Debtor as provided in the Interim Fleet Financing Debtor Facility Documents according to their terms and shall be Unimpaired. Upon such assumption, all of the Interim Fleet Financing Administrative Claims shall be deemed satisfied in full, including any Administrative Claims granted under section 364(c) of the Bankruptcy Code.

E.	Professional Fee Claims

1.	Final Fee Applications

All final requests for allowance and payment of Professional Fee Claims must be Filed with the Bankruptcy Court no later than the first Business Day that is forty-five (45) days after the Effective Date unless otherwise ordered by the Bankruptcy Court. Any objections to Professional Fee Claims shall be Filed and served no later than twenty-one (21) days after the filing of final requests for allowance and payment of Professional Fee Claims.

2.	Professional Fee Claims Estimate

Professionals shall estimate in good faith their unpaid Professional Fee Claims and other unpaid fees and expenses incurred in rendering services compensable by Debtors’ Estates before and as of the Effective Date and shall deliver such reasonable, good faith estimate to the Debtors no later than five (5) Business Days prior to the Effective Date; provided, that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of the Professional’s final request for payment of Filed Professional Fee Claims. If a Professional does not provide an estimate, the Debtors, in consultation with the Plan Sponsors, shall estimate in good faith the unpaid and unbilled fees and expenses of such Professional.

3.	Professional Fee Escrow

As soon as reasonably practicable after the Confirmation Date and no later than the Effective Date, the Debtors shall establish and fund the Professional Fee Escrow with Cash based on their evaluation of the Professional Fee Claims Estimates, and no Liens, Claims, or interests shall encumber the Professional Fee Escrow in any way (whether on account of the New Reorganized Corporate Debt, or otherwise). The Professional Fee Escrow (including funds held in the Professional Fee Escrow) (i) shall not be and shall not be deemed property of the Debtors or the Reorganized Debtors and (ii) shall be held in trust for the Professionals and for no other Person or Entity until all Professional Fee Claims have been irrevocably paid in full; provided, that funds remaining in the Professional Fee Escrow after all Allowed Professional Fee Claims have been irrevocably paid in full shall revert to the Reorganized Debtors. Allowed Professional Fee Claims shall be paid in Cash to such Professionals from funds held in the Professional Fee Escrow when such Claims are Allowed by an order of the Bankruptcy Court; provided that the Debtors’ obligations with respect to Professional Fee Claims shall not be limited nor deemed to be limited in any way to the balance of funds held in the Professional Fee Escrow.

If the amount of funds in the Professional Fee Escrow is insufficient to fund payment in full of all Allowed Professional Fee Claims and any other Allowed amounts owed to Professionals, the deficiency shall be promptly funded to the Professional Fee Escrow by the Reorganized Debtors without any further notice to, action, order, or approval of the Bankruptcy Court or by any other Entity.

4.	Post-Effective Date Fees and Expenses

Except as otherwise specifically provided in the Plan, on and after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, may, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors, the Reorganized Debtors, the Distribution Agent, and the GUC Oversight Administrator (solely with respect to the GUC Oversight Administrator Costs, subject to the terms of this Plan), as applicable.

Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention, compensation for services rendered, or reimbursement for expenses incurred on or after such date shall terminate, and the Debtors or the Reorganized Debtors, as applicable, may employ any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

F.	Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim and the applicable Debtor agree (whether before or after the Effective Date) to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code and, for the avoidance of doubt, Holders of Allowed Priority Tax Claims will receive interest on such Allowed Priority Tax Claims after the Effective Date in accordance with sections 511 and 1129(a)(9)(C) of the Bankruptcy Code.

Article III.
CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.	Summary of Classification

All Claims and Interests, except for Administrative Claims, including DIP Claims, Canadian Fleet Financing Administrative Claims, Interim Fleet Financing Administrative Claims, HVF Master Lease Administrative Claims, Professional Fee Claims, Priority Tax Claims, Transaction Expenses, and postpetition Intercompany Claims are classified in the Classes set forth in this Article III for all purposes, including voting, Confirmation, and distributions pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Interest is classified in a particular Class only to the extent that such Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of such Claim or Interest qualifies within the description of such other Classes. A Claim or Interest also is classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

The classification of Claims and Interests pursuant to the Plan is as set forth below. All of the potential Classes for the Debtors are set forth herein. Certain of the Debtors may not have Claims or Interests in a particular Class or Classes, and such Claims shall be treated as set forth in Article III.B. hereof. The Plan shall constitute a separate Plan for each of the Debtors. For all purposes under the Plan, each Class contains a sub-Class for each Debtor: (i) Classes 3, 4, 5, and 6 shall be vacant for each Debtor other than Hertz Corp., the Subsidiary Guarantors and Rental Car Intermediate Holdings, LLC, and (ii) Class 12 shall be vacant for each Debtor other than Hertz Parent. Voting tabulations for recording acceptances or rejections of the Plan shall be conducted on a Debtor-by-Debtor basis as set forth above.

The classification of Claims and Interests against each Debtor (as applicable) pursuant to the Plan is as follows:

Class	Applicable Entities	Claim / Interest	Status	Voting Rights
1	Each Debtor	Other Priority Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
2	Each Debtor	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
3	Hertz Corp., the Subsidiary Guarantors, and Rental Car Intermediate Holdings, LLC	First Lien Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)

Class	Applicable Entities	Claim / Interest	Status	Voting Rights
4	Hertz Corp., the Subsidiary Guarantors, and Rental Car Intermediate Holdings, LLC	Second Lien Note Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
5	Hertz Corp., the Subsidiary Guarantors, and Rental Car Intermediate Holdings, LLC	Unsecured Funded Debt Claims	Impaired	Entitled to Vote
6	Hertz Corp., the Subsidiary Guarantors, and Rental Car Intermediate Holdings, LLC	HHN Notes Guarantee Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
7	Each Debtor	General Unsecured Claims	Impaired	Entitled to Vote
8	Each Debtor	Prepetition Intercompany Claims	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept or Reject)
9	Each Debtor	Section 510(b) Claims	Impaired	Not Entitled to Vote (Presumed to Reject)
10	Each Debtor	Intercompany Interests	Unimpaired	Not Entitled to Vote (Presumed to Accept)
11	Hertz Parent	Existing Hertz Parent Interest	Impaired	Not Entitled to Vote (Presumed to Reject)

B.	Treatment of Claims and Interests

1.	Class 1 – Other Priority Claims

a.	Classification: Class 1 consists of all Other Priority Claims against each Debtor.

b.

Treatment: Except to the extent that a Holder of an Allowed Other Priority Claim and the applicable Debtor prior to the Effective Date, or after the Effective Date, such Holder and the applicable Reorganized Debtor agree to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Allowed Other Priority Claim, each such Holder shall receive payment in full, in Cash, of the unpaid portion of its Allowed Other Priority Claim on the Effective Date or as soon thereafter as reasonably practicable (or, if payment is not then due, shall be paid in accordance with its terms in the ordinary course).

c.

Voting: Class 1 is Unimpaired under the Plan. Each Holder of an Allowed Other Priority Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Allowed Other Priority Claim are not entitled to vote to accept or reject the Plan.

2.	Class 2 – Other Secured Claims

a.	Classification: Class 2 consists of all Other Secured Claims against each Debtor.

b.

Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim and the applicable Debtor prior to the Effective Date, or after the Effective Date, such Holder and the applicable Reorganized Debtor agree to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Allowed Other Secured Claim, each such Holder shall receive at the applicable Debtor’s, or the applicable Reorganized Debtor’s, discretion:

(i)

payment in full in Cash of the unpaid portion of such Holder’s Allowed Other Secured Claim on the Effective Date or as soon thereafter as reasonably practicable (or if payment is not then due, payment shall be made in accordance with its terms in the ordinary course);

(ii)	Reinstatement of such Holder’s Allowed Other Secured Claim;

(iii)	the applicable Debtor’s interest in the collateral securing such Holder’s Allowed Other Secured Claim; or

(iv)	such other treatment rendering such Holder’s Allowed Other Secured Claim Unimpaired.

c.

Voting: Class 2 is Unimpaired under the Plan. Each Holder of an Allowed Other Secured Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Allowed Other Secured Claims are not entitled to vote to accept or reject the Plan.

3.	Class 3 - First Lien Claims

a.	Classification: Class 3 consists of all First Lien Claims against (i) Hertz Corp.; (ii) the Subsidiary Guarantors; and (iii) Rental Car Intermediate Holdings, LLC.

b.

Allowance: First Lien Claims shall be Allowed against Hertz Corp. and each Subsidiary Guarantor in the amount of $1,271,932,486.00, minus the First Lien Donlen Paydown Amount, plus letters of credit drawn after the Petition Date, plus the First Lien Hedge Claims, plus all accrued and unpaid interest (at the non-default rate for Eurocurrency Loans (as defined in the First Lien Credit Agreement) and not including any interest on obligations to cash collateralize letters of credit, in each case, unless the Bankruptcy Court orders otherwise, including with respect to the applicable interest rate), costs, and fees, in each case owed under the First Lien Loan Documents, from the Petition Date through the Effective Date as required to render the First Lien Claims Unimpaired.

c.

Treatment: On the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Claim, each Holder of an Allowed First Lien Claim shall receive payment in full, in Cash, of the unpaid portion of its liquidated Allowed First Lien Claim on the Effective Date and with respect to any unliquidated Claim with respect to undrawn letters of credit shall retain all legal and equitable rights with respect to such Claims until such letters of credit are released.

d.

Voting: Class 3 is Unimpaired under the Plan. Each Holder of an Allowed First Lien Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Allowed First Lien Claims are not entitled to vote to accept or reject the Plan.

4.	Class 4 – Second Lien Note Claims

a.	Classification: Class 4 consists of all Second Lien Note Claims against (i) Hertz Corp. and (ii) the Subsidiary Guarantors.

b.

Allowance: Second Lien Note Claims shall be Allowed against Hertz Corp. and each Subsidiary Guarantor in the amount of $362,750,694.00 plus all accrued and unpaid interest (including interest accruing after the Petition Date), Second Lien Indenture Trustee Fees, costs, and other fees, in each case owed under the Second Lien Notes Documents, from the Petition Date through the Effective Date as required to render the Second Lien Note Claims Unimpaired.

c.

Treatment: On the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Claim, each Holder of an Allowed Second Lien Note Claim shall receive payment in full, in Cash of the Allowed amount of such Claim against Hertz Corp. and the Subsidiary Guarantors.

d.

Voting: Class 4 is Unimpaired under the Plan. Each Holder of an Allowed Second Lien Note Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Allowed Second Lien Note Claims are not entitled to vote to accept or reject the Plan.

5.	Class 5 – Unsecured Funded Debt Claims

a.

Classification: Class 5 consists of all Unsecured Funded Debt Claims against (i) Hertz Corp.; (ii) the Subsidiary Guarantors; and (iii) solely with respect to ALOC Facility Claims, Rental Car Intermediate Holdings, LLC.

b.	Allowance:

(i)	Unsecured Notes Claims shall be Allowed against Hertz Corp and the Subsidiary Guarantors in the amounts set forth below:

Unsecured Funded Debt Claim	Allowed Amount
5.500% Unsecured Note Claims	$804,522,222.00
6.000% Unsecured Note Claims	$926,700,000.00
6.250% Unsecured Note Claims	$503,211,806.00
7.125% Unsecured Note Claims	$511,083,333.00

(ii)

ALOC Facility Claims shall be Allowed against Hertz Corp, the Subsidiary Guarantors, and Rental Car Intermediate Holdings, LLC only to the extent determined by the Bankruptcy Court and in no instance in more than an amount equal to the letters of credit drawn with respect to the ALOC Facility as of the Effective Date.

c.

Treatment: On the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Claim, each Holder of an Allowed Unsecured Funded Debt Claim against Hertz Corp., the Subsidiary Guarantors, and, as applicable, Rental Car Intermediate Holdings, LLC shall receive, its Pro Rata share of:

(1)	the Unsecured Funded Debt Equity Allocation; and

(2)	the Subscription Rights.

d.	Voting: Class 5 is Impaired under the Plan and is entitled to vote to accept or reject the Plan.

6.	Class 6 – HHN Notes Guarantee Claims

a.	Classification: Class 6 consists of all HHN Notes Guarantee Claims against (i) Hertz Corp.; (ii) the Subsidiary Guarantors; and (iii) Rental Car Intermediate Holdings, LLC.

b.

Allowance: The HHN Notes Guarantee Claims shall be Allowed against Hertz Corp., each Subsidiary Guarantor, and Rental Car Intermediate Holdings, LLC in an aggregate amount of $790,105,000.00 plus any accrued and outstanding interest, premiums, and fees, including the HHN Notes Trustee Fees and Expenses, in each case owed under the HHN Notes Documents, from the Petition Date through the Effective Date to the extent required to render the HHN Notes Guarantee Claims Unimpaired.

c.

Treatment: On the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Claim, each Holder of an Allowed HHN Notes Guarantee Claim shall receive payment in full in Cash of the Allowed amount of such Claim against Hertz Corp., the Subsidiary Guarantors, and Rental Car Intermediate Holdings, LLC.

d.

Voting: Class 6 is Unimpaired under the Plan. Each Holder of an Allowed HHN Notes Guarantee Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Allowed HHN Notes Guarantee Claims are not entitled to vote to accept or reject the Plan.

7.	Class 7 – General Unsecured Claims

a.	Classification: Class 7 consists of all General Unsecured Claims against a Debtor.

b.

Allowance: The 7.000% Unsecured Promissory Note Claims shall be Allowed against Hertz Corp. in an aggregate amount of $28,274,393.81, plus any other amounts that may be Allowed by the Bankruptcy Court. The allowance of all other General Unsecured Claims will be determined pursuant to the terms of this Plan, the Bankruptcy Code, and other applicable law.

c.

Treatment: On the Effective Date or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Claims, each Holder of an Allowed General Unsecured Claim against a Debtor shall receive its Pro Rata share of the General Unsecured Recovery Cash Pool Amount without regard to the particular Debtor against which such Claim is Allowed; provided, that, no Holder of an Allowed General Unsecured Claim shall receive a recovery that exceeds eighty-two (82%) percent of the Allowed amount of its General Unsecured Claim.

d.	Voting: Class 7 is Impaired under the Plan and is entitled to vote to accept or reject the Plan.

8.	Class 8 – Prepetition Intercompany Claims

a.	Classification: Class 8 consists of all prepetition Intercompany Claims.

b.	Treatment: Each prepetition Intercompany Claim shall be, at the option of Debtors or Reorganized Debtors as applicable (in consultation with the Plan Sponsors), either:

(i)	Reinstated; or

(ii)	canceled and released without any distribution on account of such Claims;

provided, however, that Intercompany Claims of HIRE (Bermuda) Limited against Hertz Corp. shall be Reinstated.

c.

Voting: Holders of Claims in Class 8 are conclusively presumed to have accepted or rejected the Plan pursuant to section 1126(f) or section 1126(g) of the Bankruptcy Code, respectively. Therefore, such Holders are not entitled to vote or accept or reject the Plan.

9.	Class 9 – Section 510(b) Claims

a.	Classification: Class 9 consists of all Section 510(b) Claims against a Debtor.

b.

Treatment: Section 510(b) Claims will be canceled, released, discharged, and extinguished as of the Effective Date, and will be of no further force or effect, and Holders of Section 510(b) Claims will not receive any distribution on account of such Claims.

c.

Voting: Holders of Claims in Class 9 are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Section 510(b) Claims are not entitled to vote to accept or reject the Plan.

10.	Class 10 – Intercompany Interests

a.	Classification: Class 10 consists of all Intercompany Interests held by a Debtor in another Debtor.

b.

Treatment: Intercompany Interests shall be Reinstated so as to maintain the organizational structure of the Debtors as such structure exists on the Effective Date unless implementation of the Restructuring requires otherwise.

c.

Voting: Class 10 is Unimpaired under the Plan. Each Holder of an Intercompany Interest is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Intercompany Interests are not entitled to vote to accept or reject the Plan.

11.	Class 11 – Existing Hertz Parent Interests

a.	Classification: Class 11 consists of all Existing Hertz Parent Interests.

b.	Treatment: Existing Hertz Parent Interests shall be cancelled and released without any distribution on account of such Interests.

c.

Voting: Class 11 is Impaired under the Plan. Each Holder of an Existing Hertz Parent Interest is conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Existing Hertz Parent Interests are not entitled to vote to accept or reject the Plan.

C.	Special Provision Governing Unimpaired Claims

Except as otherwise specifically provided in the Plan, nothing herein shall be deemed to affect, diminish, or impair the Debtors’ or the Reorganized Debtors’ rights and defenses, both legal and equitable, with respect to any Reinstated Claim or otherwise Unimpaired Claim, including legal and equitable defenses to setoffs or recoupment against Reinstated Claims or otherwise Unimpaired Claims; and, except as otherwise specifically provided in the Plan, nothing herein shall be deemed to be a waiver or relinquishment of any Claim, Cause of Action, right of setoff, or other legal or equitable defense that the Debtors had immediately prior to the Petition Date, against or with respect to any Claim that is Unimpaired by the Plan. Except as otherwise specifically provided in the Plan, the Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of setoff, and other legal or equitable defenses that the Debtors had immediately prior to the Petition Date fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights and defenses with respect to any Reinstated Claim or otherwise Unimpaired Claim may be asserted after the Confirmation Date and the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced. Notwithstanding anything in this paragraph to the contrary, and subject to the obligations of the First Lien Agent, Second Lien Note Trustee, and HHN Notes Trustee set forth in this Plan, the Debtors hereby acknowledge and agree that any Claim, Cause of Action, right of setoff, or other legal or equitable defense of the Debtors with respect to the First Lien Claims, the Second Lien Note Claims, and the HHN Notes Guarantee Claims that may exist as of the Effective Date or may have existed as of the Petition Date shall be released upon the payment in full of the Allowed First Lien Claims, Allowed Second Lien Note Claims, and Allowed HHN Notes Guarantee Claims, respectively, pursuant to this Plan. Nothing in the previous sentence shall release or otherwise impair the obligations of the First Lien Agent, the First Lien Lenders, the Second Lien Note Trustee, or the Second Lien Lenders to release Liens or Collateral as required by the Plan.

D.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by an Impaired Class of Claims. The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests.

E.	Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

F.	Separate Classification of Other Secured Claims

Each Other Secured Claim, to the extent secured by a Lien on collateral different from the Collateral securing another Other Secured Claim, shall be treated as being in a separate sub-Class for purposes of receiving distributions under this Plan.

G.	Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Plan shall be presumed accepted by the Holders of such Claims or Interests in such Class.

H.	Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

Article IV.
MEANS FOR IMPLEMENTATION OF THE PLAN

A.	No Substantive Consolidation

The Plan is being proposed as a joint plan of reorganization of the Debtors for administrative purposes only and constitutes a separate chapter 11 plan of reorganization for each Debtor. The Plan is not premised upon the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan.

B.	Restructuring Transactions; Effectuating Documents

Prior to, on, or after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, may take any and all actions as may be necessary or appropriate in the Debtors’ reasonable discretion to effectuate the Restructuring Transactions described in, approved by, contemplated by, or necessary to effectuate the Plan, in accordance with the Plan Support Agreement, including: (i) the execution and delivery of any New Organizational Documents, including any appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, formation, organization, arrangement, continuance, dissolution, sale, purchase, or liquidation, in each case, containing terms that are consistent with the terms of the Plan; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan; (iii) the filing of the New Organizational Documents, including any appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or law; (iv) such other transactions that are required to effectuate the Restructuring Transactions, including any sales, mergers, consolidations, restructurings, conversions, dispositions, transfers, formations, organizations, dissolutions, or liquidations; (v) the execution, delivery, and filing of the Exit Facility Documents; (vi) the execution and delivery of the HVF III Documents; (vii) the implementation of the HHN Restructuring and execution and delivery of any documents in connection therewith, (viii) the solicitation and implementation of the Rights Offering, (ix) the conversion of Hertz Corp. to a limited liability company under state law pursuant to a “plan of reorganization” within the meaning of Treasury Regulations section 1.368-2(g), and (x) all other actions that the Debtors determine to be necessary or appropriate, including in connection with making filings or recordings that may be required by applicable law in connection with the Plan (collectively, the “Restructuring Transactions”). The Restructuring Transactions shall be structured in a manner that takes into account the tax position of creditors, the Plan Sponsors, and the Reorganized Debtors.

The Confirmation Order shall and shall be deemed to, pursuant to sections 363 and 1123 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including the Restructuring Transactions.

C.	Sources of Consideration for Plan Distributions

Except as otherwise provided in the Plan or the Confirmation Order, the Reorganized Debtors shall fund distributions under the Plan with (i) Cash on hand; (ii) Cash proceeds from the New Money Investment; and (iii) the proceeds of the Exit Term Loan Facility.

D.	New Money Investment

1.	Preferred Stock

On the Effective Date, in accordance with the Stock Purchase Agreement and Plan Support Agreement and subject to the terms and conditions thereof, Reorganized Hertz Parent shall issue, and each of PE Sponsors or their respective affiliates or related funds shall purchase, on a several and not joint basis, shares of Preferred Stock at purchase price of $385,000,000.00 in the aggregate in Cash.

2.	Offered Stock

(a)

New Money Investors. On the Effective Date, in accordance with the Stock Purchase Agreement and subject to the terms and conditions thereof, each PE Sponsor shall purchase Offered Stock in the following aggregate Cash amounts:

i.	Dundon or its affiliates or related funds shall purchase shares of Offered Stock at the Offering Purchase Price (without any discounts or premiums) in the aggregate amount of $400,000,000.00;

ii.

Centerbridge or its affiliates or related funds shall purchase shares of the Offered Stock at the Offering Purchase Price (without any discounts or premiums) in the aggregate amount of $82,500,000.00; and

iii.

Warburg Pincus or its affiliates or related funds shall purchase shares of the Offered Stock at the Offering Purchase Price (without any discounts or premiums) in the aggregate amount of $82,500,000.00; and

(b)

Rights Offering. Following approval by the Bankruptcy Court of the Disclosure Statement and the Rights Offering Procedures, Hertz Parent shall conduct the Rights Offering in accordance with the Rights Offering Procedures. The Subscription Rights issued under the Rights Offering shall be deemed issued as of the Effective Date.

a.

Each Holder of an Allowed Unsecured Funded Debt Claim shall be issued Subscription Rights to purchase, pursuant to the terms set forth in the Rights Offering Procedures, its Pro Rata allocation of the shares of Offered Stock remaining after the purchase of Offered Stock by the PE Sponsors set forth in Article IV.D.2.a, above, subject to dilution from conversion of the Preferred Stock and the Management Equity Incentive Plan (the “Rights Offering Common Equity Allocation”) at the Offering Purchase Price (without any discounts or premiums). The Equity Commitment Parties shall exercise the Subscription Rights distributed on account of their Allowed Unsecured Funded Debt Claims pursuant to the terms of the Stock Purchase Agreement.

b.	Any transfer of an Allowed Unsecured Funded Debt Claim shall include the applicable Subscription Rights.

c.

The consummation of the Rights Offering is conditioned on the satisfaction or waiver (in accordance with the Stock Purchase Agreement) of all conditions specified in the terms of the Rights Offering Procedures.

(c)

Backstop. In accordance with the Stock Purchase Agreement and subject to the terms and conditions thereof, on or prior to the Effective Date, the Backstop Investors shall purchase the Unsubscribed Shares. There shall be no backstop fee or other commitment fee owed or payable to the Backstop Investors; provided, however, that the Stock Purchase Agreement shall provide for a break-up fee to each of the PE Sponsors and each of the Equity Commitment Parties in the amount of 3% of each of PE Sponsor’s and Equity Commitment Party’s aggregate commitment to purchase the Preferred Stock and/or Offered Stock, as applicable.

E.	Issuance and Distribution of Reorganized Hertz Parent Common Interests and Preferred Stock

The issuance of the Reorganized Hertz Parent Common Interests and Preferred Stock in accordance with the Stock Purchase Agreement, Rights Offering Procedures, the Plan Support Agreement, and this Plan shall be authorized without the need for any further corporate action and without any further action by the Holders of Claims or Interests.

All of the shares of Reorganized Hertz Parent Common Interests and Preferred Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance of the Reorganized Hertz Parent Common Interests and Preferred Stock under the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

F.	New Reorganized Corporate Debt

The Reorganized Debtors shall issue the New Reorganized Corporate Debt and provide any related guarantees, and the New Reorganized Corporate Debt will be made available to the Reorganized Debtors, pursuant to and subject to the terms and conditions set forth in the Exit Facility Documents.

Confirmation shall be deemed approval of the issuance and incurrence of the New Reorganized Corporate Debt (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations and guarantees to be incurred and fees paid in connection therewith), and to the extent not approved by the Bankruptcy Court previously, the Reorganized Debtors shall be authorized to execute and deliver those documents necessary or appropriate to issue and incur the New Reorganized Corporate Debt and related guarantees, including the Exit Facility Documents, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule, or vote, consent, authorization, or approval of any Person, subject to such modifications as the Debtors or Reorganized Debtors may deem to be necessary to consummate the New Reorganized Corporate Debt.

G.	Replacement of First Lien Letters of Credit

On or prior to the Effective Date, the Debtors shall replace or backstop the outstanding and undrawn letters of credit issued pursuant to the First Lien Revolving LC Facility and the First Lien Standalone LC Facility with letters of credit issued pursuant to the Exit Facility Documents, or otherwise cash collateralize such letters of credit. Contemporaneously therewith, all outstanding undrawn letters of credit issued under the First Lien Revolving LC Facility and First Lien Standalone LC Facility shall be deemed canceled for purposes of the First Lien Revolving LC Facility or First Lien Standalone LC Facility, as applicable.

H.	HVF II and Interim Fleet Financing Settlement

On or prior to the Effective Date, the Debtors shall cause HVF II to repay in full in Cash the then-outstanding HVF II Obligations (such date, the “HVF II Notes Repayment Date”), with the proceeds of a new asset backed securitization facility, including the HVF III asset-backed securitization facility, and/or securities to be issued by a newly formed non-Debtor bankruptcy remote subsidiary of Hertz Corp. On the Effective Date or as soon as reasonably practicable thereafter, the Debtors shall pay all unpaid amounts accrued pursuant to paragraph 9 of the Second Interim HVF Master Lease Settlement Order through the HVF II Notes Repayment Date, provided, that prior to the payment of any such amounts the applicable Entities shall have complied with paragraph 10 of the Second Interim HVF Master Lease Settlement Order. Notwithstanding anything to the contrary herein, the obligations with respect to the HVF II Notes shall be determined solely pursuant to the terms of the HVF II Facility Documents and HVF Facility Documents, including, that such obligations shall include, to the extent outstanding and without causing a double recovery on account of more than one payment being made with respect to such obligations, all accrued and unpaid (i) Class A Monthly Default Interest Amounts, Class B Monthly Default Interest Amounts, Class C Monthly Default Interest Amounts and Class D Monthly Default Interest Amounts (as each such term is defined in the HVF II VFN Supplement), pursuant to Section 5.2(f) of the HVF II VFN Supplement or otherwise and (ii) Class A Deficiency Amounts, Class B Deficiency Amounts, Class C Deficiency Amounts and Class D Deficiency Amounts and all interest accrued on such Class A Deficiency Amounts, Class B Deficiency Amounts, Class C Deficiency Amounts and Class D Deficiency Amounts, pursuant to the applicable HVF II MTN Series Supplement, provided, for the avoidance of doubt, that each of (A) the Forbearance Fee payable pursuant to Section 4(g) of that certain HVF II Series 2013-A Forbearance Agreement dated May 4, 2020 (the “Forbearance Agreement”) and (B) the Administrative Agent Fee payable pursuant to that certain Administrative Agent Fee Letter entered into in connection with the Forbearance Agreement, dated May 4, 2020, by and among the agent under the HVF II VFN Supplement and Hertz Vehicle Financing II LP shall in each case be deemed to be an obligation with respect to the HVF II Notes. Not later than three (3) Business Days following a written request by the Debtor (email sufficient), the HVF Trustee shall provide a payoff statement detailing all amounts owed by the category specified in the HVF II Facility Documents.

On or prior to the Effective Date, the Debtors may cause HVIF to repay in full in Cash the then-outstanding HVIF Obligations with the proceeds of a new asset-backed securitization facility, including the HVF III asset-backed securitization facility, and/or securities to be issued by a newly formed non-Debtor bankruptcy remote subsidiary of Hertz Corp. or Reorganized Hertz Parent, as applicable. To the extent HVIF does not repay in full in Cash the HVIF Obligations, the Debtors shall assume all of their obligations with respect to the Interim Fleet Financing Facility pursuant to Article II.D, supra.

The Debtors shall consult with the Plan Sponsors with respect to the terms of the repayment of the HVF II Notes and the Interim Fleet Financing Notes and such terms shall be in form and substance acceptable to the Requisite Commitment Parties in good faith.

The payment of the HVF II Obligations and, to the extent applicable, payment of the HVIF Obligations, in full shall constitute the full and final satisfaction, settlement, release, and discharge of each HVF Claim and, to the extent applicable, each Interim Fleet Financing Administrative Claim against the Debtors, including any Administrative Claims granted under section 364(c) of the Bankruptcy Code. Contemporaneously with the foregoing payment, (i) the HVF II Notes, the Series 2013-G1 Note, and, to the extent applicable, the Interim Fleet Financing Notes shall be deemed canceled; (ii) the HVF Facility Documents, the HVF II Facility Documents, and, to the extent applicable, the Interim Fleet Financing Facility Documents shall be deemed terminated (except if utilized for HVF III), (iii) all Liens on property of HVF, HVF II, or, to the extent applicable, HVIF arising out of or related to the Series 2013-G1 Note, the HVF II Notes, or, to the extent applicable, the Interim Fleet Financing Notes shall automatically terminate, and all collateral subject to such applicable Liens shall be automatically released, in each case without further action by the HVF Trustee, HVF II Trustee, the HVF II Lenders, the HVIF Trustee, and the Interim Fleet Financing Lenders; and (iv) all undrawn letters of credit issued with respect to the HVF II Facility and, if applicable, the Interim Fleet Financing Facility shall be cancelled. The (i) HVF Trustee, HVF II Trustee, and the HVF II Lenders, and (ii) to the extent applicable, the HVIF Trustee, and the Interim Fleet Financing Lenders, shall, at the expense of the Debtors or Reorganized Debtors, as applicable, take all actions to effectuate and confirm such termination, release and discharge as reasonably requested by HVF, HVF II, HVIF, the Debtors or the Reorganized Debtors. The Debtors or Reorganized Debtors, as applicable, shall use commercially reasonable efforts to cause HVF, HVF II and, to the extent applicable, HVIF, to execute and provide to the HVF Trustee, the HVF II Trustee, the HVF II Lenders and, to the extent applicable, the HVIF Trustee and the Interim Fleet Financing Lenders, customary documentation in connection with the repayment of the HVF II Notes and, to the extent applicable, the HVIF Notes, that is reasonably satisfactory to the HVF Trustee, the HVF II Trustee and the ABS Lenders (as defined in the Second Interim HVF Master Lease Settlement Order), and, to the extent applicable, the HVIF Trustee and the Interim Fleet Financing Lenders, and to execute and provide such other documentation and take such other actions as may be reasonably requested by the HVF Trustee, the HVF II Trustee and the ABS Lenders (as defined in the Second Interim HVF Master Lease Settlement Order) and/or, to the extent applicable, the HVIF Trustee and the Interim Fleet Financing Lenders, in connection with the repayment of the HVF II Notes, and, to the extent applicable, the HVIF Notes.

Upon the occurrence of the HVF II Notes Repayment Date and subject to the release and discharge of each HVF Claim, the HVF II Notes, and the Series 2013 G1 Note, each of the Debtors, on behalf of themselves and their parents, subsidiaries, affiliates, shareholders, agents, representatives, predecessors-in-interest, nominees, managers, members, partners, officers, directors, employees, advisors, and each of their respective successors and assigns shall be deemed to release, remise and forever discharge the Debtors and the ABS Released Parties, solely in their respective capacities under the HVF II Facility, HVF II Facility Documents, and HVF Facility Documents, as applicable, of and from any and all debts, losses, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, claims, counterclaims, controversies, disputes, obligations, judgments, rights, damages, costs, losses, expenses, liens, or liabilities of any and every nature or description whatsoever, both at law or in equity, whether asserted or unasserted, express or implied, known or unknown, matured or unmatured, fixed or contingent, liquidated or unliquidated, which arose at any time through the HVF II Notes Repayment Date, arising out of or related to the HVF II Facility. Notwithstanding anything to the contrary in the foregoing, nothing in this Article IV.H shall release any ABS Released Party from Claims or Causes of Action arising from an act or omission that constitutes fraud, willful misconduct, or gross negligence.

Notwithstanding anything herein to the contrary, including Article XII.I., the stipulations and releases set forth in paragraph 11 of the Second Interim HVF Master Lease Settlement Order shall remain in full force and effect.

I.	HVF III Fleet Financing

On or prior to the Effective Date, the Debtors or Reorganized Debtors, as applicable, may form a non-Debtor bankruptcy remote subsidiary or subsidiaries of Hertz Corp. or Reorganized Hertz Parent, as applicable, to issue the HVF III asset-backed securitization facility and/or securities. Simultaneously with the payment of the HVF II Obligations in full, as described in Article IV.H., and, to the extent applicable, the payment of the HVIF Obligations in full, the Debtors may use any of the vehicles in the HVF II Facility and, to the extent applicable, the Interim Fleet Financing Facility and/or the equity with respect to the HVF II Facility and, to the extent applicable, the Interim Fleet Financing Facility to support any facility or securities issued by HVF III. The Debtors shall consult with the Plan Sponsors with respect to the terms of HVF III with such terms in form and substance acceptable to the Requisite Commitment Parties in good faith. Further, the Debtors, in the issuance of the HVF III asset-backed securitization facility and/or securities, shall comply with the obligations set forth in paragraph 12 of the Second Interim HVF Master Lease Settlement Order.

J.	General Unsecured Claim Recoveries

On or prior to the Effective Date, the Debtors shall establish and fund the General Unsecured Recovery Cash Pool Account with Cash in an amount equal to the General Unsecured Recovery Cash Pool Amount and any proceeds received on account of the Specified Causes of Action to fund the recoveries on account of Allowed General Unsecured Claims.

The Specified Causes of Action shall be preserved for the benefit of Holders of General Unsecured Claims as set forth in this Article IV.J and shall be pursued by the GUC Oversight Administrator pursuant to Article VI.D, infra. All proceeds received on account of the Specified Causes of Action shall be deposited in the General Unsecured Recovery Cash Pool Account and distributed pursuant to the terms of this Plan; provided, that to the extent that there are no remaining Disputed General Unsecured Claims and Holders of Allowed General Unsecured Claims have received an eighty-two (82%) percent recovery from the General Unsecured Recovery Cash Pool prior to the liquidation of a Specified Cause of Action, any proceeds received on account of such Specified Cause of Action shall be paid to the Reorganized Debtors.

As set forth in Article III.B.7, supra, no Holder of an Allowed General Unsecured Claim shall receive a recovery in excess of eighty-two (82%) percent of the amount of its Allowed General Unsecured Claim. To the extent Allowed General Unsecured Claims against the Debtors are less than $547,000,000.00 such that the Pro Rata distribution of the General Unsecured Recovery Cash Pool Amount, after accounting for the application of insurance coverage, would result in a more than eighty-two (82%) percent recovery to Holders of Allowed General Unsecured Claims, the GUC Oversight Administrator shall return any excess amount in the General Unsecured Recovery Cash Pool Account to the Reorganized Debtors. Notwithstanding the foregoing, in no instance shall the GUC Oversight Administrator return Cash to the Reorganized Debtors from the General Unsecured Recovery Cash Account such that the amount of Cash in the General Unsecured Recovery Cash Account would not be sufficient to pay Disputed General Unsecured Claims and Allowed General Unsecured Claims eighty-two (82%) percent of the asserted amount of such Disputed General Unsecured Claims and Allowed General Unsecured Claims.

The General Unsecured Recovery Cash Pool Account (i) shall not be and shall not be deemed property of the Debtors or the Reorganized Debtors; (ii) shall be held in trust to fund distributions on account of Allowed General Unsecured Claims, as provided herein; and (iii) shall not be encumbered by any Liens, Claims, or Interests in any way (whether on account of the New Reorganized Corporate Debt or otherwise).

All parties to the Plan shall (i) treat the General Unsecured Recovery Cash Pool Account as a “disputed ownership fund” within the meaning of Treasury Regulations Section 1.468B-9(b)(1) for U.S. federal income tax purposes, and (ii) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes. All taxes imposed on assets or income of the General Unsecured Recovery Cash Pool Account will be payable from the assets of the General Unsecured Recovery Cash Pool.

K.	Intercompany Claim Settlement

The entry of the Confirmation Order and the treatment accorded to General Unsecured Creditors pursuant to this Plan shall constitute a settlement pursuant to section 1123(b)(3) of all disputes relating to the Intercompany Claims and the allocation of value among the various Debtors.

L.	HHN Restructuring

On the Effective Date, the Debtors shall make the cash payment provided as treatment for the HHN Notes Guarantee Claims pursuant to Article III.B.6 of this Plan to the HHN Notes Trustee and/or HHN Notes Paying Agent. Pursuant to this Plan, such cash payment shall be applied pro rata to the HHN Notes based on the principal and interest outstanding at the time of such cash payment. The HHN Notes Trustee and/or HHN Notes Paying Agent shall then, to the extent required, convert such cash payment to Euros using the European Central Bank reference rate published on the date that the HHN Notes Trustee and/or HHN Notes Paying Agent received such payment and apply such amount to the then outstanding principal and interest due in respect of each series of HHN Notes as set forth in the allocation provided by the Plan. Such payment on account of the HHN Notes Guarantee Claims is not, and shall not be deemed to constitute, a prepayment (voluntary or otherwise) under the HHN Notes Indentures or otherwise and shall remain subject to the HHN Notes Trustee Charging Lien on the terms set forth in the HHN Notes Indentures.

Upon the occurrence of the Effective Date, immediately after the payments in respect of the HHN Notes Guarantee Claims have been made pursuant to the Plan, HHN shall redeem the HHN Notes for a Cash payment equal to (a) the principal and interest due in respect of the HNN Notes on the date of such payment, minus (b) the amount paid to the HHN Notes Trustee and/or HHN Notes Paying Agent in respect of the HHN Notes Guarantee Claim pursuant to the Plan, (c) plus any unpaid interest remaining through the date of payment to the beneficial holders of the HHN Notes, any unpaid HHN Notes Trustee Fees and any premiums, prepayment penalties, and make-whole payments due in respect of the HHN Notes calculated solely upon the difference between the amounts set forth in clause (a) and clause (b) above. Such payments with respect to the HHN Notes Guarantee Claims and HHN Notes shall constitute a complete satisfaction and release of all Claims and obligations with respect to the HHN Note Documents.

On the Effective Date, the Debtors shall make an equity contribution to HIL in an amount sufficient to repay the HIL Facility and cause HIL to repay the HIL Facility.

M.	Registration Rights Agreement

On the Effective Date, the Reorganized Debtors shall execute and deliver the Registration Rights Agreement and take all actions required by the Registration Rights Agreement, subject to and in accordance with the terms and conditions of the Plan Support Agreement and the Stock Purchase Agreement.

N.	International Vehicle Financing Claims

On or prior to the Effective Date, as part of the restructuring of the business of HHN and its European subsidiaries, the Debtors shall cause the European Vehicle Financing Entities to enter into and consummate the European ABS Restructuring Settlement. The entry of the Confirmation Order shall (i) constitute approval and authorization for the Debtors to perform their obligations under the European ABS Restructuring Settlement under Bankruptcy Rule 9019, (ii) approve the complete release of the Lombard Vehicle Financing Facility Guarantee, the European ABS Performance Guarantees and any claims related thereto, including the Lombard Facility Guarantee Claims and the European ABS Performance Guarantee Claims, and (iii) approve the irrevocable disallowance of all such claims, which shall be permanently removed from the Claims Register.

On or prior to the Effective Date, as part of the restructuring of the business of Hertz Australia and its subsidiaries, the Debtors shall cause Hertz Australia and the Australian Financing Entity to enter into and consummate the Australian ABS Restructuring Settlement. The entry of the Confirmation Order shall (i) constitute approval and authorization for the Debtors to perform their obligations under the Australian ABS Restructuring Settlement under Bankruptcy Rule 9019, (ii) approve the complete release of the Australian Performance Guarantee and any claims related thereto, including any Australian Performance Guarantee Claims, and (iii) approve the irrevocable disallowance of all such claims, which shall be permanently removed from the Claims Register.

O.	Corporate Existence

Except as otherwise provided in the Plan (including with respect to any Restructuring Transaction undertaken pursuant to the Plan), the New Organizational Documents, or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on and after the Effective Date, each Debtor shall continue to exist as a Reorganized Debtor and as a separate corporation, limited liability company, partnership, or other form of entity, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form of entity, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other analogous formation documents) in effect before the Effective Date, except to the extent such certificate of incorporation and bylaws (or other analogous formation documents) are amended by the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, federal law, or other non-bankruptcy law).

P.	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Plan (including in the GUC Settlement Procedures), or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, all property in each Estate, all the Debtors’ Causes of Action (including, without express or implied limitation, all Causes of Action identified in the Schedule of Retained Causes of Action), all Executory Contracts and Unexpired Leases assumed, but not assigned, by any of the Debtors, and any property acquired by any of the Debtors, including Interests held by the Debtors in non-Debtor subsidiaries, shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances unless expressly provided otherwise by the Plan or Confirmation Order. On and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property, and compromise or settle any Claims, Interests, or Causes of Action (other than GUC Administrator Claims, GUC Administrator Claim Related Actions, or Specified Causes of Action, which shall be subject to the rights of the GUC Oversight Administrator) without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, subject to the consultation rights of the GUC Oversight Administrator set forth in the GUC Settlement Procedures with respect to compromising or settling Claims or Causes of Action arising prior to the Effective Date.

Q.	Cancellation of Existing Securities

Except as otherwise provided in the Plan, or any agreement, instrument, or other document incorporated in the Plan, or the Plan Supplement, on the Effective Date (i) the Prepetition Debt Documents and any other certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest (except such certificates, notes, or other instruments or documents evidencing indebtedness or obligations of the Debtors that are specifically Reinstated pursuant to the Plan) shall be deemed canceled, discharged and of no force or effect, without further action or approval of the Bankruptcy Court or any Holder and the First Lien Agent, the Second Lien Note Trustee, the Unsecured Notes Trustee and the 7.00% Unsecured Promissory Notes Trustee and their respective agents, successors and assigns shall each be automatically and fully released and discharged of and from all duties as applicable under the respective Prepetition Debt Documents, except, as applicable, as necessary to (a) enforce the rights, Claims and interests of the First Lien Agent, the Second Lien Note Trustee, the Unsecured Notes Trustees, the 7.000% Unsecured Promissory Notes Trustee, and, as applicable, and any predecessor thereof vis-a-vis parties other than the Released Parties, (b) allow the receipt of and distributions under the Plan and, as applicable, the subsequent distribution of such amounts in accordance with the respective terms of the Prepetition Debt Documents and (c) preserve any rights of (1) the First Lien Agent and any predecessor thereof as against any money or property distributable to Holders of First Lien Claims, including any priority in respect of payment, (2) the Second Lien Note Trustee and any predecessor thereof as against any money or property distributable to Holders of Second Lien Note Claims, (3) the 5.500% Unsecured Notes Trustee and any predecessor thereof as against any money or property distributable to Holders of the 5.500% Unsecured Notes Claims, (4) the 6.000% Unsecured Notes Trustee and any predecessor thereof as against any money or property distributable to Holders of the 6.000% Unsecured Notes Claims, (5) the 6.250% Unsecured Notes Trustee and any predecessor thereof as against any money or property distributable to Holders of the 6.250% Unsecured Notes Claims, (6) the 7.000% Unsecured Promissory Notes Trustee and any predecessor thereof as against any money or property distributable to Holders of the 7.000% Unsecured Promissory Notes Claims, and (7) the 7.125% Unsecured Notes Trustee and any predecessor thereof as against any money or property distributable to Holders of the 7.125% Unsecured Notes Claims; and (ii) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors (except such agreements, certificates, notes, or other instruments evidencing indebtedness or obligations of the Debtors that are specifically Reinstated pursuant to the Plan) shall be released and discharged; provided that notwithstanding Confirmation or the occurrence of the Effective Date, any such indenture or agreement that governs the rights of the Holder of a Claim or Interest shall also continue in effect to allow each of the First Lien Agent, the Second Lien Note Trustee, the Unsecured Notes Trustees, and the 7.000% Unsecured Promissory Notes Trustee to appear and be heard in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court, including, without limitation, to enforce the respective obligations owed to such parties under the Plan.

Subsequent to the performance by: (i) the First Lien Agent of its obligations under the Plan, the First Lien Agent and its respective agents shall be relieved of all further duties and responsibilities related to the First Lien Loan Documents upon the occurrence of the Effective Date, except with respect to such other rights of the First Lien Agent that, pursuant to the First Lien Loan Documents, survive the termination of the First Lien Loan Documents; (ii) the Second Lien Note Trustee of its obligations under the Plan, the Second Lien Note Trustee and its respective agents shall be relieved of all further duties and responsibilities related to the Second Lien Note Documents upon the occurrence of the Effective Date, except with respect to such other rights of the Second Lien Note Trustee that, pursuant to the Second Lien Note Documents, survive the termination of the Second Lien Note Documents; (iii) the 5.500% Unsecured Notes Trustee of its obligations under the Plan, the 5.500% Unsecured Notes Trustee and its respective agents shall be relieved of all further duties and responsibilities related to the 5.500% Unsecured Notes Documents upon the occurrence of the Effective Date, except with respect to such other rights of the 5.500% Unsecured Notes Trustee that, pursuant to the 5.500% Unsecured Notes Documents, survive the termination of the 5.500% Unsecured Notes Documents; (iv) the 6.000% Unsecured Notes Trustee of its obligations under the Plan, the 6.000% Unsecured Notes Trustee and its respective agents shall be relieved of all further duties and responsibilities related to the 6.000% Unsecured Notes Documents upon the occurrence of the Effective Date, except with respect to such other rights of the 6.000% Unsecured Notes Trustee that, pursuant to the 6.000% Unsecured Notes Documents, survive the termination of the 6.000% Unsecured Notes Documents; (v) the 6.250% Unsecured Notes Trustee of its obligations under the Plan, the 6.250% Unsecured Notes Trustee and its respective agents shall be relieved of all further duties and responsibilities related to the 6.250% Unsecured Notes Documents upon the occurrence of the Effective Date, except with respect to such other rights of the 6.250% Unsecured Notes Trustee that, pursuant to the 6.250% Unsecured Notes Documents, survive the termination of the 6.250% Unsecured Notes Documents; (vi) the 7.000% Unsecured Promissory Notes Trustee of its obligations under the Plan, the 7.000% Unsecured Promissory Notes Trustee and its respective agents shall be relieved of all further duties and responsibilities related to the 7.000% Unsecured Promissory Notes Documents upon the occurrence of the Effective Date, except with respect to such other rights of the 7.000% Unsecured Promissory Notes Trustee that, pursuant to the 7.000% Unsecured Promissory Notes Documents, survive the termination of the 7.000% Unsecured Promissory Notes Documents; and (vii) the 7.125% Unsecured Notes Trustee of its obligations under the Plan, the 7.125% Unsecured Notes Trustee and its respective agents shall be relieved of all further duties and responsibilities related to the 7.125% Unsecured Notes Documents upon the occurrence of the Effective Date, except with respect to such other rights of the 7.125% Unsecured Notes Trustee that, pursuant to the 7.125% Unsecured Notes Documents, survive the termination of the 7.125% Unsecured Notes Documents.

If the record Holder of any of the Second Lien Notes or Unsecured Notes is DTC or its nominee or another securities depository or custodian thereof, and such Second Lien Notes or Unsecured Notes are represented by a global security held by or on behalf of DTC or such other securities depository or custodian, then each such Holder of the Second Lien Notes or Unsecured Notes shall be deemed to have surrendered such Holder’s note, debenture or other evidence of indebtedness upon surrender of such global security by DTC or such other securities depository or custodian thereof.

The commitments and obligations, if any, of each DIP Lender to extend any further or future credit or financial accommodations to any of the Debtors, any of their respective subsidiaries, or any of their respective successors or assigns under the DIP Loan Documents, as applicable, shall fully terminate and be of no further force or effect on the Effective Date.

Notwithstanding the foregoing, any provision in any document, instrument, lease, or other agreement that causes or effectuates, or purports to cause or effectuate, a default, termination, waiver, or other forfeiture of, or by, the Debtors as a result of the cancellations, terminations, satisfaction, releases, or discharges provided for in the Plan shall be deemed null and void and shall be of no force and effect solely in connection with such cancellations, terminations, satisfactions, releases or discharges. Nothing contained herein shall be deemed to cancel, terminate, release, or discharge the obligation of the Debtors or any of their counterparties under any Executory Contract or Unexpired Lease to the extent such Executory Contract or Unexpired Lease has been assumed by the Debtors pursuant to a Final Order of the Bankruptcy Court or hereunder.

R.	Corporate Action

Upon the Effective Date, or as soon thereafter as is reasonably practicable, all actions contemplated by the Plan shall be deemed authorized and approved by the Bankruptcy Court in all respects, including, as applicable (i) the issuance of the Reorganized Hertz Parent Common Interests and Preferred Stock; (ii) the selection and appointment of the directors and officers for Reorganized Hertz Parent and the other Reorganized Debtors; (iii) implementation of the Restructuring Transactions; and (iv) all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date). Upon the Effective Date, all matters provided for in the Plan involving the corporate structure of Reorganized Hertz Parent and the other Reorganized Debtors, and any corporate action required by the Debtors, Reorganized Hertz Parent, or the other Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Security Holders, directors, or officers of the Debtors, Reorganized Hertz Parent, or the other Reorganized Debtors. On or before the Effective Date, as applicable, the appropriate officers of the Debtors, Reorganized Hertz Parent, or the Reorganized Debtors shall be authorized to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan), in the name of and on behalf of Reorganized Hertz Parent and the other Reorganized Debtors, to the extent not previously authorized by the Bankruptcy Court. The authorizations and approvals contemplated by this Article IV.R shall be effective notwithstanding any requirements under non-bankruptcy law.

S.	New Organizational Documents

To the extent required under the Plan, or applicable non-bankruptcy law, on the Effective Date, or as soon as reasonably practicable thereafter, the Reorganized Debtors will File such New Organizational Documents as are required to be Filed with the applicable Secretary of State and/or other applicable authorities in the state, province, or country of incorporation in accordance with the corporate laws of the respective state, province, or country of incorporation. Pursuant to section 1123(a)(6) of the Bankruptcy Code, the New Organizational Documents will prohibit the issuance of non-voting equity securities. After the Effective Date, the Reorganized Debtors may amend and restate their respective New Organizational Documents, and the Reorganized Debtors may File their respective certificates or articles of incorporation, bylaws, or such other applicable formation documents, and other constituent documents as permitted by the laws of the respective states, provinces, or countries of incorporation and the New Organizational Documents.

The New Organizational Documents shall not contain any prohibitions on any of the Reorganized Debtors becoming a publicly listed company.

T.	Reorganized Hertz Parent and Reorganized Hertz Corp. Board

As of the Effective Date, except as set forth in this Article IV.T, all directors, managers, and other members of existing boards or governance bodies of Hertz Parent and Hertz Corp., as applicable, shall cease to hold office or have any authority from and after such time to the extent not expressly included in the roster of the new boards of directors for Reorganized Hertz Parent and Reorganized Hertz Corp.

The Reorganized Hertz Parent Board and Reorganized Hertz Corp. Board shall be comprised of nine (9) members: (i) Tom Dundon, (ii) three (3) members which shall be jointly elected by Centerbridge and Warburg Pincus (one (1) of whom must be (i) “independent” in accordance with (a) New York Stock Exchange and Nasdaq rules and (b) SEC rules governing audit committee membership and (ii) not be an affiliate of Centerbridge or Warburg Pincus), and (iii) five (5) members selected by the Ad Hoc Group of Unsecured Noteholders (four (4) of whom must be (i) “independent” in accordance with (a) New York Stock Exchange and Nasdaq rules and (b) SEC rules governing audit committee membership and (ii) not be an affiliate of any member of the Ad Hoc Group of Unsecured Noteholders). The Reorganized Hertz Parent Board and Reorganized Hertz Corp. Board shall be divided into three classes, with the members initially assigned to classes as follows: (i) three (3) of such members shall be Class I directors and shall serve terms expiring at the 2022 annual meeting of shareholders (with the independent Centerbridge and Warburg Pincus elected member serving in this class), (ii) three (3) of such members shall be Class II directors and shall serve terms expiring at the 2023 annual meeting of shareholders, and (iii) three (3) of such members shall be Class III directors and shall serve terms expiring at the 2024 annual meeting of shareholders (with the remaining of the Centerbridge and Warburg Pincus elected members serving in this class). The 2022 annual meeting of shareholders shall be held no less than one (1) year following the Effective Date.

The Reorganized Hertz Parent Board and Reorganized Hertz Corp. Board shall be selected in accordance with generally accepted best practices for large institutional investors in public companies. The members shall be individuals who are stock-exchange compliant, with relevant industry, financial and operational backgrounds.

Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose in the Plan Supplement the identity and affiliations of any person proposed to serve on the initial board of directors of Reorganized Hertz Parent and Reorganized Hertz Corp. To the extent any such director or officer of the Reorganized Hertz Parent and Reorganized Hertz Corp. is an “insider” under the Bankruptcy Code, the Debtors also will disclose the nature of any compensation to be paid to such direct or officer. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the New Organizational Documents, the Employment Agreements (assumed and assigned to the Reorganized Debtors), and other constituent documents of the Reorganized Debtors. The selection of directors and officers of Reorganized Hertz Parent and Reorganized Hertz Corp. shall be disclosed in the Plan Supplement.

U.	Exemption from Certain Taxes and Fees

To the maximum extent permitted pursuant to section 1146(a) of the Bankruptcy Code, (i) the issuance, transfer or exchange of any securities, instruments, or documents, (ii) the creation of any Lien, mortgage, deed of trust or other security interest, (iii) any transfers (directly or indirectly) of property pursuant to the Plan or the Plan Supplement, (iv) any assumption, assignment, or sale by the Debtors of their interests in unexpired leases of nonresidential real property or executory contracts pursuant to section 365(a) of the Bankruptcy Code, (v) the grant of collateral under the Exit Facility Documents, and (vi) the issuance, renewal, modification or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under in furtherance of, or in connection with, the Plan, including the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, sale or use tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents pursuant to such transfers of property without the payment of any such tax, recordation fee, or governmental assessment.

V.	Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, but subject in all respects to Article VIII, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all of the Debtors’ Causes of Action, whether arising before or after the Petition Date, including any Causes of Action specifically enumerated in the Plan Supplement; provided, that the Specified Causes of Action and GUC Administrator Claim Related Actions shall be preserved for the benefit of General Unsecured Creditors to the extent provided in Article IV.J and, following the occurrence of the Effective Date, pursued by the GUC Oversight Administrator as set forth in Article VI.D The Reorganized Debtors (in consultation with the Plan Sponsors) shall have the exclusive right, authority, and discretion to determine and to initiate, File, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, except the Specified Causes of Action and the GUC Administrator Claim Related Actions, and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court. The GUC Oversight Administrator (in consultation with the Reorganized Debtors and the Plan Sponsors and to the extent provided in Article IV.J) shall have the exclusive right, authority, and discretion to determine and to initiate, File, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment the Specified Causes of Action and GUC Administrator Claim Related Actions, and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court. The Debtors or the Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action, except the Specified Causes of Action and GUC Administrator Claim Related Actions which shall be brought by the GUC Oversight Administrator as set forth in Article IV.J, Article VI.D., and Article VII.B, against any Entity not released pursuant to Article VIII.D.

Notwithstanding the foregoing, prior to the occurrence of the Effective Date, the Debtors shall have the unfettered ability to prosecute, mediate, and settle the Specified Causes of Action; provided, that Committee consent shall be required prior to entering into any such settlement of a Specified Cause of Action. To the extent the Debtors enter into any such settlement the proceeds of such Specified Cause of Action shall be deposited in the General Unsecured Recovery Cash Account and distributed pursuant to Article IV.J, supra, and the provisions of this Plan.

No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors, the Reorganized Debtors, or the GUC Oversight Administrator, as applicable, shall not pursue any and all available Causes of Action against it. Unless such Causes of Action against any Entity are expressly waived, relinquished, exculpated, released, compromised, assigned, or settled in the Plan or a Final Order, all such Causes of Action shall be expressly reserved by the Debtors, the Reorganized Debtors, or GUC Oversight Administrator, as applicable, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to any Cause of Action upon, after, or as a consequence of Confirmation or the occurrence of the Effective Date.

The Reorganized Debtors or the GUC Oversight Administrator, as applicable, reserve and shall retain such Causes of Action of the Debtors notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. The applicable Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action.

Notwithstanding anything to the contrary contained in this Article IV.V., on the Effective Date, all Avoidance Actions with respect to trade vendors that continue to do business with the Reorganized Debtors and that are not specifically identified in the Schedule of Retained Causes of Action shall be released by the Debtors.

W.	Insurance Policies and Surety Bonds

1.	Director and Officer Liability Insurance

On the Effective Date, the Reorganized Debtors shall be deemed to have assumed all D&O Liability Insurance Policies with respect to the Debtors’ directors, managers, officers, and employees, as applicable, who served in such capacity at any time on or prior to the Effective Date pursuant to sections 105 and 365 of the Bankruptcy Code. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of each of the D&O Liability Insurance Policies.

On or before the Effective Date, the Debtors, on behalf of the Reorganized Debtors, will obtain the Tail D&O Policy.

After the Effective Date, none of the Debtors or the Reorganized Debtors shall terminate or otherwise reduce the coverage under any D&O Liability Insurance Policies in effect on the Effective Date, including the Tail D&O Policy, with respect to conduct occurring prior thereto, and all officers, directors, managers, and employees of the Debtors who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy subject to the terms thereof regardless of whether such officers, directors, managers, or employees remain in such positions after the Effective Date, provided that nothing in this paragraph shall preclude a reduction in the amount of available policy proceeds under the D&O Liability Insurance Policies through payment of claims under any D&O Liability Insurance Policies to or on behalf of the Debtors or the Reorganized Debtors.

Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies and related documents, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Reorganized Debtors under the Plan and no Proof of Claim need be Filed with respect thereto.

2.	Assumption of Insurance Policies

On the Effective Date, each Insurance Policy shall be assumed by the applicable Reorganized Debtor pursuant to sections 105 and 365 of the Bankruptcy Code, unless such Insurance Policy (i) was rejected by the Debtors pursuant to an order of the Bankruptcy Court, or (ii) is the subject of a motion to reject pending on the date of the Confirmation Hearing. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of each of such Insurance Policies

3.	Insurance Neutrality

Nothing in the Plan or the Confirmation Order, shall in any way operate to, or have the effect of, impairing, altering, supplementing, changing, expanding, decreasing, or modifying (a) the rights or obligations of any Insurer or (b) any rights or obligations of the Debtors or the Reorganized Debtors arising out of or under any Insurance Policy. The Insurers, the Debtors, and Reorganized Debtors, as applicable, shall retain all rights and defenses under such Insurance Policies, and such Insurance Policies shall apply to, and be enforceable by and against, the insureds and the Reorganized Debtors in the same manner and according to the same terms and practices applicable to the Debtors, as existed prior to the Effective Date. Further, for all issues relating to insurance coverage, the provisions, terms, conditions, and limitations of the Insurance Policies shall control. For the avoidance of doubt, nothing contained in the Plan or the Confirmation Order shall operate to require any Insurer to indemnify or pay the liability for any claim that it would not have been required to pay in the absence of the Plan and Confirmation Order.

4.	Surety Bonds

On the Effective Date, (i) all of the Debtors’ obligations and commitments to any surety bond providers shall be deemed reaffirmed by the Reorganized Debtors; (ii) surety bonds and related indemnification and collateral agreements entered into by any Debtor will be vested and performed by the applicable Reorganized Debtor and will survive and remain unaffected by entry of the Confirmation Order; and (iii) the Reorganized Debtors shall be authorized to enter into new surety bond agreements and related indemnification and collateral agreements, or to modify any such existing agreements, in the ordinary course of business. Without diminution of the foregoing, the applicable Reorganized Debtors will continue to pay all premiums and other amounts due, including loss adjustment expenses, on the existing surety bonds as they become due prior to the release or discharge of such surety bonds. Surety bond providers shall have the discretion to replace (or issue name-change riders with respect to) any existing surety bonds or related general agreements of indemnity with new surety bonds and related general agreements of indemnity on the same terms and conditions provided in the applicable existing surety bonds or related general agreements of indemnity. Nothing in the Plan or Confirmation Order shall in any way operate to, or have the effect of, impairing, altering, supplementing, changing, expanding, decreasing, or modifying the rights or obligations of the Debtors or any surety bond provider with respect to any unexpired surety bond agreement or related indemnification or collateral agreement.

X.	Management Equity Incentive Plan

On or as soon as reasonably practical following the Effective Date, the Reorganized Hertz Parent Board will adopt and implement the Management Equity Incentive Plan, which shall provide for not less than 5% of Reorganized Hertz Parent Common Interests to be reserved for directors, officers, and employees of the Reorganized Debtors in accordance with the MIP Term Sheet and as otherwise determined by the Reorganized Hertz Parent Board.

Y.	Employee Obligations

Except as (i) otherwise provided in the Plan or Plan Supplement; (ii) identified on the Rejected Executory Contracts and Unexpired Leases Schedule; (iii) was rejected by the Debtors pursuant to a Bankruptcy Court order; or (iv) is the subject of a motion to reject pending on the date of the Confirmation Hearing, the Reorganized Debtors shall honor the Debtors’ Employee Obligations and, to the extent not already satisfied, the Debtors’ Employee Obligations shall become obligations of the Reorganized Debtors in accordance with their terms. To the extent the Employee Obligations are executory contracts and (i) such executory contracts are not identified on the Rejected Executory Contracts and Unexpired Leases Schedule, (ii) were not previously rejected by a Final Order, pursuant to section 365 and 1123 of the Bankruptcy Code, or (iii) are not the subject of a motion to reject pending on the date of the Confirmation Hearing, each will be deemed assumed as of the Effective Date and the obligations thereunder shall be paid in the ordinary course consistent with the terms thereof; provided, that, the consummation of the Restructuring Transactions and any associated organizational changes shall not constitute a “change of control,” “change in control,” or other similar event under any of the above-listed written contracts, agreements, policies, programs and plans. Notwithstanding anything else set forth in this paragraph, the cure provisions of Article V.C hereof shall apply to any Employee Obligation arising from an Executory Contract assumed in accordance with the provisions of Article V hereof.

Notwithstanding anything to the contrary in the foregoing paragraph, the Reorganized Debtors shall assume, continue, and maintain in all respects, and shall not in any way reduce or diminish, the bonus programs approved by the Bankruptcy Court pursuant to the 2020 EIP Order and the 2021 KEIP/EIP Order in accordance with the respective terms of such programs, including by timely paying all awards earned by the participants therein in accordance with the terms thereof.

On the Effective Date, each Employment Agreement will be deemed assumed and shall become obligations of the Reorganized Debtors in accordance with their terms.

Notwithstanding anything to the contrary in this Plan, as of the Effective Date, any provision of an Employee Obligation that provides for equity-based awards, including any termination-related provisions with respect to equity-based awards, shall be deemed cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

Notwithstanding anything to the contrary in this Plan, the Reorganized Debtors shall continue and assume the Pension Plans to the extent of their respective obligations under the Pension Plans and applicable law, including, as applicable, (i) the minimum funding standards in 26 U.S.C. §§ 412 and 430 and 29 U.S.C. §§ 1082 and 1083 and (ii) the premiums under 29 U.S.C. §§ 1306 and 1307. All Proofs of Claim filed by the PBGC with respect to the Pension Plans shall be deemed withdrawn on the Effective Date. No provision of the Disclosure Statement, Plan, Confirmation Order, or section 1141 of the Bankruptcy Code shall be construed to discharge, release, or relieve the Reorganized Debtors, their successors, or individuals from liabilities or requirements imposed under any law or regulatory provision with respect to the Pension Plans or from claims of the PBGC with respect to the Pension Plans. The PBGC and the Pension Plans will not be enjoined or precluded from enforcing such liability with respect to the Pension Plans as a result of any provision of the Disclosure Statement, Plan, Confirmation Order, or section 1141 of the Bankruptcy Code.

Notwithstanding anything to the contrary in this Plan, in accordance with section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to honor all retiree benefits, as such term is defined in section 1114(a) of the Bankruptcy Code, as and to the extent required by the agreements giving rise to such obligations.

On the Effective Date, each severance plan of the Debtors in existence immediately prior to the Effective Date, including (i) the Amended and Restated Hertz Global Holdings, Inc. Severance Plan for Senior Executives, and (ii) the Amended and Restated Hertz Global Holdings, Inc. Severance Plan for Vice Presidents, shall be terminated in accordance with its terms. Entry of the Confirmation Order shall constitute authorization for such termination without further action by any the Debtors, the Debtors’ board of directors or any committee thereof, or any officer or other employee of the Debtors, or any delegee of any of the foregoing. To the extent any severance plan constitutes an Executory Contract deemed rejected pursuant to Article V.A hereof, termination of such severance plan in accordance with its terms pursuant to this paragraph shall be deemed to have occurred immediately prior to such rejection. Notwithstanding the foregoing, on and subject to the occurrence of the Effective Date, the Reorganized Debtors (a) shall covenant, agree, and undertake, as obligations of the Reorganized Debtors, that in the event that any individual who is part of the Senior Management Group is terminated by the Reorganized Debtors without cause within twelve (12) months following the Effective Date, the Reorganized Debtors shall, within thirty (30) days following such termination, pay such terminated individual a single lump-sum cash payment equal to two (2) times the value of such terminated individual’s annual base compensation (i.e., base salary and non-variable benefits) and (b) shall adopt and implement such other plans, policies, or other agreements with respect to employee severance for certain of the Reorganized Debtors’ other employees on terms to be determined by the Reorganized Debtors and acceptable to the Requisite Commitment Parties or Reorganized Hertz Parent Board in good faith.

Z.	Workers’ Compensation Programs

As of the Effective Date, the Reorganized Debtors shall continue to honor their obligations under (i) all applicable workers’ compensation laws in jurisdictions in which the Reorganized Debtors operate or the Debtors previously operated; and (ii) the Debtors’ (a) written contracts, agreements, and agreements of indemnity, in each case relating to workers’ compensation, (b) self-insurer workers’ compensation bonds, policies, programs, and plans for workers’ compensation and (c) workers’ compensation insurance policies and programs. All Proofs of Claims filed by the Debtors’ current or former employees on account of workers’ compensation claims shall be deemed withdrawn automatically and without any further notice to or action, order, or approval of the Bankruptcy Court based upon the treatment provided for herein; provided, that nothing in the Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, Causes of Action, or other rights under applicable non-bankruptcy law with respect to any such contracts, agreements, policies, programs and plans.

AA.	Collective Bargaining Agreements

On or prior to the Effective Date, and subject to the occurrence of the Effective Date, the Reorganized Debtors shall assume all of the Debtors’ unexpired collective bargaining agreements.

BB.	Plan Support Agreement and Stock Purchase Agreement

To the extent not previously approved pursuant to an order of the Bankruptcy Court authorizing the Debtors’ entry into the Plan Support Agreement and the Stock Purchase Agreement, entry into each of the Plan Support Agreement and the Stock Purchase Agreement shall be authorized by the Bankruptcy Court pursuant to the Confirmation Order and the Debtors shall continue to perform thereunder and comply therewith in all respects through and including the Effective Date.

CC.	Additional Tax Matters

On or prior to the Effective Date (but prior to the issuance of Reorganized Hertz Parent Common Interests or Subscription Rights pursuant to the Plan), Hertz Corp. will convert into a limited liability company under state law and will not file an election to be treated as a corporation for U.S. federal income tax purposes. It is intended that the liquidation that will result from such conversion for U.S. federal income tax purposes, combined with the exchange of Unsecured Funded Debt Claims for Reorganized Hertz Parent Common Interests and Subscription Rights (to the extent the latter qualify as “stock” or “securities” for purposes of Section 368(a)(1)(G) of the Tax Code), be treated as a “reorganization” under Section 368(a)(1)(G) of the Tax Code, and that this Plan constitute a “plan of reorganization” under Treasury Regulations section 1.368-2(g).

Article V.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases

On the Effective Date, except as otherwise provided herein, all Executory Contracts or Unexpired Leases shall be deemed assumed by the applicable Reorganized Debtor pursuant to sections 365 and 1123 of the Bankruptcy Code, other than those Executory Contracts and Unexpired Leases that (i) are identified on the Rejected Executory Contracts and Unexpired Leases Schedule; (ii) have been previously rejected by a Final Order; (iii) have been previously assumed or assumed and assigned by a Final Order; (iv) are the subject of a motion to reject that is pending on the Confirmation Date; (v) the Debtors have, as of the Confirmation Date, received authority to reject pursuant to an order of the Bankruptcy Court with the effective date of such rejection occurring after the Effective Date; (vi) provide for payment of severance or other benefits to former employees of the Debtors (other than retiree benefits within the meaning of such term in section 1114(a) of the Bankruptcy Code), whether in the form of a plan or individual agreement; and (vii) are solely with a Donlen Debtor, which to the extent not previously assumed by a Final Order shall be deemed to be rejected; provided, that, nothing in the Plan or Confirmation Order shall constitute an admission or finding that any plan or agreement referenced in the immediately preceding clause (vi) constitutes an Executory Contract; and provided further, that the Debtors reserve the right to seek enforcement of or other relief with respect to an assumed or assumed and assigned Executory Contract or Unexpired Lease following the Confirmation Date, including but not limited to seeking an order of the Bankruptcy Court for the rejection of such Executory Contract or Unexpired Lease for cause. Notwithstanding anything to the contrary contained herein, the Plan Support Agreement and the Stock Purchase Agreement shall be assumed by the Debtors or the Reorganized Debtors, as applicable, on the Effective Date pursuant to the Plan. The terms of any Final Order entered by the Court prior to the entrance of the Confirmation Order that provide for the assumption and assignment of nonresidential real property shall control over the terms of the Plan and Confirmation Order.

Entry of the Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions and rejections of such Executory Contracts or Unexpired Leases as set forth in the Plan, the Assumed Executory Contracts and Unexpired Leases Schedule, the Collective Bargaining Agreements, and the Rejected Executory Contracts and Unexpired Leases Schedule, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Except as otherwise specifically set forth herein, assumptions or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. The Debtors are authorized to abandon any of the Debtors’ personal property at or on the leased premises subject to an Unexpired Lease rejected pursuant to the Plan, and the counterparties to rejected leases may dispose of any such personal property remaining at or on the leased premises following the applicable lease rejection date.

Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law (in each case, in accordance with applicable law, including by consent of the counterparty to such Executory Contract or Unexpired Lease). Subject to applicable law, including section 365(d)(4) of the Bankruptcy Code, any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by a Final Order of the Bankruptcy Court on or after the Effective Date but may be withdrawn, settled, or otherwise prosecuted by the Reorganized Debtors, in consultation with the GUC Oversight Administrator and subject to its right to object under applicable law, with any such disposition to be deemed to effect an assumption, assumption and assignment, or rejection, as applicable, as of the Effective Date.

To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts, conditions or prevents, or purports to restrict, condition or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “anti-assignment,” “change of control,” consent right, or similar provision), then such provision shall be deemed modified such that the transaction contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. The consummation of the Plan and the implementation of the Restructuring Transactions are not intended to, and shall not, constitute a “change of control,” “change in control,” or other similar event under any lease, contract, or agreement to which a Debtor is a party.

B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases

Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be Filed with the Bankruptcy Court by the later of thirty (30) days from (i) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection, and (ii) the effective date of the rejection of such Executory Contract or Unexpired Lease. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed within such time shall be Disallowed pursuant to the Confirmation Order, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Reorganized Debtors, the Estates, or property of the foregoing parties, and shall not be entitled to distribution from the General Unsecured Recovery Cash Pool Account, without the need for any objection by the Debtors or the Reorganized Debtors, as applicable, or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules, if any, or a Proof of Claim to the contrary. Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III.B.7, and such claims may be objected to in accordance with this Plan.

C.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

The Debtors or the Reorganized Debtors, as applicable, shall pay Cure Claims that are not subject to an Assumption Dispute on the Effective Date, or to the extent necessary, no later than three (3) Business Days following the Effective Date, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. The Reorganized Debtors may settle any Cure Claim on account of any Executory Contract or Unexpired Lease without any further notice to or action, order, or approval of the Bankruptcy Court.

Except as set forth below, any Cure Claims shall be satisfied for the purposes of section 365(b)(1) of the Bankruptcy Code by payment in Cash of the cure amount set forth on the Assumed Executory Contracts or Unexpired Leases Schedule or the Collective Bargaining Agreement Schedule, as applicable, for the applicable Executory Contract or Unexpired Lease, or on such other terms as the parties to such Executory Contracts or Unexpired Leases and the Debtors or the Reorganized Debtors, as applicable, may otherwise agree or as determined by the Bankruptcy Court by a Final Order. Any Cure Claim shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of such Cure Claim, as applicable.

Unless otherwise provided by an order of the Bankruptcy Court, the Debtors shall use reasonable best efforts to file an initial Assumed Executory Contracts and Unexpired Lease Schedule and Rejected Executory Contracts and Unexpired Lease Schedule no later than twenty-eight (28) days prior to the earlier to occur of (a) Voting Deadline and (b) the deadline for objecting to the Plan. Further, the Debtors shall file their list of Assumed Executory Contracts and Unexpired Leases Schedule and Rejected Executory Contracts and Unexpired Lease Schedule no later than fourteen (14) days prior to prior to the earlier to occur of (a) Voting Deadline and (b) the deadline for objecting to the Plan, which shall supersede the initial schedule if any such initial schedule is filed. The Debtors shall cause all Filed Assumed Executory Contracts and Unexpired Leases Schedules and Rejected Executory Contracts and Unexpired Lease Schedule or notices of proposed assumption, proposed amounts of Cure Claims, and proposed rejections to be served by first class mail on counterparties to Executory Contracts and Unexpired Leases to be assumed or rejected pursuant to the Plan that are identified in such Schedule. The Debtors may supplement or modify the Assumed Executory Contract and Unexpired Lease Schedule or Rejected Executory Contracts and Unexpired Lease Schedule up to one (1) Business Day prior to the Confirmation Hearing. Any objection to the assumption of an Executory Contract or Unexpired Lease under the Plan must be Filed, served and actually received by the Debtors by the later of (1) the Confirmation Objection Deadline or (2) with respect to any Executory Contract or Unexpired Lease that is added to the Assumed Executory Contract and Unexpired Lease Schedule after the date that is fourteen (14) days prior to the Confirmation Objection Deadline, the date that is fourteen (14) days following the filing of the relevant supplement to the Assumed Executory Contract and Unexpired Lease Schedule. The rejection of any Executory Contract or Unexpired Lease listed on such schedules shall be subject to the Committee’s right to object under applicable law.

Any party that fails to timely object to the assumption of its Executory Contract or Unexpired Lease (including the ability of the applicable Reorganized Debtor or assignee to provide “adequate assurance of future performance” under such Executory Contract or Unexpired Lease within the meaning of section 365 of the Bankruptcy Code) or the amount of the Cure Claim listed on the Assumed Executory Contracts and Unexpired Leases Schedule or the Collective Bargaining Agreement Schedule as set forth in the paragraph above, shall be (i) deemed to have consented to the assumption of its Executory Contract or Unexpired Lease and to such Cure Claim and (ii) forever barred, estopped, and enjoined from disputing the amount of the Cure Claim set forth on the Assumed Executory Contracts and Unexpired Lease Schedule or the Collective Bargaining Agreement Schedule (including a cure amount of $0.00) and/or from asserting any Claim against the applicable Debtor or Reorganized Debtor arising under section 365(b)(1) of the Bankruptcy Code.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise, subject to the payment of the applicable Cure Claim as set forth in the Plan Supplement, shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the date that the Debtors assume such Executory Contract or Unexpired Lease; provided, that the Debtors or the Reorganized Debtors, as applicable, will remain obligated to pay any accrued but unbilled amounts under any such assumed Executory Contract or Unexpired Lease to the extent that such unbilled amounts were not due to be billed prior to the date of assumption. Any Proofs of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed Disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court upon payment of the applicable Cure Claim.

D.	Assumption Dispute Resolution

In the event of a timely Filed objection regarding (i) the amount of any Cure Claim; (ii) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under an Executory Contract or Unexpired Lease to be assumed; or (iii) any other matter pertaining to assumption or payment of a Cure Claim required by section 365(b)(1) of the Bankruptcy Code, such dispute (an “Assumption Dispute”) shall be resolved by a Final Order of the Bankruptcy Court (which may be the Confirmation Order) or as may be agreed upon by the Debtors or the Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease.

To the extent an Assumption Dispute relates solely to the amount of a Cure Claim, the Debtors may assume and/or assume and assign the applicable Executory Contract or Unexpired Lease prior to the resolution of such Assumption Dispute; provided, that the Debtors reserve Cash in an amount sufficient to pay the full amount reasonably asserted as the required cure payment by the counterparty or counterparties to such Executory Contract or Unexpired Lease. To the extent that the Assumption Dispute is resolved or determined unfavorably to the Debtors, the Debtors (in consultation with the Committee) may reject the applicable Executory Contract or Unexpired Lease after such determination, which rejection shall supersede, nullify, and render of no force or effect the earlier assumption and/or assumption and assignment.

For the avoidance of doubt, if the Debtors are unable to resolve an Assumption Dispute relating solely to the amount of a Cure Claim prior to the Confirmation Hearing, such Assumption Dispute may be scheduled to be heard by the Bankruptcy Court after the Confirmation Hearing (the “Adjourned Cure Dispute”); provided, that the Reorganized Debtors, in consultation with the GUC Oversight Administrator and subject to its right to object under applicable law, may settle any Adjourned Cure Dispute after the Effective Date without any further notice to any party or any action, order, or approval of the Bankruptcy Court.

E.	Indemnification Obligations

Notwithstanding anything in the Plan to the contrary, each Indemnification Obligation shall be assumed by the applicable Debtor effective as of the Effective Date, pursuant to sections 365 and 1123 of the Bankruptcy Code or otherwise, unless such obligation (i) was rejected by the Debtors pursuant to a Final Order or (ii) is the subject of a motion to reject that is pending as of the date of the Confirmation Hearing. Each Indemnification Obligation shall remain in full force and effect, shall not be modified, reduced, discharged, impaired, or otherwise affected in any way, and shall survive Unimpaired and unaffected, irrespective of when such obligation arose.

F.	Contracts and Leases Entered into After the Petition Date

Contracts and leases entered into after the Petition Date by the Debtors, including any Executory Contracts and Unexpired Leases assumed by the Debtors, and not assigned to a non-Debtor Entity, will be performed by the Debtors or the Reorganized Debtors in the ordinary course of its operations. Accordingly, such contracts and leases (including any assumed Executory Contract and Unexpired Leases) shall survive and remain unaffected by entry of the Confirmation Order.

G.	Modifications, Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and Executory Contracts and Unexpired Leases related thereto, if any, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, and supplements to, or restatements of, prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

H.	Reservation of Rights

Neither the inclusion of any Executory Contract or Unexpired Lease on the Debtors’ Schedules, the Assumed Executory Contracts and Unexpired Leases Schedule or the Rejected Executory Contracts and Unexpired Leases Schedule, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Debtor or Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors, or, after the Effective Date, the Reorganized Debtors, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease. For the avoidance of doubt, the Debtors reserve all rights with respect to any Causes of Action or other right with respect to any Executory Contract or Unexpired Lease.

I.	Nonoccurrence of Effective Date; Bankruptcy Code Section 365(d)(4)

If the Effective Date fails to occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to further extend the deadline for assuming or rejecting Unexpired Leases under section 365(d)(4) of the Bankruptcy Code.

Article VI.
PROVISIONS GOVERNING DISTRIBUTIONS

A.	Timing and Calculation of Amounts to Be Distributed

Unless otherwise provided in the Plan, on the Initial Distribution Date (or, if a Claim is not an Allowed Claim on the Initial Distribution Date, on the next Quarterly Distribution Date following the date that such Claim becomes an Allowed Claim or as soon as reasonably practicable thereafter), except with respect to General Unsecured Claims, the Distribution Agent shall make initial distributions under the Plan on account of each Holder of an Allowed Claim in the full amount of the distributions that the Plan provides for Allowed Claims in each applicable Class. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VII. Except as specifically provided in the Plan, Holders of Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

The GUC Oversight Administrator may make partial distributions on account of Allowed General Unsecured Claims before all General Unsecured Claims are Allowed to account for the future Allowance of Disputed General Unsecured Claims. With respect to General Unsecured Claims that are Allowed as of the Effective Date, the amount of the Effective Date distribution will be calculated as if each Disputed General Unsecured Claim in Class 7 were Allowed equal to the lesser amount of (a) the asserted amount of such Claim and (b) the amount estimated by the Bankruptcy Court in accordance with Article VII.D of the Plan, if applicable. On each Quarterly Distribution Date, the GUC Oversight Administrator may make additional Pro Rata distributions to Holders of Allowed General Unsecured Claims until such Claims have received the maximum recovery available to Holders of General Unsecured Claims under the Plan. Further, the GUC Oversight Administrator may make partial payments with respect to any undisputed portion of a Disputed Claim as provided in this paragraph.

B.	Special Rules for Distributions to Holders of Disputed Claims and Interests

Except as set forth in Article VI.A above with respect to Allowed General Unsecured Claims or as otherwise agreed by the Debtors or the Reorganized Debtors (i) no partial payments and no partial distributions shall be made with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order; and (ii) other than a Holder of a Claim in Class 7, any Entity that holds both an Allowed Claim and a Disputed Claim shall not receive any distribution on account of the Allowed Claim unless and until all objections to the Disputed Claim have been resolved by settlement or Final Order or the Disputed Claims have been Allowed or expunged. Any dividends or other distributions arising from property distributed to Holders of Allowed Claims in a Class and paid to such Holders under the Plan shall also be paid, in the applicable amounts, to any Holder of a Disputed Claim in such Class that becomes an Allowed Claim after the date or dates that such dividends or other distributions were earlier paid to Holders of Allowed Claims in such Class.

C.	Rights and Powers of Distribution Agent

1.	Rights and Powers of the Distribution Agent

Subject to Article VI.D., infra, the Distribution Agent shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (ii) make all distributions contemplated hereby, including, subject to the express written consent and direction of the Second Lien Note Trustee and with the cooperation of the Second Lien Note Trustee, distributions on account of the Second Lien Notes Claims, subject in all respects to the right of the Second Lien Note Trustee Charging Lien against such distributions; (iii) employ professionals to represent it with respect to its responsibilities; and (iv) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions hereof. The Distribution Agent may request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all returns filed for or on behalf of any creditor pools created hereunder for all taxable periods through the date on which final distributions are made.

2.	Expenses Incurred On or After the Effective Date

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Distribution Agent on or after the Effective Date (including any taxes) and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses) made by the Distribution Agent may be paid in Cash by the Reorganized Debtors.

D.	Rights and Powers of the GUC Oversight Administrator

1.	Appointment of the GUC Oversight Administrator

The Committee shall appoint, as of the Effective Date, a GUC Oversight Administrator. The selection of the GUC Oversight Administrator shall be reasonably acceptable to the Debtors and the Requisite Commitment Parties. Upon the resolution of all disputed General Unsecured Claims, the GUC Oversight Administrator shall be released and discharged of and from further authority, duties, responsibilities and obligations relating to and arising from and in connection with the Chapter 11 Cases.

2.	Rights and Powers of the GUC Oversight Administrator

The GUC Oversight Administrator shall be deemed a Distribution Agent under the Plan and shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (ii) make all distributions with respect to Allowed General Unsecured Claims; (iii) employ professionals to represent it with respect to its responsibilities; (iv) prosecute the Specified Causes of Action subject to Article IV.J, supra; (v) control the allowance of the GUC Administrator Claims (including through control of GUC Administrator Claim Related Actions) pursuant to the GUC Settlement Procedures and this Plan and in consultation with the Reorganized Debtors; (vi) make distributions to Holders of Allowed General Unsecured Claims from the General Unsecured Recovery Cash Account pursuant to the terms of this Plan; (vii) take the actions provided in the ADR Procedures; (viii) exercise the consultation rights regarding General Unsecured Claims other than GUC Administrator Claims provided in the GUC Settlement Procedures; and (ix) exercise such other powers as may be vested in the GUC Oversight Administrator by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the GUC Oversight Administrator and the Reorganized Debtors to be necessary and proper to implement the provisions hereof. Without limiting any of the foregoing, the GUC Oversight Administrator may, but is not required, to seek an Order from the Bankruptcy Court with respect to its rights, powers, and duties.

The GUC Oversight Administrator shall expeditiously resolve all GUC Administrator Claims in a cost-effective manner consistent with the GUC Settlement Procedures and this Plan. The Reorganized Debtors shall provide the GUC Oversight Administrator with a spreadsheet of all known GUC Administrator Claims, which shall include the filed amounts. The Reorganized Debtors shall cooperate in good faith with the GUC Oversight Administrator and shall provide the GUC Oversight Administrator with reasonable access to information regarding the GUC Administrator Claims and the Specified Causes of Action. The GUC Oversight Administrator shall consult with the Reorganized Debtor before settling, allowing, or objecting to a GUC Administrator Claim. If the GUC Oversight Administrator files an objection to a GUC Administrator Claim, the Reorganized Debtors may appear and be heard with respect to such objection.

To the extent there are no Disputed General Unsecured Claims and the Holders of Allowed General Unsecured Claims have received an eighty-two (82%) percent recovery from the General Unsecured Recovery Cash Pool prior to the liquidation of a Specified Cause of Action, the Reorganized Debtors shall assume control of the prosecution of such Specified Cause of Action and any proceeds received on account of such Specified Cause of Action shall be paid to the Reorganized Debtors.

The GUC Oversight Administrator shall provide the Reorganized Debtors with quarterly reports containing (1) the balance of the General Unsecured Recovery Cash Pool Account, (2) the status of the GUC Administrator Claims, (3) the status of the Specified Causes of Action, and (4) the amount of any recoveries received on account of the Specified Causes of Action. The Reorganized Debtors shall provide the GUC Oversight Administrator with such reasonable reporting regarding General Unsecured Claims as set forth in the GUC Settlement Procedures.

3.	Payment of Fees and Expenses

The GUC Oversight Administrator may employ, without further order of the Bankruptcy Court, professionals to assist in carrying out the rights, powers, and duties provided above. The GUC Oversight Administrator Costs, including reasonable professional fees, shall be paid by the Reorganized Debtors up to the amount of $2,000,000.00 within 30 days of receipt of an invoice. The Reorganized Debtors may make such payment without further notice or approval from the Bankruptcy Court. To the extent the GUC Oversight Administrator Costs exceed $2,000,000.00, such amounts may be paid from the General Unsecured Recovery Cash Pool Amount.

E.	Delivery of Distributions and Undeliverable or Unclaimed Distributions

1.	Record Date for Distribution

On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall be authorized and entitled, but not required, to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date. For the avoidance of doubt, the Distribution Record Date shall not apply to the First Lien Claims, Second Lien Note Claims, Unsecured Funded Debt Claims, and HHN Notes Guarantee Claims, the Holders of which shall receive a distribution in accordance with this Article VI and, as applicable, the customary procedures of DTC or Euroclear, as applicable, on or as soon as practicable after the Effective Date.

2.	Delivery of Distributions

a.	Quarterly Distribution Date

On each Quarterly Distribution Date or as soon thereafter as is reasonably practicable, but in any event, no later than thirty (30) days after each Quarterly Distribution Date, the Distribution Agent shall make the distributions required to be made on account of Allowed Claims under the Plan on such date. No interest shall accrue or be paid on the unpaid amount of any distribution paid on a Quarterly Distribution Date in accordance with Article VI.A.

b.	Delivery of Distributions On Account of First Lien Claims

All distributions to Holders of First Lien Claims shall be deemed completed when made to (or at the direction of) the First Lien Agent, which shall be deemed to be the Holder of all First Lien Claims for purposes of distributions to be made hereunder. As soon as practicable in accordance with the requirements set forth in this Article VI, the First Lien Agent shall cause such distributions to be made to or on behalf of such Holders in accordance with the First Lien Credit Agreement. If the First Lien Agent is unable to make, or consents to the Reorganized Debtors making, such distributions, the Reorganized Debtors, with the First Lien Agent’s cooperation, shall make such distributions to the extent practicable to do so. The First Lien Agent shall have no duties or responsibilities relating to any form of distribution that is not DTC eligible and the Debtors or the Reorganized Debtors, as applicable, shall seek the cooperation of DTC so that any distribution on account of a First Lien Claim that is held in the name of, or by a nominee of, DTC, shall be made through the facilities of DTC on the Effective Date or as soon as practicable thereafter.

c.	Delivery of Distributions on Account of Second Lien Note Claims

All distributions made under the Plan on account of the Allowed Claims of the Holders of Second Lien Notes Claims shall be made to or at the direction of the Second Lien Note Trustee for further distribution to the Holders of Allowed Claims under the terms of the Second Lien Note Indenture, including those provisions relating to the surrender and cancellation of the Second Lien Notes.

All distributions to Holders of Second Lien Note Claims shall be deemed completed when made to (or at the direction of) the Second Lien Note Trustee, which shall be deemed to be the Holder of all Second Lien Note Claims for purposes of distributions to be made hereunder, and the Second Lien Note Trustee shall hold or direct such distributions for the benefit of the Holders of Second Lien Note Claims. As soon as practicable in accordance with the requirements set forth in this Article VI, the Second Lien Note Trustee shall arrange to deliver such distributions to be made to or on behalf of such Holders in accordance with the Second Lien Note Indenture. The Second Lien Note Trustee may transfer or direct the transfer of such distributions directly through the facilities of DTC (whether by means of book-entry exchange, free delivery or otherwise) and will be entitled to recognize and deal for all purposes under the Plan with Holders of the Second Lien Note Claims, to the extent consistent with the customary practices of DTC. For the avoidance of doubt, such distributions shall be subject to the Second Lien Note Trustee Charging Liens. If the Second Lien Note Trustee is unable to make, or consents to the Reorganized Debtors making, such distributions, the Reorganized Debtors, with the Second Lien Note Trustee’s cooperation, shall make such distributions to the extent practicable to do so. The Second Lien Note Trustee shall have no duties or responsibilities relating to any form of distribution that is not DTC eligible and the Debtors or the Reorganized Debtors, as applicable, shall seek the cooperation of DTC so that any distribution on account of a Second Lien Note Claim that is held in the name of, or by a nominee of, DTC, shall be made through the facilities of DTC on the Effective Date or as soon as practicable thereafter. The Second Lien Note Trustee shall not incur any liability whatsoever on account of any distributions under the Plan except for gross negligence or willful misconduct.

Regardless of whether distributions to Holders of Second Lien Note Claims are made by the Second Lien Note Trustee, or by the Distribution Agent at the reasonable direction of the Second Lien Note Trustee, the Second Lien Note Trustee Charging Lien shall attach to such distributions in the same manner as if such distributions were made through the Second Lien Note Trustee.

d.	Delivery of Distributions on Account of Unsecured Notes Claims

(i)           All distributions to Holders of 5.500% Unsecured Notes Claims shall be deemed completed when made to (or at the direction of) the 5.500% Unsecured Notes Trustee, which shall be deemed to be the Holder of all 5.500% Unsecured Notes Claims for purposes of distributions to be made hereunder; provided that non-Cash consideration shall not be distributed in the name of the 5.500% Unsecured Notes Trustee. As soon as practicable in accordance with the requirements set forth in this Article VI, the 5.500% Unsecured Notes Trustee shall cause such distributions to or on behalf of such Holders to be made in accordance with the 5.500% Unsecured Notes Indenture.

(ii)          All distributions to Holders of 6.000% Unsecured Notes Claims shall be deemed completed when made to (or at the direction of) the 6.000% Unsecured Notes Trustee, which shall be deemed to be the Holder of all 6.000% Unsecured Notes Claims for purposes of distributions to be made hereunder; provided that non-Cash consideration shall not be distributed in the name of the 6.000% Unsecured Notes Trustee. As soon as practicable in accordance with the requirements set forth in this Article VI, the 6.000% Unsecured Notes Trustee shall cause such distributions to or on behalf of such Holders to be made in accordance with the 6.000% Unsecured Notes Indenture.

(iii)         All distributions to Holders of 6.250% Unsecured Notes Claims shall be deemed completed when made to (or at the direction of) the 6.250% Unsecured Notes Trustee, which shall be deemed to be the Holder of all 6.250% Unsecured Notes Claims for purposes of distributions to be made hereunder; provided that non-Cash consideration shall not be distributed in the name of the 6.250% Unsecured Notes Trustee. As soon as practicable in accordance with the requirements set forth in this Article VI the 6.250% Unsecured Notes Trustee shall cause such distributions to or on behalf of such Holders to be made in accordance with the 6.250% Unsecured Notes Indenture.

(iv)         All distributions to Holders of 7.125% Unsecured Notes Claims shall be deemed completed when made to (or at the direction of) the 7.125% Unsecured Notes Trustee, which shall be deemed to be the Holder of all 7.125% Unsecured Notes Claims for purposes of distributions to be made hereunder; provided that non-Cash consideration shall not be distributed in the name of the 7.125% Unsecured Notes Trustee. As soon as practicable in accordance with the requirements set forth in this Article VI, the 7.125% Unsecured Notes Trustee shall cause such distributions to or on behalf of such Holders to be made in accordance with the 7.125% Unsecured Notes Indenture.

(v)          If any of the applicable Unsecured Notes Trustees are unable to make, or consent to the Reorganized Debtors making, such distributions, the Reorganized Debtors, with the cooperation of the applicable Unsecured Notes Trustee shall make such distributions to the extent practicable to do so. The Unsecured Notes Trustees shall have no duties or responsibilities relating to any form of distribution that is not DTC eligible. The Unsecured Notes Trustees, and the Debtors or the Reorganized Debtors, as applicable, shall seek the cooperation of DTC so that any distribution on account of a Unsecured Notes Claim that is held in the name of, or by a nominee of, DTC, shall be made through the facilities of DTC on the Effective Date or as soon as practicable thereafter. The Unsecured Notes Trustees may transfer or direct the transfer of such distributions directly through facilities of DTC (whether by means of book-entry exchange, free delivery, or otherwise) and will be entitled to recognize and deal for all purposes under the Plan with Holders of Unsecured Note Claims to the extent consistent with the customary practices of DTC.

e.	Delivery of Distributions on Account of 7.000% Unsecured Promissory Notes Claims

All distributions to Holders of 7.000% Unsecured Promissory Notes Claims shall be deemed completed when made to (or at the direction of) the 7.000% Unsecured Promissory Notes Trustee, which shall be deemed to be the Holder of all 7.000% Unsecured Promissory Notes Claims for purposes of distributions to be made hereunder. As soon as practicable in accordance with the requirements set forth in this Article VI, the 7.000% Unsecured Promissory Notes Trustee shall cause such distributions to or on behalf of such Holders to be made in accordance with the 7.000% Unsecured Promissory Notes Indenture.

f.	Delivery of Distributions on Account of the HHN Notes Guarantee Claims

All distributions made under the Plan on account of the Allowed HHN Notes Guarantee Claims shall be made as directed by the Plan for further distribution to Holders of Allowed Claims under the HHN Notes Indentures, including those provisions relating to the surrender and cancellation of the HHN Notes. If the record Holder of any of the HHN Notes is Euroclear or its nominees or another securities depository or custodian thereof, and such HHN Notes are represented by a global security held by or on behalf of Euroclear or such other securities depository or custodian, then each such Holder of the HHN Notes shall be deemed to have surrendered such Holder’s note, debenture or other evidence of indebtedness upon surrender of such global security by Eurcoclear or such other securities depository or custodian thereof.

All distributions to Holders of HHN Notes Guarantee Claims shall be deemed completed when made to (or at the direction of) the HHN Notes Paying Agent in accordance with the HHN Notes Documents, who shall be deemed to be the Holder of all HHN Notes and HHN Notes Guarantee Claims for purposes of distributions to be made hereunder. As soon as practicable in accordance with the requirements set forth in this Article VI, the HHN Notes Paying Agent shall cause such distributions to or on behalf of such Holders to be made in accordance with the HHN Notes Indentures.

If the HHN Notes Paying Agent is unable to make, or consent to the Reorganized Debtors or HHN making, such distributions, the Reorganized Debtors or HHN, with the cooperation of the HHN Notes Paying Agent shall make such distributions to the extent practicable to do so. The HHN Notes Paying Agent shall have no duties or responsibilities relating to any form of distribution that is not Euroclear eligible. The HHN Notes Paying Agent, and the Debtors, the Reorganized Debtors or HHN, as applicable, shall seek the cooperation of Euroclear so that any distribution on account of HHN Notes Guarantee Claims or Claims against HHN that is held in the name of, or by a nominee of, Euroclear, shall be made through the facilities of Euroclear on the Effective Date or as soon as practicable thereafter. The HHN Notes Paying Agent may transfer or direct the transfer of such distributions directly through facilities of Euroclear (whether by means of book-entry exchange, free delivery, or otherwise) and will be entitled to recognize and deal for all purposes under the Plan with Holders of HHN Notes Guarantee Claims to the extent consistent with the customary practices of Euroclear. For the avoidance of doubt, such distributions shall be subject to the HHN Notes Trustee Charging Lien as set forth in the HHN Notes Indenture. Regardless of the fact that distributions to Holders of HHN Notes Guarantee Claims are made by the HHN Notes Paying Agent, the HHN Notes Trustee Charging Lien shall attach to such distributions in the same manner as if such distributions were made through the HHN Notes Trustee. Neither the HHN Notes Trustee nor the HHN Notes Paying Agent shall incur any liability whatsoever on account of any distributions under the Plan except for gross negligence or willful misconduct.

g.	Delivery of Distributions on Account of ALOC Facility Claims

All distributions to Holders of ALOC Facility Claims shall be deemed completed when made to (or at the direction of) the ALOC Facility Agent, which shall be deemed to be the Holder of all ALOC Facility Claims for purposes of distributions to be made hereunder; provided, that non-Cash consideration shall not be distributed in the name of the ALOC Facility Agent. As soon as practicable in accordance with the requirements set forth in this Article VI, the ALOC Facility Agent shall cause such distributions to or on behalf of such Holders to be made in accordance with ALOC Facility Documents.

h.	Delivery of Distributions on Account of Allowed General Unsecured Claims

The Distribution Agent shall make distributions to Holders of Allowed General Unsecured Claims as of the Distribution Record Date at the address for each such Holder as indicated on the Debtors’ books and records as of the date of any such distribution; provided, that the address for each Holder of an Allowed Unsecured Claim shall be deemed to be the address set forth in any Proof of Claim Filed by that Holder or the address provided to the Distribution Agent by the Holder in writing after the Effective Date, or, if no Proof of Claim has been Filed, the address set forth in the Schedules. If a Holder holds more than one General Unsecured Claim, all Claims of the Holder will be aggregated into one Claim and one distribution will be made with respect to the aggregated Claim.

3.	No Fractional Shares or Subscription Rights

No fractional Subscription Rights or shares of Reorganized Hertz Parent Common Interests or Preferred Stock shall be distributed, and no Cash shall be distributed in lieu of such fractional shares or rights. When any distribution pursuant to the Plan on account of an Allowed Claim otherwise would result in the issuance of Subscription Rights, Reorganized Hertz Parent Common Interests, or Preferred Stock that are not a whole number, such shares or rights, as applicable, shall be rounded as follows: (i) fractions of greater than one-half shall be rounded to the next higher whole number, and (ii) fractions of one-half or less shall be rounded to the next lower whole number with no further payment on account thereof. The total number of Subscription Rights, Reorganized Hertz Parent Common Interests, and Preferred Stock, in each case, to be distributed pursuant to the Plan shall be adjusted as necessary to account for the foregoing rounding.

4.	Minimum Distribution.

No Cash payment of less than $50.00 shall be made to a Holder of an Allowed Claim on account of such Allowed Claim.

5.	Undeliverable Distributions and Unclaimed Property

In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder shall be made unless and until the Reorganized Debtors have determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the time of such distribution. After such date, all unclaimed property or interests in property shall be redistributed Pro Rata to the Holders of Allowed Claims in the applicable Class of claims as the applicable initial Holder to which such unclaimed property or interests in property were distributed subject to the terms and conditions governing distributions in the Plan (it being understood that, for purposes of this Article VI.E.2.d.5, “Pro Rata” shall be determined as if the Claim underlying such unclaimed distribution had been Disallowed), notwithstanding any applicable federal, provincial, state, or other jurisdiction’s escheat, abandoned, or unclaimed property laws to the contrary, and the Claim of any Holder to such property or Interest in property shall be discharged and forever barred. For the avoidance of doubt, any unclaimed property or interests in property with respect to General Unsecured Claims shall be returned to the General Unsecured Recovery Cash Pool Account and distributed in accordance with Article IV.J. of this Plan.

A distribution shall be deemed unclaimed if a Holder has not (i) accepted a particular distribution or, in the case of distributions made by check, negotiated such check; (ii) given notice to the Reorganized Debtors or the GUC Oversight Administrator of an intent to accept a particular distribution; (iii) responded to the Debtors’ or Reorganized Debtors’ or GUC Oversight Administrator’s requests for information necessary to facilitate a particular distribution; or (iv) taken any other action necessary to facilitate such distribution.

F.	Securities Registration Exemption

Except for shares of Preferred Stock and Reorganized Hertz Parent Common Interests (i) issued on account of the New Money Investment to the PE Sponsors, or (ii) purchased by the Backstop Investors in accordance with their Rights Offering Backstop Commitments, all shares of Reorganized Hertz Parent Common Interests issued under the Plan will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance upon section 1145 of the Bankruptcy Code. Shares of Reorganized Hertz Parent Common Interests issued under the Plan in reliance upon section 1145 of the Bankruptcy Code are exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any other applicable federal, state, or local law requiring registration prior to the offering, issuance, distribution, or sale of Securities. The Reorganized Hertz Parent Common Interests issued pursuant to section 1145 of the Bankruptcy Code (i) will not be a “restricted security” as defined in Rule 144(a)(3) under the Securities Act; and (ii) will, subject to the Reorganized Hertz Parent Organizational Documents, be freely tradable and transferable by any holder thereof that (a) is not an “affiliate” of the Reorganized Debtors as defined in Rule 144(a)(1) under the Securities Act, (b) has not been such an “affiliate” within 90 days of such transfer, (c) has not acquired the Reorganized Hertz Parent Common Interests from an “affiliate” within one year of such transfer, and (d) is not an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code.

The availability of the exemption under section 1145 of the Bankruptcy Code or any other applicable securities laws shall not be a condition to the occurrence of the Effective Date.

To the extent an exemption under section 1145 of the Bankruptcy Code is not available, the issuance and sale, as applicable, of the Reorganized Hertz Parent Common Interests issued under the Rights Offering, the Plan and/or the Management Equity Incentive Plan, as well as the issuance and sale, as applicable, of the Reorganized Hertz Parent Common Interests and Preferred Stock on account of the New Money Investment to the PE Sponsors and the Reorganized Hertz Parent Common Interests purchased by the Backstop Investors in accordance with their Rights Offering Backstop Commitments, are being made in reliance on the exemption from registration set forth in section 4(a)(2) of the Securities Act or Regulation D thereunder. Such Securities will be considered “restricted securities” and may not be offered, sold, resold, pledged, delivered, allotted or otherwise transferred except pursuant to an effective registration statement or under an available exemption from the registration requirements of the Securities Act, such as under certain conditions, the resale provisions of Rule 144 of the Securities Act and in compliance with any applicable state securities laws. Such securities shall bear a legend restricting their transferability until no longer required under applicable requirements of the Securities Act and state securities laws.

The Reorganized Hertz Parent Common Interests and the Preferred Stock shall be made eligible for clearance and trading through the book entry facilities of DTC on or as promptly as practicable after the Effective date, and the Reorganized Debtors shall not be required to provide any further evidence other than the Plan or Confirmation Order with respect to the treatment of such applicable portion of the Reorganized Hertz Parent Common Interests or the Preferred Stock, and such Plan or Confirmation Order shall be deemed to be legal and binding obligations of the Reorganized Debtors in all respects.

The DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the Reorganized Hertz Parent Common Interests or Preferred Stock are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, the DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the Reorganized Hertz Parent Common Interests or the Preferred Stock are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

G.	Compliance with Tax Requirements

In connection with the Plan, to the extent applicable, Reorganized Hertz Parent, the other Reorganized Debtors, and the Distribution Agent, as applicable, shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Distribution Agent, as applicable, shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances.

The Reorganized Debtors and the Distribution Agent may require, as a condition to receipt of a distribution, that the holder of an Allowed Claim provide any information necessary to allow the distributing party to comply with any such withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority. If the Reorganized Debtors or the Distribution Agent make such a request and the holder fails to comply before the date that is one hundred and eighty (180) days after the request is made, the amount of such distribution shall irrevocably revert to the applicable Reorganized Debtors and any Claim in respect of such distribution shall be discharged and forever barred from assertion against such Reorganized Debtor or its respective property.

H.	Allocations

Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest to the extent Allowed herein.

I.	No Postpetition or Default Interest on Claims

Unless otherwise specifically provided for in the Plan, the Confirmation Order, or other order of the Bankruptcy Court, or required by applicable bankruptcy law, postpetition and default interest shall not accrue or be paid on any Claims and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any such Claim.

J.	Setoffs and Recoupment

Except as otherwise expressly provided herein, the Debtors, the Reorganized Debtors, or the GUC Oversight Administrator (in consultation with the Reorganized Debtors) solely with respect to GUC Administrator Claims, Specified Causes of Action, or GUC Administrator Claim Related Actions, as applicable, may, but shall not be required to, set off against or recoup from any Claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the Holder, but neither the failure to do so nor the Allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such Claim they may have against the Holder of such Claim. In no event shall any Holder of Claims be entitled to set off any such Claim against any claim, right, or Cause of Action of the Debtor or Reorganized Debtor (as applicable), unless (i) the Debtors have consented; and (ii) such Holder has Filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise. Notwithstanding anything set forth in this paragraph, any set off right with respect to assumed Executory Contract or Unexpired Lease shall be governed by applicable non-bankruptcy law, including the terms of such assumed Executory Contract or Unexpired Lease.

K.	Claims Paid or Payable by Third Parties

1.	Claims Paid by Third Parties

A Claim shall be reduced in full, and such Claim shall be Disallowed without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or Reorganized Debtor. To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall repay, return or deliver any distribution held by or transferred to the Holder to the applicable Reorganized Debtor to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.

2.	Claims Payable by Insurers

Distributions under the Plan to each holder of an Allowed Insured Claim against any Debtor shall be made in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified; except, that there shall be deducted from any distribution under the Plan on account of an Insured Claim, for purposes of calculating the Allowed amount of such Claim, the amount of any insurance proceeds actually received by such holder in respect of such Allowed Insured Claim. Nothing in this Section VI.J.2 shall constitute a waiver of any Claim, right, or Cause of Action the Debtors or their Estates may hold against any Person, including any Insurer. Pursuant to section 524(e) of the Bankruptcy Code, nothing in the Plan shall release or discharge (i) any Insurer from any obligations to any Person under applicable law or (ii) any Insurance Policies or any rights to pursue and receive any recovery from an Insurer under the Insurance Policies.

3.	Applicability of Insurance Policies

Except as otherwise provided in the Plan, distributions under the Plan to Holders of Allowed Claims and/or payments by Insurers of Claims shall be in accordance with the provisions of any applicable Insurance Policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including Insurers under any Insurance Policies, nor shall anything contained herein constitute or be deemed a waiver by such Insurers of any rights or defenses, including coverage defenses, held by such Insurers.

4.	Chubb Insurance Contracts

Notwithstanding anything to the contrary in the Disclosure Statement, the Plan, Plan Supplement, the Plan Support Agreement, the Confirmation Order, any agreement or order related to post-petition or exit financing, any bar date notice or claim objection, any document related to the foregoing, or any other order of the Bankruptcy Court (including, without limitation, any other provision that purports to be preemptory or supervening, confers Bankruptcy Court jurisdiction, grants an injunction, discharge or release, or requires a party to opt out of or object to any releases):

(a) nothing alters, modifies or otherwise amends the terms and conditions of the Insurance Program (including any agreement to arbitrate disputes and any provisions regarding the provision, maintenance, use, nature and priority of the Chubb Collateral), except that on and after the Effective Date, the Reorganized Debtors jointly and severally shall assume the Insurance Program in its entirety pursuant to sections 105 and 365 of the Bankruptcy Code;

(b) nothing releases or discharges (i) Chubb’s security interests and liens on the Chubb Collateral and (ii) the claims of the Chubb Companies arising from or pursuant to the Insurance Program and such claims are actual and necessary expenses of the Debtors’ estates (or the Reorganized Debtors, as applicable) and shall be paid in full in the ordinary course of business, whether as an Allowed Administrative Claim under section 503(b)(1)(A) of the Bankruptcy Code or otherwise, regardless of when such amounts are or shall become liquidated, due or paid, without the need or requirement for Chubb to file or serve a request, motion, or application for payment of or proof of any Proof of Claim, Cure Claim (or any objection to cure amounts/notices), or Administrative Claim (and further and for the avoidance of doubt, any Claims Bar Date or Administrative Claims Bar Date shall not be applicable to the Chubb Companies);

(c) the Debtors or the Reorganized Debtors, as applicable shall not sell, assign, or otherwise transfer the Insurance Program (or the proceeds thereof), including, but not limited to, under section 363 of the Bankruptcy Code except with the express written permission of the Chubb Companies; and

(d) the automatic stay of Bankruptcy Code section 362(a) and the injunctions set forth in Article VIII of the Plan, if and to the extent applicable, shall be deemed lifted without further order of the Bankruptcy Court, solely to permit: (I) claimants with valid workers’ compensation claims or direct action claims against the Chubb Companies under applicable non-bankruptcy law to proceed with their claims; (II) the Chubb Companies to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of this Bankruptcy Court, (A) all workers’ compensation claims covered by the Insurance Program, (B) all claims where a claimant asserts a direct claim against the Chubb Companies under applicable law, or an order has been entered by the Bankruptcy Court granting a claimant relief from the automatic stay or the injunction set forth in Article VIII of the Plan to proceed with its claim, and (C) all costs in relation to each of the foregoing; (III) the Chubb Companies to draw against any or all of the Chubb Collateral and to hold the proceeds thereof as security for the obligations of the Debtors (and the Reorganized Debtors, as applicable) to the Chubb Companies and/or apply such proceeds to the obligations of the Debtors (and the Reorganized Debtors, as applicable) under the applicable Insurance Program, in such order as the Chubb Companies may determine; and (IV) subject to the terms of the Insurance Program and/or applicable non-bankruptcy law, the Chubb Companies to (i) cancel any policies under the Insurance Program, and (ii) take other actions relating to the Insurance Program (including effectuating a setoff), to the extent permissible under applicable non-bankruptcy law, each in accordance with the terms of the Insurance Program.

Terms used in this paragraph but not defined in the Plan shall have the meaning attributed to them in that certain Order (I) Authorizing Assumption of the Insurance Program, (II) Modifying the Automatic Stay, and (III) Granting Related Relief entered by the Bankruptcy Court on August 5, 2020 [Docket No. 898]; for the avoidance of doubt, (i) the term Insurance Program includes, but is not limited to, the Insurance Policies issued or entered into by any of the Chubb Companies; and (ii) the term Insurers shall include the Chubb Companies.

Article VII.
PROCEDURES FOR RESOLVING CONTINGENT,
UNLIQUIDATED, AND DISPUTED CLAIMS

A.	Allowance of Claims

After the Effective Date, each of the Reorganized Debtors and (solely regarding GUC Administrator Claims and GUC Administrator Claim Related Actions) the GUC Oversight Administrator on behalf of the Reorganized Debtors, shall have and retain any and all rights and defenses that the applicable Debtor had with respect to any Claim immediately before the Effective Date. Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases before the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed pursuant to the Plan or a Final Order, including the Confirmation Order (when it becomes a Final Order), Allowing such Claim.

B.	Claims and Interests Administration Responsibilities

Except as otherwise expressly provided in the Plan and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, after the Effective Date, the Reorganized Debtors and the Distribution Agent shall have the authority (i) to File, withdraw, or litigate to judgment objections to Distribution Agent Claims; (ii) to settle or compromise any Disputed Distribution Agent Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (iii) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court, subject to the consultation rights of the GUC Oversight Administrator provided in the GUC Settlement Procedures.

Notwithstanding anything to the contrary in the Plan and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, after the Effective Date, the GUC Oversight Administrator, in consultation with the Reorganized Debtors, shall have the authority (i) to File, withdraw, or litigate to judgment objections to GUC Administrator Claims, including litigating, settling, or compromising GUC Administrator Claims Related Actions related thereto; and (ii) to settle or compromise any Disputed GUC Administrator Claim without any further notice to or action, order, or approval by the Bankruptcy Court.

For the avoidance of doubt, except as otherwise provided herein, from and after the Effective Date, each Reorganized Debtor and (solely regarding GUC Administrator Claims) the GUC Oversight Administrator on behalf of the Reorganized Debtors shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to Article IV.V.

C.	ADR Procedures

Designated Claims shall be subject to and resolved in accordance with the ADR Procedures, incorporated herein by reference. If the ADR Procedures are terminated with respect to a Designated Claim, the Reorganized Debtors, the Distribution Agent, or the GUC Oversight Administrator as applicable, shall have until the Claim Objection Deadline or, if the Claim Objection Deadline has passed, one hundred and eighty (180) days from the date of termination of the ADR Procedures with respect to such Claim to file and serve an objection to such Claim.

D.	Estimation of Claims

Before or after the Effective Date, except as otherwise set forth in the ADR Procedures, the Debtors (in consultation with the Committee and the Requisite Commitment Parties), the Distribution Agent, the Reorganized Debtors, or the GUC Oversight Administrator, as applicable, may at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection; provided, that, for the avoidance of doubt, no Claim or Interest Allowed under this Plan shall be considered a Disputed Claim or Disputed Interest. In the event that the Bankruptcy Court estimates any Disputed, contingent, or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), and the Debtors, the Reorganized Debtors, or the GUC Oversight Administrator, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before twenty-one (21) days after the date on which such Claim is estimated. All of the aforementioned Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

If the Debtors determine, in their reasonable discretion and in consultation with the Committee and the Plan Sponsors, that (i) one or more Disputed General Unsecured Claims are capable of estimation by the Bankruptcy Court, (ii) estimation will materially improve Effective Date distributions to Holders of Allowed General Unsecured Claims, (iii) administration of the ADR Procedures with respect to such claims is not reasonably likely to lead to an efficient and successful resolution of such Claim, and (iv) estimation is otherwise in the best interests of the Estates, the Debtors shall file one or more motions to estimate such Disputed General Unsecured Claims, which motion(s) shall be filed and noticed to be heard by the Bankruptcy Court before the Effective Date (or such other date as determined by the Bankruptcy Court).

E.	Adjustment to Claims Register Without Objection

Any duplicate Claim or any Claim (filed or scheduled) that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Debtors, the Reorganized Debtors, or the GUC Oversight Administrator upon stipulation or any agreement in writing, including, without limitation, email correspondence, between the parties in interest without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, but in the case of General Unsecured Claims, with notice to the GUC Oversight Administrator.

F.	Time to File Objections to Claims

Any objections to a Claim shall be Filed on or before the Claims Objection Deadline, as such deadline may be extended from time to time.

G.	Disallowance of Claims

Any Claims held by Entities from which property is recoverable under section 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed Disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Debtors or the Reorganized Debtors.

All Proofs of Claim Filed on account of an Indemnification Obligation shall be deemed satisfied and expunged from the Claims Register as of the Effective Date to the extent such Indemnification Obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to or action, order, or approval of the Bankruptcy Court.

All Proofs of Claim Filed on account of an Employee Obligation shall be deemed satisfied and expunged from the Claims Register as of the Effective Date to the extent the Reorganized Debtors elect to honor such Obligation, without any further notice to or action, order, or approval of the Bankruptcy Court.

Except as otherwise provided herein or otherwise agreed by (1) the Debtors or the Reorganized Debtors, in consultation with the GUC Oversight Administrator with respect to Claims that would be Distribution Agent Claims, or (2) the GUC Oversight Administrator with respect to Claims that would be GUC Administrator Claims, any and all Proofs of Claim Filed after the applicable Claims Bar Date shall be deemed Disallowed and expunged as of the Effective Date without any further notice or action, order, or approval of the Bankruptcy Court, and Holders of such Claims may not receive any distributions on account of such Claims, unless the Bankruptcy Court shall have determined by a Final Order, on or before the Confirmation Hearing, that cause exists to extend the Claims Bar Date as to such Proof of Claim on the basis of excusable neglect.

H.	Amendments to Proofs of Claims

On or after the Effective Date, except as provided in the Plan or the Confirmation Order, a Claim or Proof of Claim may not be Filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtors (subject to the consultation rights of the GUC Oversight Administrator regarding General Unsecured Claims under the GUC Settlement Procedures), and any such new or amended Claim or Proof of Claims Filed after the Effective Date shall be deemed Disallowed in full and expunged without any further action or notice to the Bankruptcy Court; provided, that the filing of an unauthorized amendment shall not affect the underlying Claim or Proof of Claim. Nothing in this paragraph shall remove any claimant’s ability to seek leave from the Bankruptcy Court to amend a Claim or Proof of Claim.

I.	Reimbursement or Contribution

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever Disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless before the Confirmation Date: (i) such Claim has been adjudicated as non-contingent; or (ii) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered before the Confirmation Date determining such Claim is no longer contingent.

J.	No Distributions Pending Allowance

Except as otherwise set forth herein, if (i) an objection to a Claim or portion thereof is Filed or (ii) the Claim has elected to participate in the ADR Procedures, no payment or distribution provided under the Plan shall be made on account of such Disputed Claims or portion thereof unless and until such Disputed Claim becomes an Allowed Claim.

K.	Distributions After Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of a court of competent jurisdiction allowing any Disputed Claim becomes a Final Order, the Reorganized Debtors shall provide to the Holder of such Claim the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date.

L.	Single Satisfaction of Claims

Holders of Allowed Claims may assert such Claims against each Debtor obligated with respect to such Claims, and, other than with respect to General Unsecured Claims, such Claims shall be entitled to share in the recovery provided for the applicable Class of Claims against each obligated Debtor based upon the full Allowed amount of such Claims. Notwithstanding the foregoing, in no case shall the aggregate value of all property received or retained under the Plan on account of any Allowed Claim exceed (i) one hundred (100) percent of the underlying Allowed Claim plus applicable interest, if any, or (ii) if the Allowed Claim is a General Unsecured Claim, eighty-two (82%) percent of the underlying Allowed Claim.

Article VIII.
SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.	Compromise and Settlement of Claims, Interests, and Controversies

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the Plan is and shall be deemed a good-faith compromise and settlement of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest.

The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable. The compromises, settlements, and releases described herein shall be deemed nonseverable from each other and from all other terms of the Plan. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against, and Interests in, the Debtors and their Estates and Causes of Action against other Entities.

B.	Discharge of Claims and Termination of Interests

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in a contract, instrument, or other agreement or document executed pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, any Claims for withdrawal liability that relate to services performed by employees of the Debtors before the Effective Date or that arise from a termination of employment, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not (i) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (ii) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (iii) the Holder of such a Claim or Interest has voted to accept the Plan. Any default or “event of default” by the Debtors or Affiliates with respect to any Claim or Interest that existed immediately before or on account of the Filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date with respect to a Claim that is Unimpaired by the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.

C.	Releases by the Debtors

Pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, the adequacy of which is hereby confirmed, as of the Effective Date, the Debtors and their Estates, the Reorganized Debtors and each of their respective current and former Affiliates (with respect to non-Debtors, to the extent permitted by applicable law), on behalf of themselves and their respective Estates, including, without limitation, any successor to the Debtors or any Estate representative appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released, waived and discharged the Released Parties from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever (including any derivative Claims asserted or that may be asserted on behalf of the Debtors or their Estates), whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, DIP Financing, Interim Fleet Financing Facility, DFLF Facility, Canada Fleet Financing Facility, HVF Facility Documents, HVF II Facility, HVF II Facility Documents, Donlen Sale, HHN Restructuring, HIL Facility, the Donlen Canada Securitization Facility, the Australian Securitization Facility, the Lombard Vehicle Financing Facility, the Second Lien Note Documents, the formulation, preparation, dissemination, negotiation of the Plan, the Disclosure Statement, the Plan Support Agreement, the Stock Purchase Agreement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Plan, the Disclosure Statement, the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan, or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing. Notwithstanding anything to the contrary in the foregoing, the releases set forth in this Article VIII.C shall not release (i) any Released Party from Claims or Causes of Action arising from an act or omission that is judicially determined by a Final Order to have constituted actual fraud, willful misconduct, or gross negligence, or (ii) any post-Effective Date obligations of any party or Entity under the Plan, the Definitive Documents, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

D.	Releases by Holders of Claims and Interests

As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, each Releasing Party shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released, waived and discharged each Debtor, Reorganized Debtor, and other Released Party from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative Claims asserted or that may be asserted on behalf of the Debtors or their Estates, that such Entity would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, DIP Financing, Interim Fleet Financing Facility, DFLF Facility, Canada Fleet Financing Facility, HVF Facility Documents, HVF II Facility, HVF II Facility Documents, Donlen Sale, HHN Restructuring, HIL Facility, the Donlen Canada Securitization Facility, the Australian Securitization Facility, the Lombard Vehicle Financing Facility, the Second Lien Note Documents, the formulation, preparation, dissemination, or negotiation of the Plan, the Disclosure Statement, the Plan Support Agreement, the Stock Purchase Agreement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Plan, the Disclosure Statement, the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan, or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing. Notwithstanding anything to the contrary in the foregoing, the releases set forth in this Article VIII.D shall not be construed as (i) releasing any Released Party from Claims or Causes of Action arising from an act or omission that is judicially determined by a Final Order to have constituted actual fraud, willful misconduct, or gross negligence, (ii) releasing any post-Effective Date obligations of any party or Entity under the Plan, the Definitive Documents, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, or (iii) except as set forth in this Plan, releasing any obligation of HHN, HUK, or any of HHN’s non-Debtor subsidiaries under the HHN Notes Documents.

E.	Exculpation

Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby released and exculpated from, any Cause of Action for any claim related to any act or omission from the Petition Date to the Effective Date in connection with, relating to, or arising out of, the Chapter 11 Cases, in whole or in part, the Debtors, DIP Financing, Interim Fleet Financing Facility, DFLF Facility, Canada Fleet Financing Facility, HVF II Facility, Donlen Sale, HHN Restructuring, HIL Facility, the Donlen Canada Securitization Facility, the Australian Securitization Facility, the Lombard Vehicle Financing Facility, the formulation, preparation, dissemination, negotiation, of the Plan, the Disclosure Statement, the Plan Support Agreement, the Stock Purchase Agreement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Plan, the Disclosure Statement, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan, or any other related agreement, except for Claims or Causes of Action arising from an act or omission that is judicially determined in a Final Order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects, such Exculpated Parties shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities. The Exculpated Parties have, and upon Consummation of the Plan, shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of, consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

F.	Injunction

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN OR FOR DISTRIBUTIONS REQUIRED TO BE PAID OR DELIVERED PURSUANT TO THE PLAN OR THE CONFIRMATION ORDER, ALL ENTITIES THAT HAVE HELD, HOLD, OR MAY HOLD CLAIMS OR INTERESTS THAT HAVE BEEN RELEASED PURSUANT TO ARTICLE VIII.C OR ARTICLE VIII.D, SHALL BE DISCHARGED PURSUANT TO ARTICLE VIII.B OF THE PLAN, OR ARE SUBJECT TO EXCULPATION PURSUANT TO ARTICLE VIII.E, ARE PERMANENTLY ENJOINED, FROM AND AFTER THE EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST, AS APPLICABLE, THE DEBTORS, THE REORGANIZED DEBTORS, THE RELEASED PARTIES, OR THE EXCULPATED PARTIES (TO THE EXTENT OF THE EXCULPATION PROVIDED PURSUANT TO ARTICLE VIII.E WITH RESPECT TO THE EXCULPATED PARTIES): (I) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (II) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (III) CREATING, PERFECTING, OR ENFORCING ANY LIEN OR ENCUMBRANCE OF ANY KIND AGAINST SUCH ENTITIES OR THE PROPERTY OR THE ESTATES OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (IV) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION, OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM SUCH ENTITIES OR AGAINST THE PROPERTY OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS UNLESS SUCH ENTITY HAS TIMELY ASSERTED SUCH SETOFF RIGHT IN A DOCUMENT FILED WITH THE BANKRUPTCY COURT IN ACCORDANCE WITH THE TERMS OF THIS PLAN EXPLICITLY PRESERVING SUCH SETOFF, AND NOTWITHSTANDING AN INDICATION OF A CLAIM OR INTEREST OR OTHERWISE THAT SUCH ENTITY ASSERTS, HAS, OR INTENDS TO PRESERVE ANY RIGHT OF SETOFF PURSUANT TO APPLICABLE LAW OR OTHERWISE; AND (V) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS RELEASED OR SETTLED PURSUANT TO THE PLAN.

G.	Subordination Rights

The classification and manner of satisfying all Claims and Interests under the Plan take into consideration all subordination rights, whether arising under general principles of equitable subordination, contract, section 510(c) of the Bankruptcy Code, any of the intercreditor agreements with respect to the Prepetition Debt Documents or otherwise, that a Holder of a Claim or Interest may have against other Claim or Interest Holders with respect to any distribution made pursuant to the Plan. Nothing in the Plan shall release or otherwise impair any subordination agreement between creditors, including the First Lien Agent’s rights to enforce any subordination agreement against the Second Lien Notes Trustee pursuant to Bankruptcy Code section 510 or any such subordination agreement.

H.	Release of Liens

Except (i) with respect to the Liens securing (a) the New Reorganized Corporate Debt, and (b) to the extent elected by the Debtors with respect to an Allowed Other Secured Claim in accordance with Article III.B.2; or (ii) as otherwise provided herein or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and the holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall execute such documents as may be reasonably requested by the Debtors or the Reorganized Debtors, as applicable, to reflect or effectuate such releases, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtor and its successors and assigns.

Article IX.
CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN

A.	Conditions Precedent to the Effective Date

It shall be a condition to Consummation of the Plan that the following conditions shall have been satisfied or occur in conjunction with the occurrence of the Effective Date (or shall be waived pursuant to Article IX.B):

1.          the Bankruptcy Court shall have entered the Disclosure Statement Order and approved the Rights Offering Procedures, solicitation procedures, and other materials related to the Plan, in form and substance consistent with the Plan Support Agreement and otherwise reasonably acceptable to the Debtors and Requisite Commitment Parties;

2.          the Stock Purchase Agreement and Rights Offering Procedures shall have been approved by the Bankruptcy Court and shall remain in full force and effect, all conditions precedent thereto shall have been satisfied or waived by the applicable parties, and there shall be no breach thereunder that would give rise to the right to terminate the Stock Purchase Agreement for which notice has been given in accordance with the respective terms thereof;

3.          the Bankruptcy Court shall have entered the Confirmation Order, in form and substance materially consistent with the Plan and otherwise reasonably acceptable to the Debtors and the Requisite Commitment Parties and such order shall not have been stayed pending appeal;

4.          the Plan Support Agreement shall be in full force and effect with respect to the Debtors and the Plan Sponsors;

5.          the Definitive Documents shall contain terms and conditions consistent in all material respects with the Plan, the Stock Purchase Agreement, and the Plan Support Agreement or otherwise acceptable to the Debtors and Requisite Commitment Parties;

6.          Each of the Plan Sponsors, or its respective affiliates or related funds, (or their replacements consistent with the terms of the Stock Purchase Agreement) shall have purchased its respective allocation of the Preferred Stock and Offered Stock consistent with the terms of the Stock Purchase Agreement;

7.          the Rights Offering, conducted in accordance with the Rights Offering Procedures, shall have been consummated;

8.          the Backstop Investors shall have purchased the Unsubscribed Shares, if any;

9.          the Professional Fee Escrow shall have been established and funded in Cash in accordance with Article II.E.3;

10.        the Transaction Expenses, then known or submitted to the Debtors shall have been paid in full in Cash through and including the Effective Date;

11.        the General Unsecured Recovery Cash Pool Account shall have been established and funded in Cash in accordance with Article IV.J;

12.        the Debtors shall have caused HVF II to pay the then-outstanding HVF II Obligations in full in Cash in the sequence set forth in the HVF II Refinancing Steps Document;

13.        the HVF III Documents shall have been executed and delivered by each Entity party thereto and shall be effective;

14.        the conditions precedent to the entry into the HVF III Documents shall have been satisfied, waived, or shall be contemporaneously with the occurrence of the Effective Date;

15.        the Exit Facility Documents shall have been executed and delivered by each Entity party thereto and shall be effective;

16.        the conditions precedent to entry into the New Reorganized Corporate Debt shall have been satisfied, waived, or shall be satisfied contemporaneously with the occurrence of the Effective Date;

17.        the Debtors shall have obtained the Tail D&O Policy;

18.        the Debtors shall have designated a portion of the New Money Investment to be used for the purpose of paying all obligations under the HIL Facility in full in Cash in accordance with the terms thereof; and

19.        all conditions precedent to the issuance of the Reorganized Hertz Parent Common Interests and Preferred Stock, other than any conditions related to the occurrence of the Effective Date, shall have occurred.

B.	Waiver of Conditions

The conditions to the Effective Date of the Plan set forth in this Article IX may be waived only if waived in writing by the Debtors and the Requisite Commitment Parties, except that Article IX.A.6, IX.A.7, and IX.A.8 may be waived solely by the Debtors, the PE Sponsors, or the Backstop Investors, as applicable, if the reason for the failure of such conditions is the result in whole or in part of a breach of the PE Sponsors, Backstop Investors or the Debtors, as applicable, of their obligations, without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Plan, subject to the terms of the Bankruptcy Code and the Bankruptcy Rules.

C.	Substantial Consummation

“Substantial consummation” of the Plan, as defined by section 1101(2) of the Bankruptcy Code, shall be deemed to occur on the Effective Date.

D.	Committee Complaint

Upon entry of the Confirmation Order, the Committee Complaint shall be held in abeyance and all deadlines and hearings in respect thereof shall be tolled sine die pending the Effective Date. The tolling of all deadlines and hearings set out in the preceding sentence shall apply to any and all pending and contemplated actions involving Released Parties and Releasing Parties that would otherwise be released pursuant to the Plan on the Effective Date.

Upon the occurrence of the Effective Date, the Committee Complaint shall be deemed voluntarily dismissed with prejudice and notice of said dismissal shall be filed on the docket of the adversary proceeding related thereto.

E.	Bifurcation Motion

The Bifurcation Motion shall be held in abeyance and all deadlines and hearings in respect thereof shall be tolled sine die pending the Effective Date. The tolling of all deadlines and hearings set out in the preceding sentence shall apply to any and all pending and contemplated actions involving Released Parties and Releasing Parties that would otherwise be released pursuant to the Plan on the Effective Date.

Nothing herein shall prevent the Debtors from withdrawing the Bifurcation Motion at any time. Upon the occurrence of the Effective Date, the Bifurcation Motion shall be deemed voluntarily dismissed with prejudice and notice of said dismissal shall be filed on the docket in the Chapter 11 Cases.

F.	Effect of Non-Occurrence of Conditions to the Effective Date

If the Effective Date does not occur and circumstances make clear that the Effective Date will not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall (i) constitute a waiver or release of any Claims by or Claims against or Interests in the Debtors; (ii) prejudice in any manner the rights of the Debtors, any Holders of a Claim or Interest or any other Entity; or (iii) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders, or any other Entity in any respect.

Article X.
MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.	Modification and Amendments

Subject to the consent of the Requisite Commitment Parties and any other applicable consent rights set forth in the Plan Support Agreement, the Debtors reserve the right to modify the Plan and seek Confirmation consistent with the Bankruptcy Code and the Bankruptcy Rules and, as appropriate, not resolicit votes on such modified Plan. Subject to the consent of the Requisite Commitment Parties and any other applicable consent rights set forth in the Plan Support Agreement and subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019, and those restrictions on modifications set forth in the Plan, the Debtors expressly reserve their rights to alter, amend, or modify materially the Plan one or more times after Confirmation and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan. The Debtors have the right to amend the treatment of any Class under the Plan other than Class 7 General Unsecured Claims as permitted by the Bankruptcy Code and Bankruptcy Rules; provided, that any such amendment shall not adversely affect in any way the recovery to the Class 7 General Unsecured Claims.

B.	Effect of Confirmation on Modifications

Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan occurring after the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C.	Effect of Confirmation

Upon entry of the Confirmation Order, the Bankruptcy Court shall be deemed to have made and issued on the Confirmation Date the findings of fact and conclusions of law as though made after due deliberation and upon the record at the Confirmation Hearing. Upon entry of the Confirmation Order, any and all findings of fact in the Plan shall constitute findings of fact even if they are stated as conclusions of law, and any and all conclusions of law in the Plan shall constitute conclusions of law even if stated as findings of fact.

D.	Revocation or Withdrawal of the Plan

The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan, in accordance with the preceding sentence, or if Confirmation and Consummation do not occur, then (i) the Plan shall be null and void in all respects; (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (iii) nothing contained in the Plan shall (a) constitute a waiver or release of any Claims or Interests, (b) prejudice in any manner the rights of the Debtors or any other Entity, including the Holders of Claims or the non-Debtor subsidiaries, or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity, including the non-Debtor subsidiaries.

Article XI.
RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Chapter 11 Cases and all matters arising out of, or related to, the Chapter 11 Cases and the Plan, including jurisdiction to:

1.          Allow, Disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or Allowance of Claims or Interests; provided that, for the avoidance of doubt, the Bankruptcy Court’s retention of jurisdiction with respect to such matters shall not preclude the Debtors or the Reorganized Debtors, as applicable, from seeking relief from any other court, tribunal, or other legal forum of competent jurisdiction with respect to such matters;

2.          decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3.          resolve any matters related to (i) the assumption, assumption and assignment or rejection of any Executory Contract or Unexpired Lease and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Claims related to the rejection of an Executory Contract or Unexpired Lease, Cure Claims, or any other matter related to such Executory Contract or Unexpired Lease; (ii) the Reorganized Debtors amending, modifying, or supplementing, after the Confirmation Date, the schedule of Executory Contracts and Unexpired Leases to be assume or rejected pursuant to Article V; and (iii) any dispute regarding whether a contract or lease is or was executory or unexpired;

4.          adjudicate controversies, if any, with respect to distributions to Holders of Allowed Claims;

5.          adjudicate, decide, or resolve any motions, adversary proceedings, contested, or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6.          adjudicate, decide, or resolve any and all matters related to Causes of Action;

7.          adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

8.          enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan, including any Order sought by the GUC Oversight Administrator with respect to its rights, powers, and duties set forth in the Plan, and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement;

9.          enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

10.          resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

11.          issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

12.          resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the settlements, compromises, discharges, releases, injunctions, exculpations, and other provisions contained in Article VIII and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;

13.          resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim for amounts not timely repaid pursuant to Article VI.J.1;

14.          enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

15.          determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or the Plan Supplement;

16.          adjudicate any and all disputes arising from or relating to distributions under the Plan or any transactions contemplated therein;

17.          consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

18.          determine requests for the payment of Claims entitled to priority pursuant to section 507 of the Bankruptcy Code;

19.          hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including the expedited determination of taxes under section 505(b) of the Bankruptcy Code);

20.          hear and determine matters concerning exemptions from state and federal registration requirements in accordance with section 1145 of the Bankruptcy Code;

21.          hear and determine all disputes involving the existence, nature, or scope of the release or exculpation provisions set forth in the Plan, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

22.          enforce all orders previously entered by the Bankruptcy Court;

23.          hear any other matter not inconsistent with the Bankruptcy Code;

24.          enter an order concluding or closing the Chapter 11 Cases;

25.          hear and determine any disputes between the GUC Oversight Administrator and the Reorganized Debtors; and

26.          enforce the compromise, settlement, injunction, release, and exculpation provisions set forth in Article VIII.

Notwithstanding the foregoing, the Bankruptcy Court shall not retain jurisdiction over disputes concerning documents contained in the Plan Supplement or other Definitive Documents that have a jurisdictional, forum selection, or dispute resolution clause that allows to be brought in a court other than the Bankruptcy Court and any disputes concerning documents contained in the Plan Supplement or any Definitive Document that contain such clauses shall be governed in accordance with the provisions of such documents.

Article XII.
MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect

Subject to Article IX.A and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, on the Effective Date, upon the effectiveness of the Plan, the terms of the Plan, the Plan Supplement, and the Confirmation Order shall be immediately effective and enforceable and deemed binding upon the Debtors and Reorganized Debtors, as applicable, and any and all Holders of Claims or Interests (regardless of whether the Holders of such Claims or Interests are deemed to have accepted or rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, each Entity acquiring property under the Plan, or the Confirmation Order and any and all non-Debtor parties to Executory Contracts and Unexpired Leases. All Claims shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or debt has voted on the Plan.

B.	Additional Documents

On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors and all Holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C.	Payment of Statutory Fees

All fees due and payable pursuant to 28 U.S.C. § 1930(a) prior to the Effective Date shall be paid by the Debtors in full in Cash on the Effective Date. On and after the Effective Date, the Reorganized Debtors shall pay any and all such fees in full in Cash when due and payable, and shall file with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee. Each Debtor shall remain obligated to pay quarterly fees to the U.S. Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. Notwithstanding anything to the contrary herein, the U.S. Trustee shall not be required to file a Proof of Claim or any other request for payment of quarterly fees.

D.	Reservation of Rights

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order in accordance with Article IX.A hereof. Neither the Plan, any statement or provision contained in the Plan, nor any action taken or not taken by any Debtor with respect to the Plan, the Disclosure Statement, the Confirmation Order, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.

E.	Transaction Expenses

The Transaction Expenses incurred, or estimated to be incurred, up to and including the Effective Date shall be paid in full in Cash on the Effective Date (to the extent not previously paid prior to or during the course of the Chapter 11 Cases) pursuant to the terms of the Stock Purchase Agreement without any requirement: (i) to file a fee application with the Bankruptcy Court; (ii) for review or approval by the Bankruptcy Court or any other party (other than the Debtors); (iii) to comply with any guidelines of the U.S. Trustee; or (iv) to provide itemized time detail; provided, that the applicable advisors will provide additional detail as reasonably requested by the Debtors. All Transaction Expenses to be paid on the Effective Date shall be estimated as of the Effective Date and summary invoices evidencing such amounts shall be delivered to the Debtors at least five (5) Business Days before the anticipated Effective Date; provided that any estimates provided shall not be considered an admission or limitation with respect to such Transaction Expenses. The Transaction Expenses are Allowed in full as Administrative Claims and shall not be subject to the Administrative Claims Bar Date.

On the Effective Date, the Debtors shall pay in full and in Cash the Unsecured Notes Trustees’ Fees and the 7.000% Unsecured Promissory Notes Trustee’s Fees.3

F.	Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan or the Confirmation Order shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign, Affiliate, officer, director, manager, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

G.	Service of Documents

Any pleading, notice, or other document required by the Plan to be served on or delivered to the Debtors or Reorganized Debtors shall be served on:

Debtors	Hertz Global Holdings, Inc.
8501 Williams Road
Estero, Florida 33982
Attn.: M. David Galainena
dave.galainena@hertz.com

3 Notwithstanding anything to the contrary herein, to the extent not paid as Transaction Expenses, the 7.000% Unsecured Promissory Notes Trustee reserves all rights to seek payment of the 7.000% Unsecured Promissory Notes Trustee’s Fees as a General Unsecured Claim or other Claim.

with copies to:

Counsel to Debtors	White & Case LLP
Southeast Financial Center
200 South Biscayne Boulevard, Suite 4900
Miami, Florida 33131
Attn.: Thomas E Lauria; Matthew Brown
tlauria@whitecase.com
mbrown@whitecase.com

- and -

White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Attn: David Turetsky
david.turetsky@whitecase.com

- and -

Richards, Layton & Finger, PA
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
Attn: John Knight; Brett M. Haywood
knight@rlf.com
haywood@rlf.com

Counsel to the PE Sponsors	Milbank LLP
55 Hudson Yards
New York, NY 10003
Attn: Gerard Uzzi; Nelly Almeida
guzzi@milbank.com;
nalmeida@milbank.com

Counsel to the Ad Hoc Group	Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attn.: Rachel C. Strickland;
Daniel I. Forman
rstrickland@willkie.com
dforman@willkie.com

- and –

Young Conaway Stargatt & Taylor LLP
1000 North King Street
Wilmington, Delaware 19801
Attn: Edmond L. Morton
emorton@ycst.com

H.	Term of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

I.	Entire Agreement

The Plan, Plan Supplement, Confirmation Order, supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan and Confirmation Order.

J.	Nonseverability of Plan Provisions

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall be prohibited from altering or interpreting such term or provision to make it valid or enforceable; provided, that at the request of the Debtors (with the consent of the Requisite Commitment Parties (such consent not to be unreasonably withheld)), the Bankruptcy Court shall have the power to alter such term or provision to make it valid or enforceable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such terms or provision shall then be applicable as altered provided that any such alteration shall be acceptable to the Debtors and the Requisite Commitment Parties. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered in accordance with the foregoing, is (i) valid and enforceable pursuant to its terms; (ii) integral to the Plan and may not be deleted or modified without consent from the Debtors; and (iii) nonseverable and mutually dependent.

K.	Dissolution of Committee

On the Effective Date, the Committee and any other official committees appointed in the Chapter 11 Cases will dissolve; provided that, following the Effective Date, the Committee shall continue in existence and have standing and a right to be heard for the following limited purposes: (i) Claims and/or applications, and any relief related thereto, for compensation by Professionals and requests for Allowance of Administrative Claims for substantial contribution pursuant to section 503(b)(3)(D) of the Bankruptcy Code; (ii) any appeals of the Confirmation Order or other appeal to which the Committee is a party; and (iii) matters relating to the initial distribution of General Unsecured Claims (if such initial distribution is not made on the Effective Date). The Debtors or Reorganized Debtors, as applicable, shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expense relating to actions of the Committee after the Effective Date taken with respect to the foregoing limited purposes subject to a maximum aggregate amount of $[•]. Upon the dissolution of the Committee, the Committee Members and their respective Professionals will cease to have any duty, obligation or role arising from or related to the Chapter 11 Cases and shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases.

L.	Expedited Tax Determination

The Debtors may request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all returns filed for or on behalf of the Debtors for all taxable periods through the Effective Date.

[Page intentionally left blank.]

Respectfully submitted, as of April 14, 2021

Hertz Global Holdings, Inc.
The Hertz Corporation
The Debtors

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	General Counsel

EXHIBIT B

Amended Rights Offering Procedures

HERTZ GLOBAL HOLDINGS, INC.

RIGHTS OFFERING PROCEDURES

Each Rights Offering Share, other than Unsubscribed Shares purchased by Equity Commitment Parties in accordance with the EPCA, is being distributed and issued by the Debtor without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any state or local law requiring registration for offer and sale of a security, in reliance upon the exemption provided in section 1145 of the Bankruptcy Code.

None of the Subscription Rights or Rights Offering Shares issuable upon exercise of such rights distributed pursuant to these Rights Offering Procedures have been or will be registered under the Securities Act, nor any state or local law requiring registration for offer and sale of a security.

No Subscription Rights may be sold, transferred, assigned, pledged, hypothecated, participated, donated or otherwise encumbered or disposed of, directly or indirectly (including through derivatives, options, swaps, forward sales or other transactions in which any person receives the right to own or acquire any current or future interest in the Subscription Rights, the Rights Offering Shares, the Allowed Unsecured Funded Debt Claims and any related claims), except in connection with a transfer by a Holder of an Allowed Unsecured Funded Debt Claim of such underlying Claim.

None of the Rights Offering Shares have been registered under the Securities Act, nor any State or local law requiring registration for offer or sale of a security, and no Rights Offering Shares may be sold or transferred except pursuant to an effective registration statement or exemption from registration under the Securities Act. Any Holder of an Allowed Unsecured Funded Debt Claim that subscribes for Rights Offering Shares (each, a “Subscriber”) and is deemed an “underwriter” under section 1145(b) of the Bankruptcy Code will be subject to restrictions under the Securities Act on its ability to resell those securities. Resale restrictions are discussed in more detail in Section VI of the Disclosure Statement, entitled “Transfer Restrictions and Consequences Under Federal Securities Law.”

The Rights Offering is being conducted in good faith and in compliance with the Bankruptcy Code. In accordance with Section 1125(e) of the Bankruptcy Code, a debtor or any of its agents that participate, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of a security offered or sold under the plan of the debtor, of an affiliate participating in a joint plan with the debtor, or of a newly organized successor to the debtor under the plan, is not liable, on account of such participation, for violation of any applicable law, rule, or regulation governing the offer, issuance, sale or purchase of securities.

The Subscription Form and all other required documentation to participate in the Rights Offering must be completed and timely submitted along with arrangement of payment of the Aggregate Purchase Price for such Subscription Rights, which must be actually and timely received by the Subscription Agent in no event later than the Subscription Expiration Deadline, in accordance with all terms and conditions set forth in the Rights Offering Procedures and the Subscription Form, as applicable. All questions concerning the timeliness, validity, form, and eligibility of any exercise, or purported exercise of Subscription Rights, shall be determined by the Debtors in consultation with the Requisite Commitment Parties. Any Rights Offering submissions that do not properly comply with the requirements set forth in the Rights Offering Procedures and the Subscription Form will be deemed not to have been received or accepted until all such defects and irregularities have been waived in writing by the Debtors (after consulting with the Requisite Commitment Parties) or timely cured. Unless waived by the Debtors in writing, any defects or irregularities must be cured by the Subscription Expiration Deadline in order to participate in the Rights Offering. The Debtors may in the exercise of their sole discretion provide notice to Subscribers of defects or irregularities in connection with the submission of such Subscription Forms; provided, that neither the Debtors nor the Requisite Commitment Parties, nor the Reorganized Debtors nor any of their respective employees, Affiliates, or professionals shall incur any liability for giving, or failing to give, such notification and such opportunity to cure. For the avoidance of doubt, the submission of an inaccurate, incomplete, untimely, or otherwise defective Subscription Form or the failure to remit timely and full payment of the Aggregate Purchase Price to the Subscription Agent may result in the irrevocable relinquishment and waiver of a Subscriber’s purported right, if any, to participate in the Rights Offering.

Holders of Allowed Unsecured Funded Debt Claims1 should note the following dates and times relating to the Rights Offering:

Date	Calendar Date	Event
Record Date (only for Holders of ALOC Facility Claims)	[June 3], 2021	The date fixed by these Rights Offering Procedures for the determination of the Subscription Rights of Holders of ALOC Facility Claims (the “Record Date”).

ATOP Date (only for Holders of Unsecured Notes Claims)	5:00 p.m. New York City Time on [June 4, 2021]

The date fixed by these Rights Offering Procedures for the determination of the Subscription Rights of the Holders of Unsecured Notes Claims as of the Subscription Expiration Deadline (the “ATOP Date”).

Subscription Commencement Date	[April 30], 2021	Commencement of the Rights Offering.

Subscription Expiration Deadline	5:00 p.m. New York City Time on [June 4], 2021

The deadline for Holders of Allowed Unsecured Funded Debt Claims to subscribe for Rights Offering Shares. To exercise Subscription Rights, Holders of Allowed Unsecured Funded Debt Claims must: (i) complete and submit the subscription exercise form (the “Subscription Form”) along with all exhibits and annexes thereto (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable); and (ii) timely execute (or arrange for its Subscription Nominee to timely execute) a wire transfer of the Aggregate Purchase Price for the subscribed-for Rights Offering Shares, each and all of which must be received by Prime Clerk LLC in its capacity as subscription agent for the Debtors (the “Subscription Agent”) by the Subscription Expiration Deadline. Parties must also have their Unsecured Notes tendered/blocked prior to the Subscription Expiration Deadline in accordance with the ATOP procedures of The Depository Trust Company (“DTC”). Notwithstanding anything to the contrary herein, funding of the Aggregate Purchase Price by Equity Commitment Parties shall be governed by the Equity Purchase and Commitment Agreement, dated as of [•], 2021 by and among Hertz Parent and the Plan Sponsors party thereto, as the same may be amended, modified, or amended and restated from time to time in accordance with its terms (the “EPCA”).

1 As set forth in the Plan, “Unsecured Funded Debt Claims”: means (i) the Unsecured Notes Claims and (ii) the ALOC Facility Claims.”

2

Holders of Allowed Unsecured Funded Debt Claims who are not Equity Commitment Parties must deliver the Aggregate Purchase Price by the Subscription Expiration Deadline.

Holders of Allowed Unsecured Funded Debt Claims who are Equity Commitment Parties must deliver the Aggregate Purchase Price by the deadline specified in the EPCA (the “Escrow Account Funding Date”).

Capitalized terms used and not defined herein shall have the meaning assigned to them in the Plan (as defined below).2

2 To the extent the order approving the Debtors’ Motion for Entry of an Order (I) Approving Rights Offering Procedures and Related Materials, (II) Authorizing Debtors to Conduct Rights Offering in Connection with Debtors’ Plan of Reorganization, and (III) Granting Related Relief) (the “Order”) conflicts with these Rights Offering Procedures, the Order shall govern.

3

To Holders of Allowed Unsecured Funded Debt Claims:

On April 3, 2021, the Debtors filed the Second Amended Joint Chapter 11 Plan of Reorganization of The Hertz Corporation and its Debtor Affiliates (as may be altered, amended, modified or supplemented from time to time in accordance with the terms thereof, the “Plan”), and the Disclosure Statement for Second Amended Joint Chapter 11 Plan of Reorganization of The Hertz Corporation and its Debtor Affiliates (as such may be altered, amended, modified or supplemented from time to time in accordance with the terms thereof, the “Disclosure Statement”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). Pursuant to the Plan, each Holder of an Allowed Unsecured Funded Debt Claim will receive non-certificated subscription rights to purchase Rights Offering Shares in connection with the Rights Offering (“Subscription Rights”) and may subscribe for its pro rata share of the Reorganized Hertz Parent/Corp. Interests being offered in the Rights Offering (the “Rights Offering Shares”), provided that it (i) timely and properly executes and delivers its Subscription Form (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable) to the Subscription Agent in advance of the Subscription Expiration Deadline and (ii) pays the Aggregate Purchase Price as set forth in the paragraph below.

No Holder of an Allowed Unsecured Funded Debt Claim shall be entitled to participate in the Rights Offering unless the Aggregate Purchase Price for the Rights Offering Shares it subscribes for is received by the Subscription Agent (i) in the case of a Holder of an Allowed Unsecured Funded Debt Claim that is not an Equity Commitment Party, by the Subscription Expiration Deadline, and (ii) in the case of a Holder of an Allowed Unsecured Funded Debt Claim that is an Equity Commitment Party, by the Escrow Account Funding Date. No interest is payable on any advanced funding of the Aggregate Purchase Price. If the Rights Offering is terminated for any reason, your Aggregate Purchase Price will be returned to you promptly. No interest will be paid on any returned Aggregate Purchase Price.

As part of the exercise process, following exercise of Subscription Rights, the Unsecured Notes which are held through DTC and the other relevant depositories will be frozen from trading, as described below. All beneficial holders of Unsecured Notes that are not registered holders must complete (or coordinate with each of their Subscription Nominees, as applicable, to arrange for the timely completion and submission of) the Beneficial Holder Subscription Form, which is attached to the Subscription Form as Annex A. Such beneficial holders should permit sufficient time to allow each Subscription Nominee, as applicable, to process and deliver the underlying Unsecured Notes through DTC Automated Tender Offer Program (“ATOP”) and complete and submit all the information required by the Beneficial Holder Subscription Form to the Subscription Agent by the Subscription Expiration Deadline. By giving the instruction to its Subscription Nominee to submit the underlying Unsecured Notes through ATOP, the Holder is (i) authorizing its Subscription Nominee to exercise all Subscription Rights associated with the amount of Unsecured Notes as to which the instruction pertains; and (ii) certifying that it understands that, once submitted, the underlying Unsecured Notes will be frozen from trading until the Effective Date or earlier termination of the Rights Offering as described in Section 6 herein, at which point (a) the underlying Unsecured Notes will be cancelled pursuant to the Plan; and (b) the Holder will additionally receive any related Rights Offering Shares. The amount of time necessary for a Nominee to process and deliver the applicable Unsecured Notes through ATOP may vary. Beneficial holders of Unsecured Notes are urged to consult with their Subscription Nominees to ensure the timely submission of their Beneficial Holder Subscription Form to the Subscription Agent by the Subscription Expiration Deadline. Failure to submit (or arrange for each Subscription Nominee, as applicable, to submit) such Beneficial Holder Subscription Form (or other instructions required by the Nominee) on a timely basis will result in such Holder being deemed to have irrevocably relinquished and waived their Subscription Rights. None of the Company, the Solicitation Agent, or any of the Equity Commitment Parties will have any liability for any such failure.

4

No Holder of an Allowed Unsecured Funded Debt Claim (except an Equity Commitment Party) shall be entitled to participate in the Rights Offering unless the Aggregate Purchase Price for the Rights Offering Shares it subscribes for is received by the Solicitation Agent by the Subscription Expiration Deadline. For all Holders of Allowed Unsecured Funded Debt Claims (except an Equity Commitment Party), payment of the Aggregate Purchase Price must be made at or before the time the Beneficial Holder Subscription Form is submitted, but in no event later than the Subscription Expiration Deadline.

The Equity Commitment Parties party to the EPCA have already been designated as Holders of Allowed Unsecured Funded Debt Claims and are known to the Debtors. The rights and obligations of the Equity Commitment Parties in the Rights Offering shall be governed by the EPCA to the extent the rights or obligations set forth therein differ from the rights and obligations set forth in these Rights Offering Procedures or any Subscription Form. For the avoidance of doubt, the Equity Commitment Parties shall only be required to submit a Subscription Form to the extent they are Holders of Unsecured Notes Claims or ALOC Facility Claims and seek to exercise Subscription Rights in that capacity.

In order to participate in the Rights Offering, you must complete all the steps outlined below. If all of the steps outlined below are not completed by the Subscription Expiration Deadline or the Escrow Account Funding Date, as applicable, you shall be deemed to have forever and irrevocably relinquished and waived your right to participate in the Rights Offering.

1.	Rights Offering

Holders of Allowed Unsecured Funded Debt Claims have the right, but not the obligation, to participate in the Rights Offering. Holders of Allowed Unsecured Funded Debt Claims shall be eligible to receive Subscription Rights to subscribe for their pro rata portion of the applicable Rights Offering Shares.

Only a Holder of an ALOC Facility Claim as of the Record Date or an Unsecured Note Claim as of the ATOP Date who timely and properly submits all documentation and required payments to the Subscription Agent in accordance with the procedures set forth herein may be deemed eligible to participate in the Rights Offering.

Subject to the terms and conditions set forth in the Plan and these Rights Offering Procedures, each Holder of an Allowed Unsecured Funded Debt Claim is entitled to subscribe for up to one Rights Offering Share per $[•] of Allowed Unsecured Funded Debt Claims, at a purchase price of $[•] per share (the “Rights Offering Share Price”). The product of the Rights Offering Share Price and the number of Rights Offering Shares to be issued to you in the aggregate is referred to herein as the “Aggregate Purchase Price.”

5

In the event that, (i) any Holder of an Allowed ALOC Facility Claim shall have checked the box under Item 2(b)(viii) of its Subscription Form to indicate such Holder’s election to subscribe for the “maximum amount” of Rights Offering Shares to which it is entitled to subscribe pursuant to such Holder’s Subscription Right, (ii) such Holder shall have timely and properly submitted all documentation and the then required payments to the Subscription Agent in accordance with the procedures set forth herein with respect to its Rights Offering Shares as indicated in its Subscription Form and (iii) between the date on which such Holder shall have submitted such documentation and payments to the Subscription Agent and the business day immediately preceding the Effective Date, additional amounts drawn under the ALOC Facility shall have been funded by such Holder, the Allowed ALOC Facility Claim of such Holder, and the pro rata amount of Rights Offering Shares to which such Holder may subscribe pursuant to its Subscription Right, shall correspondingly increase, and such Holder shall be deemed to have subscribed for such additional Rights Offering Shares and, within two business days following the date of such draw, but in any event no later than the business day prior to the Effective Date, shall make payment to the Subscription Agent of additional amounts (if any) payable in respect of such additional Rights Offering Shares; it being understood that, subject to such payment (if required), such additional Rights Offering Shares shall be distributed to such Holder and that, if such payment (if required) is not timely made, then the pro rata amount of Rights Offering Shares to which such Holder may then subscribe shall be deemed to have been reduced by the number of Rights Offering Shares with respect to which such payment shall have not been timely made. The Debtor initially expects that such additional Rights Offering Shares due to Holders of Allowed ALOC Facility Claims who have made such “maximum amount” election, if any, will be available for issuance and reallocated from the Rights Offering Shares that are unsubscribed in the Rights Offering, such that the aggregate size of the Rights Offering shall remain unchanged. However, to the extent a sufficient amount of such unsubscribed Rights Offering Shares is not available for these purposes, the Reorganized Hertz Parent/Corp. intends to issue additional Rights Offering Shares to satisfy such subscriptions on account of such increased Allowed ALOC Facility Claims, if any. The Debtor currently anticipates drawing an additional approximately $7.3-$7.7 million under the ALOC Facility through the Effective Date. To the extent such draw is effectuated, and all Holders of Allowed ALOC Facility Claims have made the “maximum amount” election on their Subscription Forms and no unsubscribed Rights Offering Shares are available for issuance therefor, the Debtors anticipate that the Reorganized Hertz Parent/Corp. will issue an additional approximately [ ] Rights Offering Shares, representing less than [0.1]% of all shares issued under the Plan, to satisfy such incremental subscriptions.

For the avoidance of doubt, such additional Rights Offering Shares in respect of the above described additional draws, if any, under the ALOC Facility are being offered solely for the benefit of the Holders of Allowed ALOC Facility Claims to ensure parity in the treatment of all Allowed Funded Debt Claims, and to the extent any such additional Subscription Rights are unsubscribed or otherwise forfeited in accordance with the terms hereof, such additional Subscription Rights shall be cancelled, and no corresponding Rights Offering Shares will be issued or be subject to purchase by any other party, including the Equity Commitment Parties, or otherwise be subject to the terms of the EPCA.

6

Except as provided in the immediately preceding paragraphs, there will be no over-subscription privilege in the Rights Offering. Any Rights Offering Shares that are unsubscribed by the Holders of Allowed Unsecured Funded Debt Claims entitled thereto will not be offered to other Holders of Allowed Unsecured Funded Debt Claims, but will be purchased by the applicable Equity Commitment Parties in accordance with the EPCA. Subject to the terms and conditions of the EPCA, each Equity Commitment Party has agreed to (i) purchase (on a several and not joint basis) its share of the Rights Offering Shares that are not purchased by Holders of Allowed Unsecured Funded Debt Claims that are not Equity Commitment Parties in the Rights Offering (the “Unsubscribed Shares”) and (ii) exercise (on a several and not joint basis) all Subscription Rights that are issued to it (or such Related Purchaser) pursuant to the Rights Offering, and duly purchase all Rights Offering Shares issuable to it pursuant to such exercise in accordance with the EPCA, the Rights Offering Procedures, and the Plan.

SUBJECT TO THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING PROCEDURES AND THE EPCA IN THE CASE OF ANY EQUITY COMMITMENT PARTY, ALL SUBSCRIPTIONS SET FORTH IN SUBSCRIPTION FORM(S) ARE IRREVOCABLE.

2.	Subscription Period

The Rights Offering will commence on the Subscription Commencement Date and will expire at the Subscription Expiration Deadline (the “Subscription Period”).

Each Holder of an Allowed Unsecured Funded Debt Claim intending to purchase Rights Offering Shares in the Rights Offering must affirmatively elect to exercise its Subscription Rights in the manner set forth in the Subscription Form by the Subscription Expiration Deadline.

Any exercise of Subscription Rights after the Subscription Expiration Deadline will not be allowed and any purported exercise received by the Subscription Agent after the Subscription Expiration Deadline, regardless of when the documents or payment relating to such exercise were sent, will not be honored.

The ATOP Date shall, at all times, be the same date as the Subscription Expiration Deadline and the Record Date shall, at all times, be one (1) business day prior to the Subscription Expiration Deadline. The Subscription Expiration Deadline may be extended with the consent of the Requisite Commitment Parties, or as required by law; provided, that if the Subscription Expiration Deadline is extended, the ATOP Date and Record Date shall also be extended such that the ATOP Date shall, at all times, be the same date as the Subscription Expiration Deadline and the Record Date shall, at all times, be one (1) business day prior to the Subscription Expiration Deadline.

7

3.	Distribution of the Rights Offering Materials

On the Subscription Commencement Date, the Subscription Agent shall distribute, or cause to be distributed, the Rights Offering Procedures and the Subscription Form (collectively, the “Rights Offering Materials”), to all Holders of Allowed Unsecured Funded Debt Claims in the ordinary course of distribution, including through DTC, and to each bank, broker, or other nominee (each, a “Subscription Nominee”) for any applicable Holder of an Allowed Unsecured Funded Debt Claim identified to the Subscription Agent in advance of the Subscription Commencement Date, together with appropriate instructions for the proper completion, due execution, and timely delivery of the executed Subscription Form, and the payment of the Aggregate Purchase Price for its Rights Offering Shares. Holders of Allowed Unsecured Notes Claims must also instruct their Subscription Nominee to tender/block their positions in the DTC or relevant depository. The Subscription Agent shall use such information only for purposes consistent with the Rights Offering Procedures and any order of the Bankruptcy Court.

Copies of the Rights Offering Materials may also be obtained by contacting the Subscription Agent or visiting the Debtors’ restructuring website at http://restructuring.primeclerk.com/hertz.

4.	Exercise of Subscription Rights

(a)         In order to validly exercise its Subscription Rights, each Holder of an Allowed Unsecured Funded Debt Claim that is not an Equity Commitment Party must:

i.

return a duly completed and executed Subscription Form (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable, together with applicable annexes and exhibits) to the Subscription Agent, so that such documents are actually received by the Subscription Agent by the Subscription Expiration Deadline and tender/block their positions at the relevant depository; and

ii.

at the same time it returns its Subscription Form to the Subscription Agent, but in no event later than the Subscription Expiration Deadline, pay the Aggregate Purchase Price to the Subscription Agent by wire transfer ONLY of immediately available funds, in accordance with the instructions included in Item 4 of the Subscription Form.

(b)     In order to validly exercise its Subscription Rights, each Holder of an Allowed Unsecured Funded Debt Claim that is an Equity Commitment Party must:

i.

return a duly completed and executed Subscription Form (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable, together with applicable annexes and exhibits) to the Subscription Agent, so that such documents are actually received by the Subscription Agent by the Subscription Expiration Deadline and tender/block their positions at the relevant depository; and

ii.

no later than the Escrow Account Funding Date, pay the Aggregate Purchase Price to the Subscription Agent by wire transfer ONLY of immediately available funds in accordance with the instructions included in Item 4 of the Subscription Form.

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All Equity Commitment Parties must pay their applicable funding amount directly to the funding account or as otherwise permitted or directed by the EPCA.

All Holders of Allowed Unsecured Funded Debt Claims must deliver their completed Subscription Form (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable, together with applicable annexes and exhibits), and payment of the Aggregate Purchase Price payable for the Rights Offering Shares elected to be purchased by such Holder of an Allowed Unsecured Funded Debt Claim (with respect to the Holders of Allowed Unsecured Funded Debt Claims that are not Equity Commitment Parties) directly to the Subscription Agent on or before the Subscription Expiration Deadline. In all cases, Holders of Allowed Unsecured Funded Debt Claims that are Equity Commitment Parties must deliver their payment of the Aggregate Purchase Price payable for the Rights Offering Shares elected to be purchased by such Equity Commitment Party directly to the Subscription Agent no later than the time specified in the EPCA.

Any overpayment in connection with such election will be returned, without interest, to such Holder of an Allowed Unsecured Funded Debt Claim as soon as reasonably practicable. Any refund of overpayments that is less than $10.00 shall be paid to the Debtor.

In the event that the funds received by the Subscription Agent from any Holder of an Allowed Unsecured Funded Debt Claim do not correspond to the Aggregate Purchase Price payable for the Rights Offering Shares elected to be purchased by such Holder of an Allowed Unsecured Funded Debt Claim, the number of the Rights Offering Shares deemed to be purchased by such Holder of an Allowed Unsecured Funded Debt Claim will be the lesser of (a) the number of the Rights Offering Shares elected to be purchased by such Holder of an Allowed Unsecured Funded Debt Claim and (b) a number of the Rights Offering Shares determined by dividing the amount of the funds received by the Rights Offering Share Price.

The cash paid to the Subscription Agent in accordance with these Rights Offering Procedures will be deposited and held by the Subscription Agent in a segregated escrow account designed in escrow agreements mutually satisfactory to the Requisite Commitment Parties and the Debtors until administered in connection with the settlement of the Rights Offering on the Effective Date. The Subscription Agent may not use such cash for any other purpose prior to the Effective Date and may not encumber or permit such cash to be encumbered with any lien or similar encumbrance. The cash held by the Subscription Agent hereunder shall not be deemed part of the Debtors’ bankruptcy estates and, for the avoidance of doubt, will be non-interest bearing.

5.	Transfer Restriction; Revocation

The Subscription Rights are not detachable from the Allowed Unsecured Funded Debt Claims. If any Subscription Rights are transferred by a Holder of an Allowed Unsecured Funded Debt Claim, except in connection with a transfer by a Holder of an Allowed Unsecured Funded Debt Claim of such underlying Claims, such Subscription Rights will be cancelled and neither such Holder of an Allowed Unsecured Funded Debt Claim nor the purported transferee will receive any Rights Offering Shares otherwise purchasable on account of such transferred Subscription Rights.

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Once a Holder of an Allowed Unsecured Funded Debt Claim has properly exercised its Subscription Rights, subject to the terms and conditions of the EPCA in the case of any Equity Commitment Party, such exercise will be irrevocable.

6.	Return of Payment

If the Rights Offering is not consummated or otherwise terminated prior to the Effective Date, any cash paid to the Subscription Agent will be returned, without interest, to the applicable Holder of an Allowed Unsecured Funded Debt Claim as soon as reasonably practicable and, in the case of subscriptions made in respect of Unsecured Notes Claims, the underlying Unsecured Notes will be returned to the nominee that submitted them through ATOP (and shall cease to be subject to any transfer restrictions existing by reason of the prior exercise of Subscription Rights) as soon as reasonably practicable. Unless the Effective Date has occurred, the Rights Offerings will be deemed automatically terminated without any action of any party upon the earlier of (i) withdrawal of the Plan, (ii) termination of the EPCA in accordance with its terms and (iii) the Outside Date (as defined in the EPCA) (as such date may be extended pursuant to the terms of the EPCA).

7.	Settlement of the Rights Offering and Distribution of the Rights Offering Shares

The settlement of the Rights Offering is conditioned on confirmation of the Plan by the Bankruptcy Court, compliance by the Debtors with these Rights Offering Procedures, and the simultaneous occurrence of the Effective Date. The Debtors intend that the Rights Offering Shares will be issued to the Holders of Allowed Unsecured Funded Debt Claims and/or to any Affiliates (as defined in section 101(2) under chapter 11 of title 11 of the United States Code) that the Holders of Allowed Unsecured Funded Debt Claims so designate in the Subscription Form in book-entry form, and that DTC, or its nominee, will be the holder of record of such Rights Offering Shares for any Rights Offering Shares exercised through a Subscription Nominee or those registered holders who wish to hold their Rights Offering Shares at a Subscription Nominee (as designated on the Subscription Form). To the extent DTC is unwilling or unable to make the Rights Offering Shares eligible on the DTC system, the Rights Offering Shares will be issued directly to the Holder of Holders of Allowed Unsecured Funded Debt Claims on the books and records of the transfer agent.

8.	Fractional Shares

No fractional rights or Rights Offering Shares will be issued in the Rights Offering. All share allocations (including the Rights Offering Shares of each Holder of an Allowed Unsecured Funded Debt Claim) will be calculated and rounded down to the nearest whole share.

9.	Validity of Exercise of Subscription Rights

All questions concerning the timeliness, viability, form, and eligibility of any exercise of Subscription Rights shall be determined by the Debtors in consultation with the Requisite Commitment Parties and, if necessary, subject to a final and binding determination by the Bankruptcy Court. The Debtors will not deem received nor otherwise accept Subscription Forms that are incomplete, inaccurate, untimely, or otherwise fail to conform to the requirements set forth in these Rights Offering Procedures and the instructions contained in the Subscription Form. Debtors may, in the exercise of their sole discretion, provide notification to the Subscriber of such defects or irregularities and permit such defects or irregularities to be waived, provided such waiver is executed in writing, or otherwise timely cured. For the avoidance of doubt, Subscription Forms will be deemed not to have been received or accepted until all defects or irregularities have been waived in writing or timely cured. Neither the Debtors nor the Requisite Commitment Parties, nor Reorganized Debtors nor any of their respective employees, Affiliates, or professionals shall incur any liability for giving, or failing to give, such notification or opportunity to cure.

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Before exercising any Subscription Rights, Holders of Allowed Unsecured Funded Debt Claims should read the Disclosure Statement and the Plan for information relating to the Debtors and the risk factors to be considered.

10.	Modification of Procedures

The Debtors reserve the right to modify these Rights Offering Procedures, or adopt additional procedures consistent with these Rights Offering Procedures, to effectuate the Rights Offering and to issue the Rights Offering Shares (subject to consultation with and the consent of the Requisite Commitment Parties, which consent shall not be unreasonably withheld); provided, however, that the Debtors shall (i) consult with the Committee prior to any material modification to these Rights Offering Procedures, and (ii) provide written notice, including by electronic mail, to each Holder of an Allowed Unsecured Funded Debt Claim of any material modification to these Rights Offering Procedures made after the Subscription Commencement Date. In so doing, the Debtors may execute and enter into agreements and take further action that the Debtors determine in good faith are necessary and appropriate to effectuate and implement the Rights Offering and the issuance of the Rights Offering Shares. Nothing in this paragraph shall be construed so as to permit the Debtors to modify the terms of any executed and delivered Subscription Form without the reasonable consent of the Holder of an Allowed Unsecured Funded Debt Claim party thereto.

Notwithstanding anything to the contrary herein, if any Equity Commitment Party is unable to comply with any of the technical requirements hereunder (e.g., processing and delivering underlying Unsecured Notes through ATOP), the Debtors shall work in good faith to modify these procedures to ensure such Equity Commitment Party can subscribe for all of the Subscription Rights issued to it in accordance with the EPCA, including, by way of example and not limitation, permitting such Equity Commitment Party to demonstrate ownership of Unsecured Notes via medallion signature from a custodian and/or certification from such Equity Commitment Party.

The Debtors shall undertake reasonable procedures to confirm that each participant in the Rights Offering is in fact a Holder of an Allowed Unsecured Funded Debt Claim, including, but not limited to, requiring additional certifications by such participant to that effect and other diligence measures as the Debtors deem reasonably necessary.

All calculations, including, to the extent applicable, the calculation of (i) the value of any Holder of an Allowed Unsecured Funded Debt Claim’s Allowed Claims for the purposes of the Rights Offering and (ii) any Holder of an Allowed Unsecured Funded Debt Claim’s Rights Offering Shares, shall be made in good faith by the Debtor and in each case in accordance with any Claim amounts included in the Plan, and any disputes regarding such calculations shall be subject to a final and binding determination by the Bankruptcy Court.

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11.	Inquiries and Transmittal of Documents; Subscription Agent

The Rights Offering Instructions attached hereto should be read carefully and strictly followed by the Holders of Allowed Unsecured Funded Debt Claims.

Questions relating to the Rights Offering should be directed to the Subscription Agent toll free at the following telephone numbers: (877) 428-4661 (domestic telephone number) or (929) 955-3421 (international telephone number) or via e-mail at Hertzsubscription@primeclerk.com.

The risk of non-delivery of all documents and payments to the Subscription Agent is on the Holder of an Allowed Unsecured Funded Debt Claim electing to exercise its Subscription Rights and not the Debtors or the Subscription Agent.

12.	Failure to Exercise Subscription Rights

Rights Offering Shares that are not exercised will be relinquished on the Subscription Expiration Deadline. If, on or prior to the Subscription Expiration Deadline, the Subscription Agent for any reason does not receive from a Holder of an Allowed Unsecured Funded Debt Claim a duly completed applicable Subscription Form (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable, and any other documentation required by these procedures), such Holder of an Allowed Unsecured Funded Debt Claim shall be deemed to have irrevocably relinquished and waived its right to participate in the Rights Offering in respect of Reorganized Hertz Parent Common Interests. Any attempt to exercise Subscription Rights after the Subscription Expiration Deadline in respect of Unsecured Funded Debt Claims shall be null and void and the Company shall not be obligated to honor any such purported exercise received by the Subscription Agent after the Subscription Expiration Deadline regardless of when the documents relating thereto were sent. The method of delivery of the applicable Subscription Form and any other required documents is at each Holder of an Allowed Unsecured Funded Debt Claim’s option and sole risk, and delivery will be considered made only when actually received by the Subscription Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is encouraged and strongly recommended. In all cases, you should allow sufficient time to ensure timely delivery by the Subscription Expiration Deadline.

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HERTZ GLOBAL HOLDINGS, INC.

RIGHTS OFFERING INSTRUCTIONS FOR HOLDERS OF ALLOWED UNSECURED FUNDED DEBT CLAIMS

Terms used and not defined herein shall have the meaning assigned to them in the Plan.

To elect to participate in the Rights Offering, you must follow the instructions set out below:

1.	Insert the principal amount of the Allowed Unsecured Funded Debt Claims that you held as of the Record Date or the ATOP Date, as applicable, in Item 1A-H of your Subscription Form, as applicable.

2.

Complete the calculation in Items 2(a)(i)-(viii) of your Subscription Form, as applicable, which calculates the maximum number of Rights Offering Shares available for you to purchase. Such amount must be rounded down to the nearest whole number.

3.	Complete the calculation in Items 2(b)(i)-(viii) of your Subscription Form, as applicable, which calculates the Aggregate Purchase Price for the Rights Offering Shares that you elect to purchase.

4.	Confirm whether you are an Equity Commitment Party pursuant to the representation in Item 3 of your Subscription Form.

5.	Read and complete all information including payment instructions, to the extent applicable, refund information, and registration information in Items 4, 5 and 6 of your Subscription Form.

6.	Read, complete, and sign the certification in Item 7 of your Subscription Form.

7.	Tender/Block the underlying notes.

8.

Read, complete, and sign an IRS Form W-9 if you are a U.S. person. If you are a non-U.S. person, read, complete, and sign an appropriate IRS Form W-8. These forms may be obtained from the IRS at its website: www.irs.gov.

9.

Read and complete the Beneficial Holder Subscription Form, attached as Annex A to the Subscription Form if you are a Holder of Unsecured Notes (that is not a registered holder) complete and return (or arrange with each Subscription Nominee, as applicable, to complete and return, as applicable) the Beneficial Holder Subscription Form, attached as Annex A to the Subscription Form.

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10.

Return your signed Subscription Form (with accompanying Annexes and Exhibits thereto) (and accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable), to the Subscription Agent prior to the Subscription Expiration Deadline either via email (in PDF or other standard format) to Hertzsubscription@primeclerk.com or to the following physical addresses via mail:

If by First Class Mail, Hand Delivery, or Overnight Mail:
THE HERTZ CORPORATION RIGHTS OFFERING PROCESSING C/O PRIME CLERK, LLC ONE GRAND CENTRAL PLACE 60 EAST 42ND STREET SUITE 1440 NEW YORK, NY 10165

11.

Arrange for full payment of the Aggregate Purchase Price by wire transfer of immediately available funds, calculated in accordance with Item 2b of your Subscription Form. A Holder of an Allowed Unsecured Funded Debt Claim that is not an Equity Commitment Party should follow the payment instructions as provided in the Subscription Form. A Holder of an Allowed Unsecured Funded Debt Claim that is an Equity Commitment Party should follow the payment instructions in the written notice delivered by the Debtors to the Equity Commitment Parties in accordance with the EPCA (the “Funding Notice”).

The Subscription Expiration Deadline is 5:00 p.m. New York City Time on [June 4], 2021.

Holders of Allowed Unsecured Funded Debt Claims that are not Equity Commitment Parties should follow the delivery and payment instructions provided in the Subscription Form. Holders of Allowed Unsecured Funded Debt Claims that are Equity Commitment Parties should follow the payment instructions in the Funding Notice.

Holders of Allowed Unsecured Funded Debt Claims that are not Equity Commitment Parties must deliver the appropriate funding directly to the Subscription Agent no later than the Subscription Expiration Deadline. Holders of Allowed Unsecured Funded Debt Claims that are Equity Commitment Parties must deliver the appropriate funding directly to the Subscription Agent no later than the Escrow Account Funding Date.

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